Filed Pursuant to Rule 424(b)(5)
Registration No. 333-223067

The information in this amended preliminary prospectus supplement is not complete and may be changed. This amended preliminary prospectus supplement, which amends and restates the preliminary prospectus supplement dated January 7, 2019, and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus supplement

(To prospectus dated February 16, 2018)

Amendment No. 1 to preliminary prospectus supplement dated January 7, 2019

Subject to completion, dated January 8, 2019

4,000,000 Units

Colfax Corporation

    % TANGIBLE EQUITY UNITS

We are offering $400 million of     % tangible equity units, or “Units.” Each Unit has a stated amount of $100. Each Unit is comprised of (i) a prepaid stock purchase contract issued by us and (ii) a senior amortizing note due January 15, 2022 issued by us. Each amortizing note will have an initial principal amount of $                 and a final installment payment date of January 15, 2022.

Unless earlier redeemed by us or settled earlier at your option as described herein, on the mandatory settlement date (as defined herein, subject to postponement in certain limited circumstances), each purchase contract will automatically settle, and we will deliver a number of shares of our common stock, par value $0.001 per share, per purchase contract based on the applicable market value (as defined herein) of our common stock as set forth below:

•	if the applicable market value is greater than the threshold appreciation price, which is approximately $ , you will receive shares per purchase contract;

•

if the applicable market value is greater than or equal to the reference price, which is approximately $                , but less than or equal to the threshold appreciation price, you will receive a number of shares per purchase contract having a value, based on the applicable market value, equal to $100; and

•	if the applicable market value is less than the reference price, you will receive shares per purchase contract.

At any time prior to the second scheduled trading day immediately preceding January 15, 2022, you may settle your purchase contracts early, and we will deliver                shares of our common stock per purchase contract (or, if the early settlement date (as defined herein) for such early settlement occurs on or prior to January 15, 2020 (other than, for the avoidance of doubt, any such early settlement in connection with a fundamental change), we will deliver                 shares of our common stock per purchase contract (subject to adjustment), which is equal to 90% of the minimum settlement rate, or, if the early settlement for such early settlement occurs after January 15, 2020 but on or prior to January 15, 2021 (other than, for the avoidance of doubt, any such early settlement in connection with a fundamental change), we will deliver                 shares of our common stock per purchase contract (subject to adjustment), which is equal to 95% of the minimum settlement rate (subject to adjustment)). In addition, if a “fundamental change” (as defined herein) occurs and you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our common stock per purchase contract equal to the fundamental change early settlement rate, as described herein. If the closing of the Acquisition (as defined herein) has not occurred on or prior to May 19, 2019, we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described herein, by delivering notice during the five business day period immediately following May 19, 2019. If the Merger Agreement (as defined herein) is terminated prior to May 19, 2019, we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described herein by delivering notice on or prior to the 40th scheduled trading day immediately preceding May 19, 2019 or during the five business day period immediately following May 19, 2019.

The amortizing notes will pay you equal quarterly cash installments of $                per amortizing note, which cash payment in the aggregate will be equivalent to     % per year with respect to each $100 stated amount of Units. The amortizing notes are our direct, unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

If we elect to redeem the purchase contracts, you will have the right to require us to repurchase any or all of your amortizing notes.

We intend to apply for listing of the Units on the New York Stock Exchange (“NYSE”) under the symbol “CFXA,” subject to satisfaction of its minimum listing standards with respect to the Units. If the Units are approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued.

Our common stock is listed on the NYSE under the symbol “CFX.” On January 4, 2019, the last reported sale price of our common stock on the NYSE was $21.15 per share.

On November 19, 2018, Colfax Corporation (“Colfax”, “we” or “us”) entered into the Merger Agreement with DJO Global, Inc. (“DJO”). Pursuant to the Merger Agreement, Colfax agreed to purchase DJO for approximately $3.15 billion in cash (the “Acquisition”). See “Summary—Recent Developments—Acquisition of DJO.”

Subsequent to this offering of Units, we expect to offer approximately $1.0 billion aggregate principal amount of debt securities as additional financing for the Acquisition. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any debt securities being offered in the debt securities offering, which will be made by a separate offering document and is not part of the offering to which this prospectus supplement relates. This offering is not contingent on the completion of the Acquisition or any of the Other Financing Transactions (as defined below). If the Acquisition is not consummated, we intend to use the net proceeds from this offering, after payment of any cash redemption amount and repurchase price, for general corporate purposes, as described under “Use of Proceeds.”

One or more entities affiliated with Mitchell Rales, the Chairman of our Board, or Steven Rales, one of our current stockholders (collectively, “the Affiliated Entities”), have indicated an interest in purchasing up to 500,000 Units (representing an aggregate stated amount of up to $50 million) in this offering at the public offering price for investment purposes. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, fewer or no Units in this offering to any of these Affiliated Entities and any of these Affiliated Entities may determine to purchase more, fewer or no Units in this offering. See “Underwriting.”

Investing in our Units involves significant risks. See “Risk Factors” in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2017.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PRICE $                PER UNIT

	Per Unit	Total
Public offering price	$	$
Underwriting discounts(1)	$	$
Proceeds, before expenses, to Colfax Corporation	$	$

(1)

The underwriters will not receive any underwriting discounts or commissions on any Units sold to the Affiliated Entities. For additional information regarding underwriting compensation, see “Underwriting.”

We have granted the underwriters an option to purchase, exercisable within a 13-day period, up to an additional 600,000 Units. The underwriters expect to deliver the Units to purchasers on or about                , 2019.

Joint book-running managers

J.P. Morgan	Credit Suisse

Barclays	BNP PARIBAS	Citigroup	Citizens Capital Markets	Goldman Sachs & Co. LLC	HSBC

The date of this prospectus supplement is                , 2019.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC using a shelf registration process.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to Colfax, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, the Units and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus, as well as additional information incorporated herein and therein, as set forth under “Incorporation by Reference,” before investing in the Units.

Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, assumes the underwriters for this offering of Units do not exercise their option to purchase additional Units. In addition, unless we specifically state otherwise, the information in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, does not give effect to the Transactions.

Unless we have indicated otherwise, references in this prospectus supplement to “Colfax” are only to Colfax Corporation, a Delaware corporation, and references to “the Company,” “we,” “us” and “our” or similar terms are to Colfax Corporation and its consolidated subsidiaries.

PRESENTATION OF FINANCIAL INFORMATION

The historical financial information included in this prospectus is derived from the historical financial statements as follows:

•

the historical statement of income data and cash flow data for Colfax for the years ended December 31, 2015, 2016 and 2017 and the historical balance sheet data as of December 31, 2016 and 2017 have been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus supplement and accompanying prospectus;

•

the historical statement of income data and cash flow data for Colfax for the nine months ended September 29, 2017 and September 28, 2018 and the historical balance sheet data as of September 28, 2018 have been derived from Colfax’s unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 28, 2018, which is incorporated by reference into this prospectus supplement and accompanying prospectus;

•

the historical balance sheet data as of September 29, 2017 has been derived from Colfax’s unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 29, 2017, which is incorporated by reference into this prospectus supplement or accompanying prospectus;

•

the statement of income data and cash flow data for DJO for the years ended December 31, 2015, 2016 and 2017 and the balance sheet data as of December 31, 2016 and 2017 and have been derived from DJO’s audited annual consolidated financial statements included in our Current Report on Form 8-K filed on January 7, 2019 and incorporated by reference into this prospectus supplement; and

•

the financial data for DJO as of and for the nine months ended September 30, 2017 and September 29, 2018 have been derived from DJO’s unaudited, interim consolidated financial statements included in our Current Report on Form 8-K filed on January 7, 2019 and incorporated by reference into this prospectus supplement.

Our results of operations for the nine month period ended September 28, 2018 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2018, and you should not assume the results of operations for any past periods indicate results for any future period. The information set forth below should be read together with the other information contained in DJO’s audited annual consolidated financial statements and unaudited interim consolidated financial statements incorporated by reference into this prospectus supplement.

PRO FORMA FINANCIAL INFORMATION

This prospectus supplement presents unaudited pro forma consolidated condensed balance sheet as of September 28, 2018, and the unaudited pro forma consolidated condensed statements of operations for the nine months ended September 28, 2018 and the year ended December 31, 2017.

The unaudited pro forma consolidated condensed balance sheet considers: (i) the unaudited consolidated balance sheets of Colfax as of September 28, 2018 and DJO as of September 29, 2018, and gives effect to the Acquisition and the Financing Transactions as if each occurred on September 29, 2018, and (ii) the audited consolidated balance sheets of Colfax and of DJO as of December 31, 2017, and gives effect to the Acquisition and the Financing Transactions as if each occurred on December 31, 2017.

The unaudited pro forma consolidated condensed statements of operations consider (i) the unaudited historical statements of operations of Colfax for the nine months ended September 28, 2018 and the unaudited statement of income data for DJO for the nine months ended September 29, 2018, and give effect to the Acquisition and the Financing Transactions as if each occurred on January 1, 2018, and (ii) the audited statements of operations of Colfax and the audited statement of income date, in each case, for the year ended December 31, 2017, and gives effect to the Acquisition and the Financing Transactions as if each occurred on January 1, 2017.

The historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited consolidated condensed statements of operations, expected to have a continuing impact on the consolidated entity’s condensed results. The unaudited pro forma consolidated financial data are based upon the historical consolidated financial data of Colfax and DJO, after giving effect to the Acquisition and the Financing Transactions as of the dates and for the periods indicated. The unaudited pro forma consolidated financial data should be read in conjunction with the financial statements presented, or incorporated by reference, in this prospectus supplement and the related notes thereto.

NON-GAAP FINANCIAL MEASURES

This prospectus supplement includes Adjusted EBITDA and free cash flow for each of Colfax and DJO, which are non-GAAP financial measures. See footnote 1 included in “Summary Consolidated Historical Financial Data of Colfax” and footnote 1 included in “Summary Historical Consolidated Financial Data of DJO” in this prospectus supplement for the definitions of such non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures. Each of, Adjusted EBITDA and free cash flow has limitations as an analytical tool, and you should not consider it in isolation from, or as substitutes for analysis of, results as reported under GAAP. We use Adjusted EBITDA to manage our operating results. Adjusted EBITDA is presented exclusively as a supplemental disclosure because management believes that Adjusted EBITDA is widely used to measure the performance, and as a basis for valuation, and is therefore useful in measuring performance at a consolidated or segment level as well. We reconcile Adjusted EBITDA for Colfax to operating income because it is the most directly comparable GAAP measure. Our and DJO’s measurements of these metrics, as applicable, may not be comparable to similarly titled measures of other companies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement that are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this prospectus supplement is filed with the Securities and Exchange Commission (the “SEC”). All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding: projections of revenue, profit margins, expenses, tax provisions and tax rates, earnings or losses from operations, impact of foreign exchange rates, cash flows, pension and benefit obligations and funding requirements, synergies or other financial items; plans, strategies and objectives of management for future operations including statements relating to potential acquisitions, compensation plans or purchase commitments; developments, performance or industry or market rankings relating to products or services; future economic conditions or performance; the outcome of outstanding claims or legal proceedings including asbestos-related liabilities and insurance coverage litigation; potential gains and recoveries of costs; assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future. Forward-looking statements may be characterized by terminology such as “believe,” “anticipate,” “should,” “would,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “targets,” “aims,” “seeks,” “sees,” and similar expressions. These statements are based on assumptions and assessments made by our management in light of their experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the following:

•	changes in the general economy, as well as the cyclical nature of the markets we serve;

•	a significant or sustained decline in commodity prices, including oil;

•	our ability to identify, finance, acquire and successfully integrate attractive acquisition targets;

•	our exposure to unanticipated liabilities resulting from acquisitions;

•	our ability and the ability of our customers to access required capital at a reasonable cost;

•	our ability to accurately estimate the cost of or realize savings from our restructuring programs;

•	the amount of and our ability to estimate our asbestos-related liabilities;

•	the solvency of our insurers and the likelihood of their payment for asbestos-related costs;

•	material disruptions at any of our manufacturing facilities;

•	noncompliance with various laws and regulations associated with our international operations, including anti-bribery laws, export control regulations and sanctions and embargoes;

•	risks associated with our international operations, including risks from trade protection measures and other changes in trade relations;

•	risks associated with the representation of our employees by trade unions and work councils;

•	our exposure to product liability claims;

•	potential costs and liabilities associated with environmental, health and safety laws and regulations;

•	failure to maintain, protect and defend our intellectual property rights;

•	the loss of key members of our leadership team;

•	restrictions in our principal credit facility that may limit our flexibility in operating our business;

•	impairment in the value of intangible assets;

•	the funding requirements or obligations of our defined benefit pension plans and other post-retirement benefit plans;

•	significant movements in foreign currency exchange rates;

•	availability and cost of raw materials, parts and components used in our products;

•	new regulations and customer preferences reflecting an increased focus on environmental, social and governance issues, including new regulations related to the use of conflict minerals;

•	service interruptions, data corruption, cyber-based attacks or network security breaches affecting our information technology infrastructure;

•	risks arising from changes in technology;

•	the competitive environment in our industry;

•	changes in our tax rates or exposure to additional income tax liabilities, including the effects of the U.S. Tax Cuts and Jobs Act;

•	our ability to manage and grow our business and execution of our business and growth strategies;

•	the level of capital investment and expenditures by our customers in our strategic markets;

•	our financial performance;

•	the possibility that regulatory and other approvals and conditions to the Acquisition are not received or satisfied on a timely basis or at all;

•	changes in the anticipated timing for closing of the Acquisition;

•	difficulties and delays in integrating the Acquisition or fully realizing projected cost savings and benefits of the Acquisition;

•	risks about the strategic options undertaken for our Air and Gas Handling segment and risks as to the timing and considerations for such strategic options; and

•	other risks and factors, listed in the “Risk Factors” section of this prospectus supplement and under Item 1A. “Risk Factors” in Part I of our 2017 Form 10-K.

Any such forward-looking statements are not guarantees of future performance and actual results, developments and business decisions may differ materially from those envisaged by such forward-looking statements. These forward-looking statements speak only as of the date this prospectus supplement is filed with the SEC. We do not assume any obligation and do not intend to update any forward-looking statement except as required by law. See “Risk Factors” in this prospectus supplement for a further discussion regarding some of the reasons that actual results may be materially different from those that we anticipate.

SUMMARY

The following summary should be read together with the information contained in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the offering of our Units. You should read this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference, carefully to understand fully our Units as well as other considerations that are important to you in making a decision to invest in our Units. You should read the entire prospectus supplement and accompanying prospectus carefully, including the section entitled “Risk Factors,” as well as the documents incorporated by reference, before making an investment decision.

Overview

We are a leading diversified technology company that provides fabrication technology and air and gas handling products and services to customers around the world under the ESAB and Howden brands. We built our company through a series of acquisitions, as well as organic growth, since our founding in 1995. We seek to build an enduring premier global enterprise by applying the Colfax Business System (“CBS”) to pursue growth in revenues and improvements in profit and cash flow.

CBS is our business management system including a comprehensive set of performance tools. It includes repeatable, teachable processes that we use to create superior value for our customers, shareholders and associates. Rooted in our core values, it is our culture. We believe that our management team’s access to, and experience in, the application of the CBS methodology is one of our primary competitive strengths.

We currently report our operations through the Fabrication Technology and Air and Gas Handling segments.

Fabrication Technology

We formulate, develop, manufacture and supply equipment and consumable products for use in the cutting, joining and automated welding of steels, aluminum and other metals and metal alloys. For the year ended December 31, 2017, welding consumables represented approximately 42% of our total Net sales. For the nine month period ended September 28, 2018, welding consumables represented approximately 44% of our total Net sales. Our fabrication technology products are marketed under several brand names, most notably ESAB, which we believe is well known in the international welding industry. ESAB’s comprehensive range of welding consumables includes electrodes, cored and solid wires and fluxes using a wide range of specialty and other materials, and cutting consumables includes electrodes, nozzles, shields and tips. ESAB’s fabrication technology equipment ranges from portable welding machines to large customized automated cutting and welding systems. Products are sold into a wide range of end markets, including infrastructure, wind power, marine, pipelines, mobile/off-highway equipment, oil, gas, and mining. Our sales channels include both independent distributors and direct salespeople, depending on geography and end market.

Air and Gas Handling

Our Air and Gas Handling segment is a global supplier of a broad range of products, including heavy-duty centrifugal and axial fans, rotary heat exchangers, and gas compressors, as well as certain related products, systems, and services, which serves customers in the power generation, oil, gas and petrochemical, mining, wastewater, and general industrial and other end markets. For the year ended December 31, 2017 and the nine-month period ended September 28, 2018, the Air and Gas Handling segment represented approximately 41% and 40% of our total Net sales, respectively. Our Air and Gas Handling products are principally marketed under the

Howden brand name, and are manufactured and engineered in facilities located in Asia, Europe, North and South America, Australia and Africa. The products and services are generally sold directly as well as through independent representatives and distributors.

In December 2017, we completed the divestiture of our fluid handling business. This transaction strengthened our balance sheet, and provided us with more flexibility to execute our strategic growth program. As discussed further below, on November 19, 2018, we entered into an agreement to acquire DJO Global, Inc. (“DJO”), a leading developer, manufacturer and distributer of high-quality medical devices with a broad range of products used for rehabilitation, pain management and physical therapy. Further details of the acquisition are discussed below under “Recent Developments.” At the same time, and as also discussed further below under “Recent Developments,” we announced that we are evaluating strategic options for our Air and Gas Handling business.

About DJO

DJO is a global developer, manufacturer and distributor of high-quality medical devices with a broad range of products used for rehabilitation, pain management and physical therapy. DJO’s products address the continuum of patient care from injury prevention to rehabilitation after surgery, injury or from degenerative disease, enabling people to regain or maintain their natural motion.

DJO currently develops, manufactures and distributes its products through the following two markets where it maintains leading positions in most of its product categories: Prevention & Rehabilitation and Reconstructive. DJO’s products are used by orthopedic specialists, spine surgeons, primary care physicians, pain management specialists, physical therapists, podiatrists, chiropractors, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports related injuries. In addition, many of DJO’s non-surgical medical devices and related accessories are used by athletes and patients for injury prevention and at-home physical therapy treatment. DJO’s product lines include rigid and soft orthopedic bracing, hot and cold therapy, bone growth stimulators, vascular therapy systems and compression garments, therapeutic shoes and inserts, electrical stimulators used for pain management and physical therapy products. DJO’s surgical implant business offers a comprehensive suite of reconstructive joint products for the hip, knee, shoulder and elbow.

DJO’s access to the Prevention & Rehabilitation and Reconstructive markets enables it to reach a diverse customer base through multiple distribution channels and gives it the opportunity to provide a wide range of medical devices and related products to orthopedic specialists and other healthcare professionals operating in a variety of patient treatment settings and to the retail consumer.

DJO generated sales of $1,113.6 million, $1,155.3 million and $1,186.2 million for the years ended December 31, 2015, 2016 and 2017, respectively. Sales for the nine months ended September 30, 2017 and September 29, 2018 were $874.0 million and $891.5 million, respectively. During the years ended December 31, 2015, 2016 and 2016, DJO’s net loss was ($340.1 million), ($285.7 million), and ($35.1 million), respectively. Net loss for the nine months ended September 30, 2017 and September 29, 2018 was ($96.4 million) and ($59.9 million), respectively.

Historical Evolution of Colfax

Our company began in 1995 with a series of acquisitions in fluid handling and mechanical power transmission, including IMO Industries (“IMO”) and Allweiler. In 2004, the mechanical power transmission business was fully divested, leading to a focus on fluid handling, and we completed our initial public equity offering in 2008. On January 13, 2012, we closed the $2.6 billion acquisition of Charter International plc (the “Charter Acquisition”), which transformed Colfax into a multi-platform enterprise with a broad global footprint with over $3 billion of sales. This acquisition provided additional growth opportunities in the fragmented fabrication technology and air- and gas-handling industries. Following the Charter Acquisition, we completed 24 strategic acquisitions between 2012 and September 30, 2018 to grow and strengthen our businesses, including the $949 million acquisition of Victor Technologies, Inc. in April 2014. These acquisitions were funded with a combination of cash flow from operations, equity offerings and borrowings from banks and other investors. In December 2017, we divested our fluid handling business for an attractive valuation as part of a longer-term plan to strengthen the quality of our portfolio of businesses, while reducing our exposure to cyclicality. We plan to continue to acquire businesses with leading market positions and brands in attractive markets which have opportunities to apply CBS to improve growth, margins and cash flow. Over time, this approach is expected to strengthen our businesses and broaden and diversify our portfolio.

In 2016, we launched a process to identify potential new platforms. After evaluating over 20 end markets with a focus on long-term secular drivers, innovation and investment potential, including conducting extensive primary market research and engaging with numerous potential targets, we identified orthopedic care as an attractive platform. DJO clearly meets our criteria with non-cyclical growth drivers, high gross margins, leading market positions and brands and opportunities for further investment in a fragmented industry.

Corporate Strategy

We believe that we are well positioned to grow our businesses organically over the long term by enhancing our product offerings, expanding our customer base and broadening our geographic reach as well as via complementary acquisitions, all of which would help us realize further benefits from the DJO Acquisition. We intend to do so using the following strategies:

•

Apply CBS to Drive Growth and Profitability, and Make Good Businesses Great. The core element of our management philosophy is CBS, which we implement in each of our existing businesses and apply to our acquisition and integration strategies. CBS is a strategic planning and execution methodology designed to achieve world-class excellence in all aspects of our business. CBS focuses our organization on continuous improvement and performance goals by empowering our associates to develop innovative strategies to meet customer needs. Rather than a static process, CBS continues to evolve as our portfolio grows both organically and through acquisitions. We relentlessly apply CBS to drive improvements in business performance. Revenues for our Fabrication Technology business grew 7.6% in 2017, and its adjusted operating margins expanded 73 basis points. Restructuring actions across all of Colfax delivered $26.8 million of structural cost savings in 2017 as compared to costs in 2016. These structural savings were driven by productivity improvements coupled with reductions in SG&A expense and manufacturing overhead. Over the past five years, DJO grew at a 4% CAGR, with 2017 gross margin above 55%. We believe that the DJO acquisition will improve Colfax’s margins, growth and cyclicality. We intend to apply CBS to leverage DJO’s already strong performance and drive further operating improvements, expand margins and generate sustainable long-term growth.

•

Disciplined Pursuit of High Quality, Complementary Acquisitions, Including Bolt-on Acquisitions for DJO. We plan to reduce our debt levels following the acquisition of DJO. Once our leverage targets are achieved, we expect to increase our focus on strategic acquisitions. Our acquisition strategy, which we intend to apply to DJO to help drive growth, largely targets companies: (i) with leading brands or strong market positions, (ii) that serve customers with high-quality products to improved customer productivity, and (iii) that complement and/or enhance our global sales and distribution network. We believe that the fragmented nature of our markets presents substantial consolidation and growth opportunities for companies with access to capital and management expertise required to execute a disciplined acquisition and integration program. We have a strong record of integrating acquired companies, and we believe we can continue to identify attractive acquisition candidates in the future. Our CBS system, which we intend to apply to DJO following its acquisition, has a strong track record of improving the integration process for new acquisitions. We expect strategic acquisition growth will give us a competitive advantage over small competitors through greater purchasing power, larger global sales and distribution networks and a broader portfolio of products and services. Our acquisition strategy has, over time, helped to reshape our portfolio to faster-growing industrial applications.

1	Revenue is trailing twelve months ended September 2018; revenue mix is nine months ended September 2018.

We believe that the extensive experience of our leadership team in acquiring and effectively integrating acquisitions enable us to capitalize on these opportunities as they arise. Pursuing an active pipeline, we have completed 24 acquisitions targeting technology and growth markets since 2012. The acquisition of DJO complements this strategy by providing significant bolt-on and adjacent acquisition runway over time that will contribute to its competitive position, growth and strategic development while also providing significant innovation opportunities.

In addition to strategic acquisitions, we also may pursue divestitures of assets or businesses or other similar strategic initiatives in an effort to streamline operations, enhance our focus on our core businesses and improve our portfolio. Our announcement that we are exploring strategic options for the Air and Gas Handling business including a divestiture is an example of this strategy. See “—Acquisition of DJO” for a discussion of the expected benefits of the DJO Acquisition and “Recent Developments” for further information regarding strategic options for the Air and Gas Handling business. We expect proceeds from the strategic initiatives to generate meaningful cash to reduce debt incurred in connection with the DJO acquisition.

•

Focus, empower and retain top talent. At the core of our company are the people developing, implementing and executing our strategy, which begins with our CBS philosophy. Our leadership principles are rooted in the belief that The Best Team Wins. Accordingly, we seek to hire, empower and retain top managers and operational leaders to execute our strategy and foster a culture of continuous improvement. We believe this philosophy minimizes turnover and ensures personal development which will continue to fuel our future growth and success. In addition, through the DJO Acquisition, we will expand our talent pool by bringing DJO’s experienced and accomplished management team into our platform following the acquisition, which will allow us to capitalize on their industry experience and leadership to further achieve our target growth.

•

Demonstrate Market Leadership Where Brand, Technology and Engineered Solutions Matter. We intend to grow our revenues at a rate that exceeds the underlying market growth rate by 1% to 2% by expanding the applications and geographic availability for our products, increasing the technology content and rate of new product introductions and achieving higher levels of service for customers. We have demonstrated the ability to rapidly increase the rate of new product introductions to the market, which strengthen our competitive position and often yield higher margins. We continue to invest in R&D to create innovative offerings, resulting in a broad range of fabrication technology equipment, automation and smart device solutions for our customers. We also use CBS to create competitive on-time-delivery and other important service levels to more effectively compete for market share gains. DJO’s industry leading positions, iconic brands and category-defining products in the U.S. orthopedic clinic workflow (as demonstrated by its being in more than 20% of U.S. orthopedic clinics) has the potential to make Colfax a market leader in the orthopedic care segment.

•

Remain Well-Positioned in Emerging Markets and Leverage Our Global Manufacturing, Sales and Distribution Network. We believe that our key served markets are attractive due to their long-term growth rates and global nature. As our customers have become increasingly global in scope, we have increased our global reach to serve them by maintaining a local presence in numerous markets and investing in sales and marketing capabilities worldwide, as we believe that local presence can deliver the best solutions for our customers. We intend to continue to utilize our strong global presence and worldwide network of salespeople and distributors to capitalize on growth opportunities by selling regionally-developed and/or marketed products and solutions throughout the world. At the same time, our geographic diversity, coupled with our strong installed base, helps mitigate the effects from cyclical downturns in any one market.

•

Focus on evolving to higher margins and free cash flow generation, faster growth, and lower cyclicality, supported via the acquisition of DJO. We plan to continue to drive growth and margin improvement in Fabrication Technology and Air and Gas Handling, both leaders in attractive markets, further supported through the DJO acquisition. DJO recently enhanced its operations to improve service levels and reduce costs, which contributed to sales and margin growth. The completion of existing operational projects, and the future initiation of additional projects and deployment of CBS, coupled with revenue growth, should create further margin expansion. DJO has historically generated significant unlevered free cash flow, and we contemplate this growing along with revenue and margins. In addition, in connection with the DJO acquisition, we will acquire over $800 million of net operating losses that are expected to be immediately available to the company to reduce its U.S. and state cash tax burdens. Further, DJO’s orthopedic business enjoys sustainable secular drivers such as aging populations that require increasing levels of medical care that should contribute to reduced cyclicality of our company. In addition, the shift to greater outpatient surgeries is expected to benefit DJO’s rehabilitation and recovery business as patients require proper bracing and other support during unattended recoveries.

•

Focus on cash flow generation to support deleveraging. We have set a goal to reduce our leverage to a target debt to Adjusted EBITDA ratio in 2019, while also continuing to invest in our businesses. We plan to utilize short dated loans to facilitate rapid deleveraging and will not pursue any material acquisitions or execute share repurchases until the leverage target is met. Each of our businesses is positioned to generate excess cash flow to support near-term deleveraging plans and our longer-term growth strategy. Our long-term goal is to achieve investment grade ratings.

Recent Developments

Acquisition of DJO

On November 19, 2018, Colfax entered into an Agreement and Plan of Merger (the “Merger Agreement”) with DJO, pursuant to which Colfax agreed to purchase DJO (the “Acquisition”) from private equity funds managed by The Blackstone Group L.P. for approximately $3.15 billion in cash, including the redemption and repayment of a portion of DJO debt, subject to certain price adjustments set forth in the Merger Agreement. DJO develops, manufactures and distributes high-quality medical devices with a broad range of products used for rehabilitation, pain management and physical therapy.

Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, an indirect, wholly-owned subsidiary of Colfax will merge with and into DJO, with DJO continuing as the surviving company and an indirect, wholly-owned subsidiary of Colfax. The Acquisition is expected to close in the first quarter of 2019, subject to the satisfaction of customary closing conditions.

The shareholders of DJO approved the Acquisition on November 19, 2018. The completion of the Acquisition is not subject to the approval of Colfax shareholders or the receipt of financing by Colfax. As of the date of this prospectus supplement, the completion of the Acquisition remains subject to the following closing conditions: (i) the receipt of certain regulatory approvals (or the termination or expiration of applicable waiting periods); (ii) the absence of any order, or the enactment of any law, prohibiting the Acquisition; (iii) subject to certain exceptions, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement; and (iv) the absence of any material adverse effect on DJO or Colfax since the date of the Merger Agreement. The Merger Agreement also contains certain termination rights for DJO and Colfax and provides that Colfax will pay DJO a termination fee of $220.5 million if DJO terminates the Merger Agreement under certain specific conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement. The Merger Agreement was filed by Colfax as an exhibit to its Current Report on Form 8-K filed with the SEC on November 19, 2018 and is incorporated by reference into the registration statement to which this prospectus supplement relates.

This offering is not contingent upon the completion of the Acquisition or any Other Financing Transactions (as defined below).

Acquisition Financing

Colfax anticipates that approximately $3.2 billion will be required to pay the Acquisition consideration to the DJO shareholders, to pay fees and expenses relating to the Acquisition and to repay certain indebtedness of DJO. Colfax intends to finance the Acquisition with the net proceeds from this offering of Units, the Other Financing Transactions described below and $100.0 million of cash on hand.

In connection with entering into the Merger Agreement, we entered into a debt commitment letter (the “Commitment Letter”), dated as of November 18, 2018, with JPMorgan Chase Bank, N.A., Credit Suisse AG and Credit Suisse Loan Funding LLC, pursuant to which such financial institutions have committed to provide $3.29 billion of bridge financing for the Acquisition (the “Bridge Facility”). The Bridge Facility and corresponding commitment will be reduced on a dollar-for-dollar basis by proceeds from (i) offering of the Units, (ii) the anticipated offering of debt securities described below and (iii) borrowings under the New Credit Facility (as defined below), together with cash on hand, are at least $3.29 billion, the Bridge Facility commitment will be cancelled and terminated in full. However, there is no guarantee that we will be able to raise gross proceeds in the amounts contemplated or at all. The funding of the Bridge Facility is also contingent on the satisfaction of customary conditions, including (i) the execution and delivery of definitive documentation with respect to the bridge financing in accordance with the terms set forth in the related commitment letter and (ii) the consummation of the Acquisition in accordance with the Merger Agreement. The Commitment Letter also provides for $1.8 billion of commitments to replace our existing Credit Agreement, dated as of June 5, 2015, which commitments are contingent on the failure to obtain certain amendments to such credit agreement, including an amendment to allow us to draw on commitments available under the credit agreement to fund the Acquisition.

Other Financing Transactions

We intend to obtain or otherwise incur indebtedness, which we refer to in this prospectus supplement as the “Other Financing Transactions.” We currently expect that the Other Financing Transactions will include:

•

Debt securities Offering. Subsequent to this offering of Units, we expect to offer approximately $1.0 billion aggregate principal amount of debt securities as additional financing for the Acquisition. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any notes being offered in the notes offering, which will be made by a separate offering document and is not part of the offering to which this prospectus supplement relates. There can be no assurance as to when or if or on what terms this offering will take place. The completion of this Units offering is not contingent on the completion of the notes offering, and the completion of the notes offering is not contingent on the completion of this Units offering. Neither this offering nor the notes offering is contingent on the completion of the Acquisition or any debt financing. The debt securities could also be issued in a smaller or larger dollar amount or with terms differing materially from those indicated in this prospectus supplement. In addition, if we are not able to raise gross proceeds in the amounts contemplated or at all, we may draw funds under the Bridge Facility. See “The Transactions—The Financing Transactions.” The timing, amounts and terms of any such issuance will depend on market conditions and other factors, and our financing plans may change.

•

Term/Revolving Credit Facilities. On December 17, 2018, we entered into a new term loan and revolving credit facility with a syndicate of 23 banks to refinance our Term Loan Facility and the Revolver, each as described in “Description of Certain Indebtedness”, to finance the Acquisition and to consummate the Transactions (the “New Credit Facility”). The New Credit Facility consists of a $1.3 billion five-year revolving credit facility (the “New Revolver”), a $500.0 million two-year term loan facility (the “Two Year Term Loan”), and a $1.225 billion five-year term loan facility (the “Five Year Term Loan” and, together, the “New Term Loan Facilities”). The New Revolver contains a $50.0 million swing line loan sub-facility. $525 million of the Five Year Term Loan will be used to refinance the Term Loan Facility under the DB Credit Agreement and thus is ineligible to reduce the Bridge Facility commitment. Pursuant to the terms of the Commitment Letter, draws under the New Revolver will only reduce the Bridge Facility commitment to the extent drawn on or after the closing of the Acquisition and to the extent the proceeds thereof are used to pay for the amounts required to be paid under the Merger Agreement and to pay fees and expenses incurred in connection with the Acquisition and the offerings described under the heading “The Transactions—The Financing Transactions.” Neither this offering nor the entry into, or amendment of, the credit facilities is contingent on the completion of the Acquisition or any debt financing.

The completion of this Units offering is not contingent on the completion of the Other Financing Transactions or the Acquisition. However, we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described under “Description of the Purchase Contracts—Merger Termination Redemption”. If we elect to exercise our merger termination redemption option, then holders of the amortizing notes will have the right to require us to repurchase some or all of their amortizing notes on the terms described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”.

We cannot assure you that we will complete the Acquisition or any of the Financing Transactions on the terms contemplated in this prospectus supplement or at all.

Air and Gas Handling Business

Concurrent with the company’s announcement of the Acquisition, it also announced that it is exploring strategic options for the Air and Gas Handling business including a potential divestiture. The company has hired an advisor to assist in the process but cannot predict the outcome of the review.

General

We were organized as a Delaware corporation in 1998. Our principal executive offices are located at 420 National Business Parkway, 5th Floor, Annapolis Junction, MD 20701, and our main telephone number at that address is (301) 323-9000. Our corporate website address is www.colfaxcorp.com. Except for the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as described under “Incorporation by Reference”, the information and other content contained on our website are not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider them to be a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

The summary below describes the principal terms of the Units, the purchase contracts and the amortizing notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Units,” “Description of the Purchase Contracts” and “Description of the Amortizing Notes” sections of this prospectus supplement, together with the “Description of Securities” section of the accompanying prospectus, contain a more detailed description of the terms and conditions of the Units, the purchase contracts and the amortizing notes. As used in this section, the terms “we,” “us” and “our” mean Colfax Corporation and do not include any subsidiary of Colfax Corporation.

The Units

Issuer	Colfax Corporation, a Delaware corporation

Number of Units Offered	4,000,000 Units

Underwriters’ Option	We have granted the underwriters an option, exercisable within a 13-day period, to purchase up to an additional 600,000 Units at the public offering price less the underwriting discount. This option may be exercised by the underwriters solely to cover over-allotments, if any.

Stated Amount of Each Unit	$100 for each Unit

Components of Each Unit	Each Unit is comprised of two parts:

•	a prepaid stock purchase contract issued by us (a “purchase contract”); and

•	a senior amortizing note issued by us (an “amortizing note”).

Unless earlier redeemed by us in connection with a merger termination redemption or settled earlier at the holder’s option, each purchase contract will, subject to postponement in certain limited circumstances, automatically settle on January 15, 2022 (such date, as so postponed (if applicable), the “mandatory settlement date,” provided that, if such date is not a scheduled trading day, the next succeeding scheduled trading day shall be the “mandatory settlement date”). Upon any settlement on the mandatory settlement date, we will deliver not more than shares and not less than shares of our common stock per purchase contract, subject to adjustment, based upon the applicable settlement rate and applicable market value of our common stock, as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”

Each amortizing note will have an initial principal amount of $                 , will bear interest at the rate of     % per annum and will have a final installment payment date of January 15, 2022. On each January 15, April 15, July 15 and October 15, commencing on April 15, 2019, we will pay equal quarterly cash installments of

$                 per amortizing note (except for the April 15, 2019 installment payment, which will be $                 per amortizing note), which cash payment in the aggregate per year will be equivalent to     % per year with respect to each $100 stated amount of Units.

The return to an investor on a Unit will depend upon the return provided by each component. The overall return will consist of the value of the shares of our common stock delivered upon settlement of the purchase contracts and the cash installments paid on the amortizing notes.

Each Unit May Be Separated Into Its Components	Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding January 15, 2022 or, if earlier, the second scheduled trading day immediately preceding any “merger termination redemption settlement date” and also excluding the business day immediately preceding any installment payment date. Prior to separation, the purchase contracts and amortizing notes may only be purchased and transferred together as Units. See “Description of the Units—Separating and Recreating Units.”

A Unit May Be Recreated From Its Components	If you hold a separate purchase contract and a separate amortizing note, you may combine the two components to recreate a Unit. See “Description of the Units—Separating and Recreating Units.”

Listing	We intend to apply to list the Units on the NYSE under the symbol “CFXA,” subject to satisfaction of its minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter- dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described under “Description of the Units—Listing of Securities.” Prior to this offering, there has been no public market for the Units.

Our common stock is listed on the NYSE under the symbol “CFX.”

Use of Proceeds

We estimate that the net proceeds to us from this Units offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $                 million (or up to approximately $                 million if the underwriters exercise their option to purchase additional Units). We intend to use the net proceeds from this offering to fund a portion of the purchase price payable under the Merger Agreement, as well as for general corporate purposes. If for any reason the Merger is not consummated, we intend to use the net proceeds from this offering, after payment of any cash redemption amount and repurchase price, for general corporate purposes. See “Use of Proceeds”.

Risk Factors	Investing in our Units involves significant risks. See “Risk Factors” in this prospectus supplement, as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2017, for a discussion of the factors you should carefully consider before deciding to invest in the Units.

Insider Participation	One or more entities affiliated with Mitchell Rales, the Chairman of our Board, or Steven Rales, one of our current stockholders, have indicated an interest in purchasing up to 500,000 Units (representing an aggregate stated amount of up to $50 million) in this offering at the public offering price for investment purposes. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, fewer or no Units in this offering to any of these entities and any of these entities may determine to purchase more, fewer or no Units in this offering. See “Underwriting.”

Material U.S. Federal Income Tax Considerations	There is no authority directly on point regarding the characterization of the Units for U.S. federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We intend to take the position for U.S. federal income tax purposes that each Unit will be treated as an investment unit comprised of two separate instruments consisting of (i) a purchase contract to acquire our common stock and (ii) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if it held each component of the Units for U.S. federal income tax purposes. By acquiring a Unit, you will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness for U.S. federal income tax purposes. If, however, the components of a Unit were treated as a single instrument, the U.S. federal income tax consequences could differ from the consequences described herein.

Prospective investors should consult their tax advisors regarding the tax treatment of an investment in Units and whether a purchase of a Unit is advisable in light of the investor’s particular tax situation and the tax treatment described under “Material U.S. Federal Income Tax Considerations.”

Governing Law	The Units, the purchase contract agreement, the purchase contracts, the indenture and the amortizing notes will all be governed by, and construed in accordance with, the laws of the State of New York.

The Purchase Contracts

Mandatory Settlement Date	January 15, 2022, subject to postponement in limited circumstances, provided that, if such date is not a scheduled trading day, the next succeeding scheduled trading day shall be the “mandatory settlement date”.

Mandatory Settlement	On the mandatory settlement date, unless such purchase contract has been earlier redeemed by us in connection with a merger termination redemption or earlier settled at the holder’s option, each purchase contract will automatically settle, and we will deliver a number of shares of our common stock, based on the applicable settlement rate.

Settlement Rate for the Mandatory Settlement Date	The “settlement rate” for each purchase contract will be not more than shares and not less than shares of our common stock (each subject to adjustment as described herein) depending on the applicable market value of our common stock, calculated as follows:

•	if the applicable market value is greater than the threshold appreciation price (as defined below), you will receive shares of common stock per purchase contract (the “minimum settlement rate”);

•

if the applicable market value is greater than or equal to the reference price but less or equal to than the threshold appreciation price, you will receive a number of shares per purchase contract equal to $100, divided by the applicable market value; and

•	if the applicable market value is less than the reference price, you will receive shares of common stock per purchase contract (the “maximum settlement rate”).

Each of the maximum settlement rate and the minimum settlement rate is subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.”

The “applicable market value” means the arithmetic average of the “daily VWAPs” (as defined below under “Description of the Purchase Contracts—Delivery of Common Stock”) of our common stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding January 15, 2022.

The “reference price” is equal to $100 divided by the maximum settlement rate and is approximately equal to $ , which is equal to the last reported sale price of our common stock on the NYSE on , 2019.

The “threshold appreciation price” is equal to $100 divided by the minimum settlement rate. The threshold appreciation price, which is initially approximately $ , represents an approximately % appreciation over the reference price.

No fractional shares of our common stock will be issued to holders upon settlement or redemption of purchase contracts. In lieu of fractional shares, holders will be entitled to receive a cash payment of equivalent value calculated as described herein. Other than cash payments in lieu of fractional shares or, under certain circumstances, in the event of a merger termination redemption, holders of purchase contracts will not receive any cash distributions.

The following table illustrates the settlement rate per purchase contract and the value of our common stock issuable upon settlement on the mandatory settlement date, determined using the applicable market value shown, subject to adjustment.

Applicable Market Value of Our Common Stock	Settlement Rate	Value of Common Stock Delivered (Based on the Applicable Market Value Thereof)
Less than the reference price	shares of our common stock	Less than $100

Greater than or equal to the reference price but less than or equal to the threshold appreciation price	A number of shares of our common stock equal to $100 divided by the applicable market value	$100

Greater than the threshold appreciation price	shares of our common stock	Greater than $100

Early Settlement at Your Election

At any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding January 15, 2022, you may settle any or all of your purchase contracts early, in which case we will deliver a number of shares of our common stock per purchase contract equal to the minimum settlement rate, which is subject to adjustment as described below under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates,” unless (i) such early settlement occurs in connection with a fundamental change, in which case the provisions described under “—Early Settlement at Your Election Upon a Fundamental Change ” below will apply, (ii) the early settlement date (as defined herein) for such early settlement occurs on or prior to January 15, 2020 (other than, for the avoidance of doubt, any such early settlement in connection with a fundamental change), in which case we will deliver a number of shares of our common stock per purchase contract equal to 90% of the minimum settlement rate, or (iii) the early settlement date (as defined herein) for such early settlement occurs after January 15, 2020 but on or prior to January 15, 2021 (other than, for the avoidance of doubt, any such early settlement in connection with a fundamental change), in which case we will deliver a number of shares of our common stock per purchase contract equal to 95% of the minimum settlement rate, which is subject to adjustment as described below under “Description of the Purchase Contracts— Adjustments to the Fixed Settlement Rates.” That is, the market value of our common stock on the early settlement date will not affect the early settlement rate. Your right to settle your purchase contracts prior to the second scheduled trading day immediately preceding January 15, 2022 is subject to the delivery of your purchase contracts.

Upon early settlement at the holder’s election of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early.

Early Settlement at Your Election Upon a Fundamental Change	At any time prior to the second scheduled trading day immediately preceding January 15, 2022, if a “fundamental change” (as defined herein) occurs, you may settle any or all of your purchase contracts early. If you elect to settle your purchase contracts early in connection with such fundamental change, you will receive a number of shares of our common stock per purchase contract equal to the “fundamental change early settlement rate” as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

Upon early settlement at the holder’s election in connection with a fundamental change of a purchase contract that is a component of a Unit, the corresponding amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon such fundamental change.

Merger Termination Redemption	If the closing of the Merger has not occurred on or prior to May 19, 2019, we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described below, by delivering notice during the five business day period immediately following May 19, 2019. If the Merger Agreement is terminated prior to May 19, 2019, we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described below by delivering notice on or prior to the 40th scheduled trading day immediately preceding May 19, 2019 or during the five business day period immediately following May 19, 2019 (in each case, a “merger termination redemption”).

If the “merger termination redemption stock price” is equal to or less than the reference price, the redemption amount will be an amount of cash as described under “Description of the Purchase Contracts—Merger Termination Redemption.” Otherwise, the redemption amount will be a number of shares of our common stock equal to the merger termination redemption rate, calculated in the manner described under

“Description of the Purchase Contracts—Merger Termination Redemption;” provided, however, that we may elect to pay cash in lieu of delivering any or all of such shares in an amount equal to such number of shares multiplied by the merger termination redemption market value thereof.

The “merger termination redemption market value” means the arithmetic average of the daily VWAPs of our common stock for 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding the scheduled merger termination redemption settlement date.

In the event of a merger termination redemption, you will have the right to require us to repurchase any or all of your amortizing notes, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

Purchase Contract Agent:	U.S. Bank, National Association

The Amortizing Notes

Issuer	Colfax Corporation, a Delaware corporation

Initial Principal Amount of Each Amortizing Note	$

Installment Payments	Each installment payment of $ per amortizing note (except for the April 15, 2019 installment payment, which will be $ per amortizing note) will be paid in cash and will constitute a partial repayment of principal and a payment of interest, computed at an annual rate of %. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Payments will be applied first to the interest due and payable and then to the reduction of the unpaid principal amount, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

Installment Payment Dates	Each January 15, April 15, July 15 and October 15, commencing on April 15, 2019, with a final installment payment date of January 15, 2022.

Ranking	The amortizing notes are our direct, unsecured and unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. See “Description of the Amortizing Notes—Ranking” in this prospectus supplement.

As of September 28, 2018, we had $1.1 billion of debt outstanding. As of September 28, 2018, our subsidiaries had approximately $2.5 billion of outstanding liabilities, in each case including trade payables, but excluding intercompany liabilities.

Repurchase of Amortizing Notes at the Option of the Holder	In the event of a merger termination redemption, holders will have the right to require us to repurchase any or all of their amortizing notes for cash at the repurchase price as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.”

Sinking Fund	None.

Trustee	U.S. Bank, National Association

SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA OF COLFAX

The following table presents summary historical consolidated financial data for Colfax as of the dates and for the periods indicated. The historical statement of income data and cash flow data for Colfax for the years ended December 31, 2015, 2016 and 2017 and the historical balance sheet data as of December 31, 2016 and 2017 have been obtained from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus supplement and accompanying prospectus. The historical statement of income data and cash flow data for Colfax for the nine months ended September 29, 2017 and September 28, 2018 and the historical balance sheet data as of September 28, 2018 have been obtained from Colfax’s unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 28, 2018, which is incorporated by reference into this prospectus supplement and accompanying prospectus. The historical balance sheet data as of September 29, 2017 has been derived from Colfax’s unaudited consolidated financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 29, 2017, which is incorporated by reference into this prospectus supplement or accompanying prospectus.

The results of operations for the nine months ended September 28, 2018 were prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of management, include all adjustments consisting only of normal and recurring adjustments, necessary for a fair statement of the results for those periods. Such results of operations are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2018, and you should not assume the results of operations for any past periods indicate results for any future period. The information set forth below should be read together with the other information contained in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended September 28, 2018, including the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes therein. See the section entitled “Incorporation by Reference.”

	Year Ended December 31,			Nine Month Period Ended
	2015	2016	2017	September 29, 2017	September 28, 2018
	(audited)			(unaudited)
Dollars in thousands
Statement of Income Data:
Net sales	$3,434,352	$3,185,753	$3,300,184	$2,426,101	$2,681,586
Operating income	265,620	236,800	29,151	205,111	188,056
Specific costs included in Operating income:
Restructuring and other related charges	56,822	58,496	68,351	23,131	40,791
Goodwill and intangible asset impairment	1,486	238	152,700	—	—
Pension settlement loss (gain)	(582)	48	46,933	—	—
Net (loss) income from continuing operations	176,950	154,752	(54,540)	129,877	137,285
Net (loss) income per share from continuing operations—diluted	1.26	1.12	(0.59)	0.94	1.03
Net income (loss) per share from discontinued operations—diluted	0.08	(0.08)	1.81	0.17	(0.26)
Balance Sheet and Other Data at period end:
Cash and cash equivalents	178,993	208,814	262,019	260,414	285,900
Total assets	6,732,919	6,338,440	6,709,697	6,838,316	6,446,229
Total debt, including current portion	1,417,547	1,292,144	1,061,071	1,340,488	1,142,009
Other Financial Data:
Adjusted EBITDA(1)	$454,659	$421,643	$422,131	$317,657	$337,079

(1)

We define Adjusted EBITDA as operating income, depreciation and amortization charges, further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. We reconcile to Adjusted EBITDA to operating income because it is the most directly comparable GAAP measure. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

The table below reconciles Adjusted EBITDA and Adjusted EBITDA margin to operating income for the periods presented.

	Year Ended December 31,			Nine Month Period Ended
	2015	2016	2017	September 29, 2017	September 28, 2018
Dollars in thousands
Operating income	$265,620	$236,800	$29,151	$205,111	$188,056
Restructuring and other related charges	56,822	58,496	68,351	23,131	40,791
Goodwill and intangible asset impairment charge	1,486	238	152,700	—	—
Pension Settlement loss (benefit)	(582)	48	46,933	—	—
Loss on deconsolidation of Venezuelan subsidiary	—	495	—	—	—
Adjusted operating income:	323,346	296,077	297,135	228,242	228,847
Depreciation & amortization	129,022	124,073	123,692	89,063	105,172
Inventory Step-up	2,291	1,493	1,304	352	3,060
Adjusted EBITDA	$454,659	$421,643	$422,131	$317,657	$337,079
Adjusted EBITDA margin(1)	13.2%	13.2%	12.8%	13.1%	12.6%
Capital expenditures	(62,388)	(55,042)	(53,386)	(28,949)	(40,246)

Free cash flow(2)	392,271	366,601	368,745	288,708	296,833

(1)	We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of operating income for the period.
(2)	We define free cash flow as Adjusted EBITDA less capital expenditures.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF DJO

The following table presents summary historical consolidated financial data for DJO as of the dates and for the periods indicated. The balance sheet data as of December 31, 2015, 2016 and 2017 and the statement of income data for the years ended December 31, 2015, 2016 and 2017 have been obtained from DJO’s audited annual consolidated financial statements, which are included in this prospectus supplement. The financial data as of and for the nine-months ended September 30, 2017 and September 29, 2018 have been obtained from DJO’s unaudited, interim condensed consolidated financial statements, which are included in this prospectus supplement.

The results of operations for the nine month period ended September 29, 2018 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2018, and you should not assume the results of operations for any past periods indicate results for any future period. The information set forth below should be read together with the other information contained in DJO’s audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements, which are included in this prospectus supplement.

Dollars in thousands	Year Ended December 31,			Nine Month Period Ended

	2015	2016	2017	September 30, 2017	September 29, 2018
	(audited)			(unaudited)
Statement of Income Data:
Net Sales	$1,113,627	$1,155,288	$1,186,206	$874,011	$891,517
Costs and operating expenses:
Cost of sales	466,019	511,414	498,107	366,779	375,780
Selling, general and administrative	454,724	490,693	510,523	391,967	351,459
Research and development	35,105	37,710	35,429	27,066	30,687
Amortization of intangible assets	79,964	76,526	66,146	50,713	44,445
Impairment of goodwill	—	160,000	—	—	—

	1,035,812	1,276,343	1,110,205	836,525	802,371

Operating income (loss)	77,815	(121,055)	76,001	37,486	89,146
Other expense:
Interest expense, net	(172,290)	(170,082)	(174,238)	(129,446)	(136,299)
Loss on modification and extinguishment of debt	(68,473)	—	—	—	—
Other income (expense), net	(7,303)	(2,534)	2,113	2,008	(1,040)

	(248,066)	(172,616)	(172,125)	(127,438)	(137,339)

Loss before income taxes	(170,251)	(293,671)	(96,124)	(89,952)	(48,193)
Income tax (benefit) provision	12,256	(6,853)	(60,720)	(6,677)	(12,201)

Net loss from continuing operations	(182,507)	(286,818)	(35,404)	(96,629)	(60,394)
Net income (loss) from discontinued operations	(157,580)	1,138	309	228	486

Net loss	(340,087)	(285,680)	(35,095)	(96,401)	(59,908)
Net income attributable to noncontrolling interests	(840)	(623)	(799)	(644)	(846)

Net loss attributable to DJO Global, Inc.	(340,927)	(286,303)	(35,894)	(97,045)	(60,754)

Balance Sheet Data at period end:
Total Assets	$2,309,558	$2,050,438	$2,022,025	$2,023,824	$2,012,255
Other Financial Data:
Adjusted EBITDA(1)	$220,837	$221,205	$256,929	$181,980	$193,693

(1)

We define DJO’s Adjusted EBITDA as net income (loss) plus (i) interest expense, (ii) provision for income taxes and (iii) depreciation and amortization charges, further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

The table below reconciles Adjusted EBITDA, Adjusted EBITDA margin and free cash flow to net income for the periods presented.

	Year Ended December 31,			Nine Month Period Ended
Dollars in thousands	2015	2016	2017	September 29, 2017	September 28, 2018
Adjusted EBITDA
Net Sales	$1,113,627	$1,155,288	$1,186,206	$874,011	$891,517
Net income attributable to DJO Global	(340,927)	(286,303)	(35,894)	(97,045)	(60,754)
Discontinued operations	157,580	(1,138)	(309)	(228)	(486)
Interest expense, net	172,290	170,082	174,238	129,446	136,299
Income tax provision (benefit)	12,256	(6,853)	(60,720)	6,677	12,201
Depreciation and amortization	117,455	117,893	111,261	83,001	79,386
Impairment of goodwill	—	160,000	—	—	—
Inventory adjustments	—	18,013	—	—	—
Loss on disposal of assets, net	777	949	1,403	983	(125)
Restructuring and reorganization(1)	12,843	16,838	58,775	50,441	35,222
Acquisition integration(2)	8,635	10,350	2,106	1,457	1,447
Blackstone monitoring fee	7,000	7,000	6,225	5,250	—
Loss on modification and extinguishment of debt	68,473	—	—	—	—
Other add-backs and reporting adjustments	4,455	14,374	(156)	1,998	(9,497)

Adjusted EBITDA(3)	$220,837	$221,205	$256,929	$181,980	$193,693
% margin	19.8%	19.1%	21.7%	20.9%	21.9%
Capital expenditures	(44,665)	(51,428)	(47,361)	(33,597)	(40,758)

Free cash flow(4)	$176,172	$169,777	$209,568	$148,383	$152,935

(1)

Restructuring and reorganization adjustments represent a series of business transformation initiatives undertaken by DJO in order to improve its profitability, including third-party consulting fees for cost savings initiatives, severance and COBRA payments in connection with the reductions in force and redundant costs of establishing offshore shared services.

(2)	Consists of costs related to the integration of new businesses acquired.
(3)

Certain one-time costs including (i) primarily IT automation in 2015; (ii) primarily executive severance payments and legal costs related to unusual and onetime items in 2016; and (iii) primarily one-time bad debt run rate adjustments in 2018.

(4)	We define free cash flow as adjusted EBITDA less capital expenditures.

SELECTED UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION OF THE COMPANY AND DJO GLOBAL, INC.

The following unaudited pro forma consolidated condensed financial information of Colfax Corporation (“Colfax”) is presented to illustrate the estimated income statement effects of the acquisition of DJO Global, Inc. (“DJO”) as such data may have appeared if the Acquisition had been completed on January 1, 2017. The unaudited pro forma consolidated condensed balance sheet information is presented as if the Acquisition had been completed on September 28, 2018. The unaudited pro forma consolidated condensed financial information has been derived from and should be read in conjunction with:

•

Colfax Corporation’s audited consolidated financial statements and related notes as of, and for the year ended, December 31, 2017, included in Colfax’s Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated by reference herein;

•

Colfax Corporation’s unaudited consolidated financial statements and related notes contained in Colfax’s Quarterly Report on Form 10-Q, as of and for the nine months ended September 28, 2018 and incorporated by reference herein;

•

DJO Global, Inc’s audited consolidated financial statements and related notes as of, and for the year ended, December 31, 2017 contained in Colfax’s Current Report on Form 8-K filed on January 7, 2019; and

•

DJO Global, Inc’s unaudited consolidated financial statements and related notes as of and for the nine months ended September 29, 2018 contained in Colfax’s Current Report on Form 8-K filed on January 7, 2019.

To prepare the unaudited pro forma consolidated condensed financial information, the historical financial statements of DJO have been adjusted to reflect certain reclassifications to conform to Colfax’s financial statement presentation as described in “Unaudited Pro Forma Consolidated Condensed Financial Information of the Company and DJO Global, Inc.” Pro forma adjustments were made to Colfax’s historical consolidated financial information to reflect items that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the consolidated operating results of Colfax.

The pro forma financial statements do not reflect the costs of any integration activities, possible or pending asset dispositions, the benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies that may result from the Acquisition.

The pro forma financial statements are presented for informational purposes only and do not purport to represent what the results of operations or financial condition would have been had the Acquisition actually occurred on the dates indicated, nor do they purport to project the results of operations or financial condition of the consolidated company for any future period or as of any future date. The pro forma financial statements have been prepared in advance of the close of the Acquisition; the final amounts recorded upon the closing of the Acquisitions may differ materially from the information presented.

The unaudited pro forma consolidated condensed financial data has have prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, which are subject to change and interpretation. The acquisition accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated condensed financial data. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma consolidated condensed financial data and the consolidated company’s future results of operations and financial position.

See “Unaudited Pro Forma Consolidated Condensed Financial Information of the Company and DJO Global, Inc.”

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

COLFAX CORPORATION

(in thousands, except per share amounts)	Pro Forma for the year ended 12/31/2017	Pro Forma for the nine months ended 9/28/2018

Net sales	$4,486,390	$3,573,103
Cost of sales	2,763,825	2,214,359

Gross profit	1,722,565	1,358,744
Selling, general and administrative expense	1,356,648	1,057,320
Restructuring and other related charges	127,126	76,013
Goodwill and intangible asset impairment charge	152,700	—
Pension settlement loss (gain)	46,933	—

Operating income	39,158	225,411
Interest expense, net	190,501	146,636
Loss on short term investments	—	10,128

Income (loss) from continued operations before income taxes	(151,343)	68,647
Provision for income taxes	(91,132)	6,916

Net income (loss) from continuing operations	(60,211)	61,731
Income from discontinued operations, net of taxes	224,356	(30,776)

Net income (loss)	164,145	30,955
Less: income attributable to noncontrolling interest, net of taxes	19,216	12,567

Net income (loss) attributable to Colfax Corp.	$144,929	$18,388

Pro Forma Adjusted EBITDA(1)	$679,060	$530,772
Net income (loss) per share – basic
Continuing operations	$(0.44)	$0.47

Discontinued operations	$1.63	$(0.23)

Consolidated operations	$1.19	$0.24

Net income (loss) per share – diluted
Continuing operations	$(0.44)	$0.46

Discontinued operations	$1.63	$(0.23)

Consolidated operations	$1.19	$0.23

Pro Forma As of 9/28/2018
Total Assets	$9,982,031
Total Liabilities	$6,227,131
Total Equity	$3,754,900
Total Liabilities and Equity	$9,982,031

(1)	The table below reconciles Pro forma Operating income to Pro forma Adjusted EBITDA for the periods presented.

Dollars in thousands	Pro Forma for the year ended 12/31/17	Pro Forma for the nine months ended 9/28/18
Pro forma Adjusted EBITDA
Pro forma Operating income	$39,158	$225,411
Goodwill and intangible asset impairment charge	152,700	—
Restructuring and other related charges(1)	127,126	76,013
Depreciation and amortization	300,947	239,218
Inventory step up	1,304	3,060
Other income (expense)	2,113	(1,040)
Pension settlement loss (gain)	46,933	—
Acquisition integration(2)	2,106	1,447
Other add-backs and reporting adjustments(3)	(156)	(12,366)
Loss (gain) on asset disposals, net	1,403	(125)
Blackstone monitoring fee	6,225	—
Net income attributable to noncontrolling interests	(799)	(846)

Pro forma Adjusted EBITDA	$679,060	$530,772

(1)	Consists of Colfax Restructuring and other related charges and DJO restructuring and reorganization adjustments, as described above.
(2)	Consists of DJO acquisition integration adjustments, as described above.
(3)	Consists of DJO other add-backs and reporting adjustments, as described above.

RISK FACTORS

Investing in the Units involves risks, including the risks described below that are specific to the Units and those that could affect us and our business. You should not purchase any Units unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time, and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any Units, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2017.

Risks Related to Our Business

You should review and consider the risks set forth under the heading “Risks Related to Our Business” in the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2017.

Risks Related to the Acquisition

Our acquisition of DJO may not be consummated, and if consummated, may not perform as expected.

We have entered into an agreement to acquire DJO. Completion of the transaction is subject to a number of risks and uncertainties, and we can provide no assurance that the various closing conditions to the acquisition agreement will be satisfied, including that the required governmental and other necessary approvals will be obtained. To fund the acquisition, we have obtained a commitment to fund a Bridge Facility, which is subject to certain conditions; however, we intend to raise the necessary funds to provide permanent financing through a combination of the issuance of equity and debt securities and new debt financing, which is subject to market conditions and other risks and uncertainties. The debt securities could also be issued in a smaller or larger dollar amount or with terms differing materially from those indicated in this prospectus supplement. In addition, if we are not able to raise gross proceeds in the amounts contemplated or at all, we may draw funds under the Bridge Facility. See “The Transactions—The Financing Transactions.” The timing, amounts and terms of any such issuance will depend on market conditions and other factors, and our financing plans may change. There can be no assurance that we will be able to raise the necessary funds on terms we consider favorable, or at all. The inability to complete the transaction, or to obtain permanent financing on terms that are favorable, or at all, could have a material adverse effect on our results of operations, financial condition and prospects. The acquired businesses have significant operating histories, however, we will have no history of owning and operating businesses in DJO’s industry. In addition, the Acquisition is subject to risks and uncertainties, including: (1) the risk that the Acquisition may not be completed, or completed within the expected timeframe; (2) costs relating to the Acquisition (including in respect of the Financing Transactions) may be greater than expected; (3) the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the Acquisition; and (4) the closing conditions in the Merger Agreement will not be satisfied in a timely manner or at all. If the acquisition does not close, we may be required to pay a $220.5 million termination fee to DJO. We cannot assure you that the acquired businesses will perform as expected, that integration or other one-time costs will not be greater than expected, that we will not incur unforeseen obligations or liabilities or that the rate of return from such businesses will justify our decision to invest capital to acquire them.

We may experience difficulties in integrating the operations of DJO into our business and in realizing the expected benefits of the proposed acquisition.

The success of the proposed acquisition of DJO, if completed, will depend in part on our ability to realize the anticipated business opportunities from combining the operations of DJO with our business in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the transaction, and could harm our financial performance. If we are unable to successfully or timely integrate the operations of DJO with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the proposed transaction, and our business, results of operations and financial condition could be materially and adversely affected.

Our acquisition of DJO involves risks associated with acquisitions and integrated acquired assets, including the potential exposure to significant liabilities, and the intended benefits of the acquisition of DJO may not be realized.

The acquisition of DJO involves risks associated with acquisitions and integrating acquired assets into existing operations which could have a material adverse effect on our business, financial condition, results of operations and cash flows, including, among others:

•	failure to implement our business plan for the combined business;

•	unanticipated issues in integrating equipment, logistics, information, communications and other systems;

•	possible inconsistencies in standards, controls, contracts, procedures and policies;

•	impacts of change in control provisions in contracts and agreements;

•	failure to retain key customers and suppliers;

•	unanticipated changes in applicable laws and regulations;

•	failure to recruit and retain key employees to operate the combined business;

•	increased competition within the industries in which DJO operates;

•	difficulties in managing the expanded operations of a significantly larger and more complex company;

•	inherent operating risks in the business;

•	unanticipated issues, expenses and liabilities;

•	additional reporting requirements pursuant to applicable rules and regulations;

•	additional requirements relating to internal control over financial reporting;

•	diversion of our senior management’s attention from the management of daily operations to the integration of the assets acquired in the acquisition of DJO;

•	significant unknown and contingent liabilities we incur for which we have limited or no contractual remedies or insurance coverage;

•	the assets to be acquired failing to perform as well as we anticipate; and

•	unexpected costs, delays and challenges arising from integrating the assets acquired in the Acquisition into our existing operations.

Even if we successfully integrate the assets acquired in the Acquisition into our operations, it may not be possible to realize the full benefits we anticipate or we may not realize these benefits within the expected time frame. If we fail to realize the benefits we anticipate from the Acquisition, our business, results of operations and financial condition may be adversely affected. Furthermore, because we have not previously operated in the healthcare industry, the Acquisition may subject us to new types of risk to which we were not previously exposed.

DJO may have liabilities that are not known, probable or estimable at this time.

As a result of the Acquisition, DJO will become our subsidiary and it will remain subject to all of its liabilities. There could be unasserted claims or assessments that we failed or were unable to discover or identify in the course of performing due diligence investigations of DJO. In addition, there may be liabilities that are neither probable nor estimable at this time that may become probable or estimable in the future. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our financial results. We may learn additional information about DJO that adversely affects us, such as unknown, unasserted or contingent liabilities and issues relating to compliance with applicable laws.

Without limitation to the generality of the foregoing, DJO is subject to various rules, regulations, laws and other legal requirements, enforced by governments or other public authorities. Misconduct, fraud, non-compliance with applicable laws and regulations, or other improper activities by any of DJO’s directors, officers, employees or agents could have a significant impact on DJO’s business and reputation and could subject DJO to fines and penalties, criminal, civil and administrative legal sanctions and suspension from contracting (including with public bodies), resulting in reduced revenues and profits. Such misconduct could include the failure to comply with regulations prohibiting bribery, regulations on lobbying or similar activities, control over financial reporting, environmental laws and any other applicable laws or regulations.

We will incur significant transaction costs and merger-related integration costs in connection with the Acquisition.

We will incur significant costs in connection with the Acquisition. The substantial majority of these costs will be non-recurring expenses related to the Acquisition. These non-recurring costs and expenses are not reflected in the unaudited pro forma condensed consolidated statements of income included in this prospectus supplement. We may incur additional costs in the integration of DJO’s business, and may not achieve cost synergies and other benefits sufficient to offset the incremental costs of the Acquisition.

We expect to issue securities pursuant to this offering and may issue debt securities to provide permanent financing for the Acquisition and, as a result, we are subject to market risks including market demand for our equity and debt securities. We are also seeking to consummate certain asset sales.

In connection with the Merger Agreement, we have obtained commitment from affiliates of certain of the underwriters for the Bridge Facility, which may be used to fund a portion of the cash consideration payable in connection with the Acquisition and pay related fees and expenses in the event that permanent financing is not completed at the time of the closing of the Acquisition. See “The Transactions” for additional information. If we are unable to raise permanent financing on acceptable terms, we may need to rely on the Bridge Facility, which may result in higher borrowing costs and a shorter maturity than those from other anticipated financing alternatives. We cannot assure you as to the ultimate cost or availability of funds to complete the permanent financing. Among other risks, the planned increase in our indebtedness may:

•	make it more difficult for us to repay or refinance our debts as they become due during adverse economic and industry conditions;

•

limit our flexibility to pursue other strategic opportunities or react to changes in our business and the industry in which we operate and, consequently, place us at a competitive disadvantage to competitors with less debt;

•

require an increased portion of our cash flows from operations to be used for debt service payments, thereby reducing the availability of cash flows to fund working capital, capital expenditures, dividend payments and other general corporate purposes;

•	result in a downgrade in the credit rating of our indebtedness, which could limit our ability to borrow additional funds or increase the interest rates applicable to our indebtedness;

•

result in higher interest expense in the event of increases in market interest rates for both long-term debt as well as short-term commercial paper, bank loans or borrowings under our line of credit at variable rates;

•	reduce the amount of credit available to support hedging activities; and

•	require that additional terms, conditions or covenants be placed on us.

Among other risks, the issuance of additional equity by Colfax pursuant to the offering hereby may:

•	be dilutive to our existing shareholders and earnings per share;

•	negatively affect our capital structure and cost of the capital;

•	negatively affect the offering price of our new equity or necessitate the use of other equity or equity-like instruments such as preferred stock, convertible preferred shares, or convertible debt; and

•	negatively affect our ability to make our current and future dividend payments.

In addition to securities offerings, we also may seek to sell certain assets of the Company. While we have publicly stated that we seek to deleverage our business, we cannot assure you that we will be able to do so. In addition, we have said that we do not plan to pursue other material acquisitions or engage in share repurchases until we can further deleverage. This may result in our being unable to pursue opportunities that might otherwise be beneficial to our equity holders. As part of our deleveraging plans, we are evaluating strategic options for our Air and Gas Handling business, however we cannot assure you that any transaction, whether a sale or other disposition involving our Air and Gas Handling business or otherwise, will occur at all or on terms that are favorable to us, nor that any such transaction will have the desired deleveraging or other benefits, or will otherwise not adversely affect our business. We are not party to definitive documentation with respect to any asset sales and cannot assure you that we will be able to consummate such sales or achieve the prices we are anticipating.

We intend to use the net proceeds from this offering to fund a portion of the Acquisition, but this offering is not conditioned upon the closing of the Acquisition and we will have broad discretion to determine alternative uses of proceeds.

As described under “Use of Proceeds,” we intend to use the net proceeds from this offering to fund a portion of the purchase price of the Acquisition. However, this offering is not conditioned upon the closing of the Acquisition. If the Acquisition is not consummated, we will have broad discretion in the application of the net proceeds from this offering such as using the proceeds from this offering toward general corporate purposes, and holders of the Units will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use.

We intend to finance the Acquisition with a combination of equity and new debt financing. In the event that the financing contemplated by either is not available, is available in less than the full amount or is available in a manner that requires us to utilize the Bridge Facility (as defined elsewhere in this prospectus supplement), necessary financing for the Acquisition may not be available on acceptable terms, in a timely manner or at all. The closing of the Acquisition is not conditioned on our ability to obtain financing. However, if alternative financing becomes necessary and we are unable to secure such alternative financing, we may not be able to complete the Acquisition and may be required to pay the applicable termination fee set forth in the Merger Agreement.

If we fail to consummate the Acquisition, we may redeem the purchase contracts for an amount of cash or a number of shares of our common stock (depending on the price of our common stock at the time of redemption), which could adversely affect you.

If the Acquisition is not consummated for any reason prior to May 19, 2019, we may redeem all, but not less than all, of the outstanding purchase contracts included in the Units, by delivering notice on or after May 19,

2019, and on or prior to the fifth business day thereafter. We will pay a redemption price to be determined based on the our common stock price at that time in cash or in shares of our common stock in accordance with the terms of the purchase contracts. This redemption is solely at our option, and if the Acquisition is not completed, there is no assurance that we will exercise this right. If we elect to redeem the purchase contracts, we may be required by the holders thereof to repurchase the amortizing notes at the repurchase price set forth in the amortizing notes.

Upon redemption of the purchase contracts included in the Units or separate purchase contracts in connection upon an acquisition termination redemption, our common stock may incur immediate net tangible book value dilution on a per share basis.

The summary unaudited pro forma financial information contained elsewhere in this prospectus supplement may not be representative of the combined results of Colfax and DJO after the consummation of the Acquisition, and accordingly, you have limited financial information on which to evaluate the integrated companies.

The summary unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the acquisition of DJO been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The summary unaudited pro forma financial information does not reflect future events that may occur after the closing of the Acquisition, including the potential realization of operating cost savings or costs related to the planned integration of DJO, and does not consider potential impacts of current market conditions on revenues or expenses. The summary unaudited pro forma financial information presented in this prospectus supplement is based in part on certain assumptions regarding the acquisition of DJO that we believe are reasonable under the circumstances. We cannot assure you that our assumptions will prove to be accurate over time. In addition, the assumptions used in preparing the unaudited pro forma financial information, including assumptions as to the successful completion of the Acquisition, this offering and the Other Financing Transactions may not prove to be accurate, and other factors may adversely affect our financial condition or results of operations following the closing of the Acquisition and negatively impact the price of shares of our common stock.

We will be subject to business uncertainties while the Acquisition is pending and any downgrade in credit rating could adversely affect our business.

The preparation required to complete the Acquisition may place a significant burden on management and internal resources. The additional demands on management and any difficulties encountered in completing the Acquisition, including the transition and integration process, could adversely affect our financial results. Additionally, our debt ratings have been placed on negative outlook. Any downgrade to our credit ratings could adversely affect our business, including as a result of increasing financing costs or as a result of possible negative impact on the price per share of our common stock.

The Acquisition may significantly increase our goodwill and other intangible assets.

We have a significant amount, and following the Acquisition we expect to have an additional amount, of goodwill and other intangible assets on our consolidated financial statements that are subject to impairment based upon future adverse changes in our business or prospects. The impairment of any goodwill and other intangible assets may have a negative impact on our consolidated results of operations.

Failure to complete the Acquisition could negatively affect our stock price as well as our future business and financial results.

If the Acquisition is not completed, we will be subject to a number of risks, including:

•	we must pay costs related to the Acquisition, including legal, accounting, financial advisory, filing and printing costs, whether the Acquisition is completed or not;

•	if DJO terminates the Merger Agreement under certain specific conditions set forth in the Merger Agreement, we must pay a termination fee of $220.5 million; and

•	we could be subject to litigation related to the failure to complete the Acquisition or other factors, which litigation may adversely affect our business, financial results and stock price.

The Acquisition may not achieve its intended results, including anticipated investment opportunities and earnings growth.

Although we expect the Acquisition to result in various benefits, we cannot assure you regarding when or the extent to which we will be able to realize these or other benefits. Achieving the anticipated benefits, is subject to a number of uncertainties, including whether the businesses acquired can be operated in the manner we intend and whether our costs to finance the Acquisition will be consistent with our expectations. Events outside of our control, including but not limited to regulatory changes or developments, could also adversely affect our ability to realize the anticipated benefits from the Acquisition. Thus the integration of DJO may be unpredictable, subject to delays or changed circumstances, and we cannot assure you that the acquired business will perform in accordance with our expectations or that our expectations with respect to the Acquisition will be achieved. While we expect the Acquisition to be accretive in the first year following the Acquisition, excluding transaction-related amortization and one-time costs, we cannot assure you that the Acquisition will be accretive to the extent we anticipate or at all. In addition, we cannot assure you that the Acquisition will result in higher operating or EBITDA margins, less cyclicality in our business, greater cash flow predictability or that the Acquisition will lead to the return on invested capital currently anticipated. We cannot assure you that we will be able to drive further operating improvements to DJO’s business, improve or expand DJO’s operating or EBITDA margins or be able to grow DJO’s business, revenues or profitability. Our anticipated costs to achieve the integration of the acquired business may differ significantly from our current estimates. The integration may place an additional burden on our management and internal resources, and the diversion of management’s attention during the integration process could have an adverse effect on our business, financial condition and expected operating results.

Integrating DJO’s business into our business may divert management’s attention away from operations, and we may also encounter significant difficulties in integrating the two businesses.

The Acquisition involve, among other things, the integration into our business platform of DJO. The success of the Acquisition and its anticipated financial and operational benefits, including increased revenues, synergies and cost savings, will depend in part on our ability to successfully combine and integrate DJO’s business into ours, and there can be no assurance regarding when or the extent to which we will be able to realize these increased revenues, synergies, cost savings or other benefits. These benefits may not be achieved within the anticipated time frame, or at all.

Successful integration of DJO’s operations, products and personnel may place a significant burden on management and other internal resources. The diversion of management’s attention, and any difficulties encountered in the transition and integration process, could harm our business, financial condition and results of operations.

Risks Related to DJO

You should read and consider the risk factors below, which relate to DJO’s business and will affect the combined company if the Acquisition is completed.

If coverage and adequate levels of reimbursement from third-party payors for DJO’s products are not obtained, healthcare providers and patients may be reluctant to use DJO’s products; DJO’s margins may suffer and its revenue and profits may decline.

DJO’s sales depend largely on whether there is coverage and adequate reimbursement by government healthcare programs, such as Medicare and Medicaid, and by private payors. DJO believes that surgeons, hospitals, physical therapists and other healthcare providers may not use, purchase or prescribe its products and patients may not purchase its products if these third-party payors do not provide satisfactory coverage of and reimbursement for the costs of DJO’s products or the procedures involving the use of its products. Reduced reimbursement rates will also lower DJO’s margins on product sales and could adversely impact the profitability and viability of the affected products.

Third-party payors continue to review their coverage policies carefully and can, without notice, reduce or eliminate reimbursement for DJO’s products or treatments that use its products. For instance, they may attempt to control costs by (i) authorizing fewer elective surgical procedures, including joint reconstructive surgeries, (ii) requiring the use of the least expensive product available, (iii) reducing the reimbursement for or limiting the number of authorized visits for rehabilitation procedures, (iv) bundling reimbursement for all services related to an episode of care, or (v) otherwise restricting coverage or reimbursement of DJO’s products or procedures using DJO’s products.

Medicare payment for Durable Medical Equipment, Prosthetics, Orthotics, and Supplies (“DMEPOS”) also can be impacted by the DMEPOS competitive bidding program, under which Medicare rates are based on bid amounts for certain products in designated geographic areas, rather than the Medicare fee schedule amount. Only those suppliers selected through the competitive bidding process within each designated competitive bidding area (“CBA”) are eligible to have their products reimbursed by Medicare. The Centers for Medicare & Medicaid Services (“CMS”) also has adopted regulations to adjust national DMEPOS fee schedules to take into account competitive bidding pricing. If any of DJO’s products are included in competitive bidding and it is not selected as a contract supplier (or subcontractor) in a particular region, or if contract or fee schedule prices are significantly below current Medicare fee schedule reimbursement levels, it could have an adverse impact on DJO’s sales and profitability.

Because many private payors model their coverage and reimbursement policies on Medicare, other third party payors’ coverage of, and reimbursement for, DJO’s products also could be negatively impacted by legislative, regulatory or other measures that restrict Medicare coverage or reduce Medicare reimbursement.

DJO’s international sales also depend in part upon the coverage and eligibility for reimbursement of its products through government-sponsored healthcare payment systems and third party payors, the amount of reimbursement, and the cost allocation of payments between the patient and government-sponsored healthcare payment systems and third party payors. Coverage and reimbursement practices vary significantly by country, with certain countries requiring products to undergo a lengthy regulatory review in order to be eligible for third party coverage and reimbursement. In addition, healthcare cost containment efforts similar to those DJO faces in the United States are prevalent in many of the foreign countries in which its products are sold, and these efforts are expected to continue in the future, possibly resulting in the adoption of more stringent reimbursement standards relating to DJO’s international operations.

Federal and state health reform and cost control efforts include provisions that could adversely impact DJO’s business and results of operations, and federal and state legislatures continue to consider further reforms and cost control efforts that could adversely impact DJO’s business and results of operations.

In the United States, there have been and continue to be a number of legislative initiatives to contain healthcare costs. In March 2010, the Affordable Care Act (“ACA”) was enacted in the United States. The ACA is a sweeping measure designed to expand access to affordable health insurance, control health care spending, and improve health care quality. Several provisions of the ACA specifically affect the medical equipment industry. In addition to changes in Medicare DMEPOS reimbursement and an expansion of the DMEPOS competitive bidding program, the ACA provides that for sales on or after January 1, 2013, manufacturers, producers, and importers of specified taxable medical devices must pay an annual excise tax of 2.3% of a deemed price for these products. A limited number of DJO’s products are subject to the new tax. A two-year suspension of the medical device tax was passed in late 2015, resulting in no medical device tax obligations for 2016 and 2017. The Continuing Appropriations Act, signed into law on January 22, 2018 extends the moratorium for an additional two years; as a result, the device tax will not apply to sales during calendar years 2018 and 2019. Absent further legislative action, the device excise tax will be reinstated on medical device sales starting January 1, 2020. The ACA implemented payment system reforms including a national pilot program on payment bundling to encourage hospitals, physicians and other providers to improve the coordination, quality and efficiency of certain healthcare services through bundled payment models. The ACA also established enhanced Medicare and Medicaid program integrity provisions, including expanded documentation requirements for Medicare DMEPOS orders, more stringent procedures for screening Medicare and Medicaid DMEPOS suppliers, and new disclosure requirements regarding manufacturer payments to physicians and teaching hospitals, along with broader expansion of federal fraud and abuse authorities. The ACA also established a new Patient-Centered Outcomes Research Institute to oversee and identify priorities in comparative clinical effectiveness research in an effort to coordinate and develop such research.

A sweeping tax bill signed into law on December 22, 2017 repealed the ACA’s penalty for failure to maintain health insurance coverage that provides at least minimum essential coverage. On December 14, 2018, a U.S. District Court Judge in the Northern District of Texas, ruled that the individual mandate is a critical and inseverable feature of the ACA, and therefore, because it was repealed as part of the Tax Act, the remaining provisions of the ACA are invalid as well. While the Trump Administration and CMS have both stated that the ruling will have no immediate effect, it is unclear how this decision, subsequent appeals, if any, and other efforts to repeal and replace the ACA will impact the ACA and our business. Congress has also been considering subsequent legislation, and President Trump has been considering executive orders, to repeal additional provisions of the ACA and potentially impose alternative health coverage policies. Further, on January 20, 2017, President Trump signed an Executive Order directing federal agencies with authorities and responsibilities under the ACA to waive, defer, grant exemptions from, or delay the implementation of any provision of the ACA that would impose a fiscal or regulatory burden on states, individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices. There can be no assurances that any future healthcare legislation will not have a material adverse impact on DJO’s business.

In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. On August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, reduced Medicare payments to providers by 2% per fiscal year, effective on April 1, 2013 and, due to subsequent legislative amendments to the statute, will remain in effect through 2027 unless additional Congressional action is taken. On January 2, 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, reduced Medicare payments to several providers, including hospitals, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. The Medicare Access and CHIP Reauthorization Act of 2015, or MACRA, enacted on April 16, 2015, repealed the formula by which Medicare made annual payment adjustments to physicians and replaced the former formula with fixed annual updates and a new system of incentive payments scheduled to begin in 2019 that are based on various performance measures and physicians’ participation in alternative payment models such as accountable care organizations. It is unclear what effect new quality and payment programs, such as MACRA, may have on our business, financial condition, results of operations or cash flows.

Likewise, most states have adopted or are considering policies to reduce Medicaid spending as a result of state budgetary shortfalls, which in some cases include reduced reimbursement for DMEPOS items and/or other Medicaid coverage restrictions. Federal policy may also impact state Medicaid policy. For instance, effective January 1, 2018, the 21st Century Cures Act prohibits federal financial participation (“FFP”) payments to states for certain Medicaid DME spending that exceeds what Medicare would have paid for such items. Congress has also been considering legislation to replace or revise elements of the ACA, which in turn may require states to modify their own laws and regulations. As states continue to face significant financial pressures, it is possible that state health policy changes will adversely affect DJO’s profitability.

If DJO fails to meet Medicare accreditation and surety bond requirements or DMEPOS supplier standards or we fail to notify CMS, the appropriate accreditation organization, and the National Supplier Clearinghouse of this acquisition, it could negatively affect DJO’s business operations.

Medicare DMEPOS suppliers (other than certain exempted professionals) must be accredited by an approved accreditation organization as meeting DMEPOS quality standards adopted by CMS including specific requirements for suppliers of custom-fabricated and custom-fitted orthoses and certain prosthetics. Medicare suppliers also are required to meet surety bond requirements. In addition, Medicare DMEPOS suppliers must comply with Medicare supplier standards in order to obtain and retain billing privileges, including meeting all applicable federal and state licensure and regulatory requirements. CMS periodically expands or otherwise clarifies the Medicare DMEPOS supplier standards and states periodically change licensure requirements, including licensure rules imposing more stringent requirements on out-of-state DMEPOS suppliers. DJO believes it currently is in compliance with these requirements. If DJO fails to maintain its Medicare accreditation status and/or does not comply with Medicare surety bond or supplier standard requirements or state licensure requirements in the future, or if these requirements are changed or expanded, it could adversely affect DJO’s profits and results of operations. Because DJO’s accreditation will not transfer automatically with the sale of DJO, if we fail to notify CMS, the appropriate accreditation organization, and the National Supplier Clearinghouse of the acquisition, it could adversely affect DJO’s profits and results of operations.

DJO’s Business Transformation Initiative may cause a disruption in its operations and may not be successful.

In March 2017, DJO announced that it had embarked on a series of business transformation projects focused on delivering productivity improvements and reducing costs. This initiative involves costs relating to hiring outside experts and implementing these projects, may result in restructuring and asset impairments charges, and could have other unanticipated costs and consequences. While DJO expects to realize efficiencies from this initiative, there is no guarantee that it will recognize the full efficiency, cost reduction and other benefits of these activities that it expects. In connection with such activities, DJO may experience a disruption in its ability to perform functions critical to its strategy. If DJO’s business transformation initiative is not successful, or if it is not executed effectively, it could adversely affect DJO’s business, financial condition and results of operations.

As part of DJO’s Business Transformation Initiative, DJO has transitioned certain business processes to third-party vendors. Reliance on such third-party vendors subjects DJO to risks arising from the loss of control of such business processes, changes in pricing that may affect DJO’s results of operations, and, potentially, disruption from the termination of provision of these services by such third-party vendors. In addition, the role of outsource providers has required DJO to implement changes to its existing operations and to adopt new procedures to deal with and manage the performance of these outsource providers. Any delay or failure in the implementation of DJO’s operational changes and new procedures could adversely affect its customer relationships. A failure of these third-party vendors to provide services in a satisfactory manner could have an adverse effect on DJO’s business, financial condition and results of operations, or DJO’s ability to accomplish its financial and management reporting. DJO may outsource additional functions in the future, which would increase its reliance on third parties.

DJO is subject to extensive government regulation by the FDA and comparable government authorities relating to the safety, efficacy, testing, manufacturing, labeling, and marketing of its products. If DJO, its contract manufacturers, or its component suppliers fail to comply with the Food and Drug Administration’s (the FDA) Quality System Regulation, the manufacturing and distribution of its products could be delayed or halted, and DJO, the contract manufacturers, or the component suppliers could be subject to enforcement actions or penalties, and its product sales and profitability could suffer..

DJO’s manufacturing processes, and the manufacturing processes of its contract manufacturers and component suppliers are required to comply with the FDA’s Quality System Regulation, which covers current Good Manufacturing Practice requirements including procedures concerning (and documentation of) the design, testing, production processes, controls, quality assurance, labeling, packaging, storage and shipping of DJO’s devices. DJO also is subject to state requirements and licenses applicable to manufacturers of medical devices. In addition, DJO must engage in extensive recordkeeping and reporting and must make available DJO’s manufacturing facilities and records for periodic unscheduled inspections by governmental agencies, including the FDA, state authorities and comparable agencies in other countries. Moreover, if DJO fails to pass a Quality System Regulation inspection or to comply with these and other applicable regulatory requirements, DJO may receive a notice of a violation in the form of inspectional observations on Form FDA-483 or a warning letter, or DJO could otherwise be required to take corrective action and, in severe cases, it could suffer a disruption of its operations and manufacturing delays. If DJO fails to take adequate corrective actions, it could be subject to certain enforcement actions, including, among other things, significant fines, warning letters, untitled letters, suspension of approvals, seizures or recalls of products, operating restrictions and criminal prosecutions. DJO cannot assure you that the FDA or other governmental authorities would agree with its interpretation of applicable regulatory requirements or that it has in all instances fully complied with all applicable requirements. Any notice or communication from the FDA regarding a failure to comply with applicable requirements could adversely affect its product sales and profitability. DJO has received FDA warnings letters in the past, and we cannot assure you that the FDA will not take further action in the future.

DJO’s contract manufacturers and its component suppliers are also required to comply with the FDA’s Quality System Regulations. DJO cannot assure anyone that its contract manufacturers’ or component suppliers’ facilities would pass any future quality system inspection. If DJO’s or any of its contract manufacturers’ or component suppliers’ facilities fail a quality system inspection, its product sales and profitability could be adversely affected.

The loss of the services of DJO’s key management and personnel could adversely affect its ability to operate its business.

DJO’s executive officers have substantial experience and expertise in its industry. DJO’s future success depends, to a significant extent, on the abilities and efforts of its and our executive officers and management team. We will compete for such personnel with other companies, academic institutions, government entities and other organizations, and our failure to hire and retain qualified individuals for senior executive positions could have a material adverse impact on its business.

DJO may experience substantial fluctuations in its quarterly operating results and you should not rely on them as an indication of DJO’s future results.

DJO’s quarterly operating results may vary significantly due to a combination of factors, many of which are beyond DJO’s control. These factors include

•	demand for many of DJO’s products, which historically has been higher in the fourth quarter when scholastic sports and ski injuries are more frequent;

•	DJO’s ability to meet the demand for its products;

•	the direct distribution of DJO’s products in foreign countries that have seasonal variations;

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the number, timing and significance of new products and product introductions and enhancements by DJO and its competitors, including delays in obtaining government review and clearance of medical devices;

•	DJO’s ability to develop, introduce and market new and enhanced versions of its products on a timely basis;

•	the impact of any acquisitions that occur in a quarter;

•	the impact of any changes in generally accepted accounting principles;

•	changes in pricing policies by DJO and its competitors and reimbursement rates by third party payors, including government healthcare agencies and private insurers;

•	the loss of any of DJO’s significant distributors;

•	changes in the treatment practices of orthopedic and spine surgeons, primary care physicians, and pain-management specialists, and their allied healthcare professionals; and

•	the timing of significant orders and shipments.

Accordingly, DJO’s quarterly sales and operating results may vary significantly in the future and period-to-period comparisons of its results of operations may not be meaningful and should not be relied upon as indications of future performance. We cannot assure you that DJO’s sales will increase or be sustained in future periods or that it will be profitable in any future period.

DJO’s reported results may be adversely affected by increases in reserves for contractual allowances, rebates, product returns, uncollectible accounts receivable and inventory.

DJO has established reserves to account for contractual allowances, rebates, product returns and reserves for rental credits. Significant management judgment must be used and estimates must be made in connection with establishing the reserves for contractual allowances, rebates, product returns, uncollectible accounts receivable and inventory and other allowances in any accounting period. If such judgments and estimates are inaccurate, reserves for such items may have to be increased which could adversely affect its reported financial results by reducing its net revenues and/or profitability for the reporting period.

DJO operates in a highly competitive business environment, and its inability to compete effectively could adversely affect its business prospects and results of operations.

DJO operates in highly competitive and fragmented markets. Its Bracing and Vascular, Recovery Sciences and International segments compete with both large and small companies, including several large, diversified companies with significant market share and numerous smaller niche companies, particularly in the physical therapy products market. Its Surgical Implant segment competes with a small number of very large companies that dominate the market, as well as other companies similar to its size. We may not be able to offer products similar to, or more desirable than, those of DJO’s competitors or at a price comparable to that of its competitors. Compared to DJO, many of its competitors have

•	greater financial, marketing and other resources;

•	more widely accepted products;

•	a larger number of endorsements from healthcare professionals;

•	a larger product portfolio;

•	superior ability to maintain new product flow;

•	greater research and development and technical capabilities;

•	patent portfolios that may present an obstacle to the conduct of DJO’s business;

•	stronger name recognition;

•	larger sales and distribution networks; and/or

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international manufacturing facilities that enable them to avoid the transportation costs and foreign import duties associated with shipping DJO’s products manufactured in the United States to international customers.

Accordingly, DJO may be at a disadvantage with respect to its competitors. These factors may materially impair DJO’s ability to develop and sell its products.

The success of all of DJO’s products depends heavily on acceptance by healthcare professionals who prescribe and recommend DJO’s products, and DJO’s failure to maintain a high level of confidence by key healthcare professionals in its products could adversely affect its business.

DJO has maintained customer relationships with numerous orthopedic surgeons, primary care physicians, other specialist physicians, physical therapists, athletic trainers, chiropractors and other healthcare professionals. DJO believes that sales of its products depend significantly on their confidence in, and recommendations of, its products. Acceptance of DJO’s products depends on educating the healthcare community as to the distinctive characteristics, perceived benefits, clinical efficacy and cost-effectiveness of DJO’s products compared to the products offered by its competitors and on training healthcare professionals in the proper use and application of its products. Failure to maintain these customer relationships and develop similar relationships with other leading healthcare professionals could result in fewer recommendations of DJO’s products, which may adversely affect DJO’s sales and profitability.

In addition, from time to time, CMS or its contractors have considered imposing restrictions on the ability of DMEPOS suppliers to maintain consigned inventory in physicians’ offices and then for bill for such inventory once a physician prescribes the item for a patient. In December 2015, the National Supplier Clearinghouse (“NSC”), a CMS contractor, suggested limits on the ability of a DMEPOS supplier to perform functions at the provider’s facility and then bill for the consigned inventory. The NSC policy was subsequently rescinded. We cannot assure you that CMS or its contractors will not adopt more restrictive policies regarding consignment arrangements in the future.

The success of DJO’s surgical implant products depends on DJO’s relationships with leading surgeons who assist with the development and testing of DJO’s products, and DJO’s ability to comply with enhanced disclosure requirements regarding payments to physicians.

A key aspect of the development and sale of DJO’s surgical implant products is the use of designing and consulting arrangements with orthopedic surgeons who are well recognized in the healthcare community. These surgeons assist in the development and clinical testing of new surgical implant products. They also participate in symposia and seminars introducing new surgical implant products and assist in the training of healthcare professionals in using DJO’s new products. DJO may not be successful in maintaining or renewing its current designing and consulting arrangements with these surgeons or in developing similar arrangements with new surgeons. In that event, DJO’s ability to develop, test and market new surgical implant products could be adversely affected.

In addition, the Physician Payment Sunshine Act and related state marketing and payment disclosure requirements and industry guidelines could have an adverse impact on DJO’s relationships with surgeons, and we cannot assure you that such requirements and guidelines would not impose additional costs on DJO or adversely impact its consulting and other arrangements with surgeons.

Proposed laws or regulations that would limit the types of orthopedic professionals who can fit, sell or seek reimbursement for DJO’s products could, if adopted, adversely affect DJO’s business.

Federal and state legislatures and regulators have periodically considered proposals to limit the types of orthopedic professionals who can fit or sell DJO’s orthotic products or who can seek reimbursement for them. Several states have adopted legislation imposing certification or licensing requirements on the measuring, fitting and adjusting of certain orthotic devices, and additional states may do so in the future. Although some of these state laws exempt manufacturers’ representatives, others do not. Such laws could reduce the number of potential customers by restricting DJO’s sales representatives’ activities in those jurisdictions or reduce demand for DJO’s products by reducing the number of professionals who fit and sell them. The adoption of such policies could have a material adverse impact on DJO’s business.

In addition, legislation has been adopted, but not implemented to date, requiring that certain certification or licensing requirements be met for individuals and suppliers furnishing certain custom-fabricated orthotic devices as a condition of Medicare payment. On January 12, 2017, CMS published a proposed rule that would implement these requirements, but CMS subsequently withdrew the rule. Medicare currently follows state policies in those states that require the use of an orthotist or prosthetist for furnishing of orthotics or prosthetics.

In 2014, CMS proposed, but ultimately did not adopt, a regulatory change that would have narrowly defined the “specialized training” that is needed to provide custom fitting of orthotics under the Medicare program if the fitter is not a certified orthotist. We cannot predict whether additional restrictions will be implemented at the state or federal level or the impact of such policies on its business.

DJO relies on its own direct sales force for certain of its products, which may result in higher fixed costs than its competitors and may slow its ability to reduce costs in the face of a sudden decline in demand for its products.

DJO relies on its own direct sales force of representatives in the United States and in Europe to market and sell certain of the orthopedic rehabilitation products which are intended for use in the home and in rehabilitation clinics. Some of DJO’s competitors rely predominantly on independent sales agents and third party distributors. A direct sales force may subject DJO to higher fixed costs than those of companies that market competing products through independent third parties, due to the costs that it will bear associated with employee benefits, training, and managing sales personnel. As a result, DJO could be at a competitive disadvantage. Additionally, these fixed costs may slow DJO’s ability to reduce costs in the face of a sudden decline in demand for its products, which could have a material adverse impact on its results of operations.

If DJO fails to establish new sales and distribution relationships or maintain its existing relationships, or if its third party distributors and independent sales representatives fail to commit sufficient time and effort or are otherwise ineffective in selling its products, DJO’s results of operations and future growth could be adversely impacted.

The sale and distribution of certain of DJO’s orthopedic products, CMF products and its surgical implant products depend, in part, on DJO’s relationships with a network of third party distributors and independent commissioned sales representatives. These third party distributors and independent sales representatives maintain the customer relationships with the hospitals, orthopedic surgeons, physical therapists and other healthcare professionals that purchase, use and recommend the use of DJO’s products. Although DJO’s internal sales staff trains and manages these third party distributors and independent sales representatives, DJO does not directly monitor the efforts that they make to sell its products. In addition, some of the independent sales representatives that DJO uses to sell its surgical implant products also sell products that directly compete with DJO’s core product offerings. These sales representatives may not dedicate the necessary effort to market and sell DJO’s products. If DJO fails to attract and maintain relationships with third party distributors and skilled independent sales representatives or fail to adequately train and monitor the efforts of the third party distributors and sales representatives that market and sell its products, or if DJO’s existing third party distributors and independent sales representatives choose not to carry DJO’s products, DJO’s results of operations and future growth could be adversely affected.

DJO’s international operations expose it to risks related to conducting business in multiple jurisdictions outside the United States.

The international scope of DJO’s operations exposes it to economic, regulatory and other risks in the countries in which it operates. DJO generated 27.0% of its net revenues from customers outside the United States for the year ended December 31, 2017. Doing business in foreign countries exposes DJO to a number of risks, including the following:

•	fluctuations in currency exchange rates;

•	imposition of investment, currency repatriation and other restrictions by foreign governments;

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potential adverse tax consequences, including the imposition or increase of withholding and other taxes on remittances and other payments by foreign subsidiaries, which, among other things, may preclude payments or dividends from foreign subsidiaries from being used for DJO’s debt service, and exposure to adverse tax regimes;

•	difficulty in collecting accounts receivable and longer collection periods;

•	the imposition of additional foreign governmental controls or regulations on the sale of DJO’s products;

•	intellectual property protection difficulties;

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changes in political and economic conditions, including the recent political changes in Tunisia in which DJO maintains a small manufacturing facility and security issues in Mexico in which DJO maintains a significant manufacturing facility;

•	difficulties in attracting high-quality management, sales and marketing personnel to staff DJO’s foreign operations;

•	labor disputes;

•	import and export restrictions and controls, tariffs and other trade barriers;

•	increased costs of transportation or shipping;

•	exposure to different approaches to treating injuries;

•	exposure to different legal, regulatory and political standards; and

•	difficulties of local governments in responding to severe weather emergencies, natural disasters or other such similar events.

In addition, as DJO grows its operations internationally, it will become increasingly dependent on foreign distributors and sales agents for its compliance and adherence to foreign laws and regulations that it may not be familiar with, and DJO cannot assure you that these distributors and sales agents will adhere to such laws and regulations or adhere to its own business practices and policies. Any violation of laws and regulations by foreign distributors or sales agents or a failure of foreign distributors or sales agents to comply with applicable business practices and policies could result in legal or regulatory sanctions or potentially damage its reputation in that respective international market. If DJO fails to manage these risks effectively, it may not be able to grow its international operations, and its business and results of operations may be materially adversely affected.

DJO may fail to comply with customs and import/export laws and regulations.

DJO’s business is conducted world-wide, with raw material and finished goods imported from and exported to a substantial number of countries. In particular, a significant portion of DJO’s products are manufactured in its plant in Tijuana, Mexico and imported to the United States before shipment to domestic customers or export to other countries. DJO is subject to customs and import/export rules in the U.S., including FDA regulatory requirements applicable to medical devices, detailed below, and in other countries, and to requirements for payment of appropriate duties and other taxes as goods move between countries. Customs authorities monitor DJO’s shipments and payments of duties, fees and other taxes and can perform audits to confirm compliance with applicable laws and regulations. DJO’s failure to comply with import/export rules and restrictions or to properly classify its products under tariff regulations and pay the appropriate duty could expose it to fines and penalties and adversely affect its financial condition and business operations.

DJO is subject to various export controls and trade and economic sanctions laws and regulations that could impair DJO’s ability to compete in international markets and subject DJO to liability if DJO is not in full compliance with applicable laws.

DJO’s business activities are subject to various export controls and trade and economic sanctions laws and regulations, including, without limitation, the U.S. Commerce Department’s Export Administration Regulations and the U.S. Treasury Department’s Office of Foreign Assets Control’s (“OFAC”) trade and economic sanctions programs (collectively, “Trade Controls”). Such Trade Controls may prohibit or restrict DJO’s ability to, directly or indirectly, conduct activities or dealings in or with certain countries or territories that are the subject of comprehensive embargoes, as well as with individuals or entities that are the subject of Trade Controls-related prohibitions and restrictions. DJO’s failure to successfully comply with applicable Trade Controls may expose DJO to negative legal and business consequences, including civil or criminal penalties, government investigations, and reputational harm.

Fluctuations in foreign exchange rates may adversely affect DJO’s financial condition and results of operations and may affect the comparability of DJO’s results between financial periods.

DJO’s foreign operations expose it to currency fluctuations and exchange rate risks. DJO is exposed to the risk of currency fluctuations between the U.S. Dollar and the Euro, Pound Sterling, Canadian Dollar, Mexican Peso, Swiss Franc, Australian Dollar, Japanese Yen, Norwegian Krone, Danish Krone, Swedish Krona, South African Rand, Tunisian Dinar, Chinese Yuan Renminbi and Indian Rupee. Sales denominated in foreign currencies accounted for 24.4% of DJO’s consolidated net sales for the year ended December 31, 2017, of which 16.7% were denominated in the Euro. DJO’s exposure to fluctuations in foreign currencies arises because certain of its subsidiaries’ results are recorded in these currencies and then translated into U.S. Dollars for financial reporting purposes, and certain of its subsidiaries enter into purchase or sale transactions using a currency other than the functional currency for financial reporting purposes. As DJO continues to distribute and manufacture its products in selected foreign countries, it expects that future sales and costs associated with its activities in these markets will continue to be denominated in the applicable foreign currencies, which could cause currency fluctuations to materially impact operating results. Changes in currency exchange rates may adversely affect DJO’s financial condition and results of operations and may affect the comparability of results between reporting periods.

We may not be able to effectively manage DJO’s currency translation risks, and volatility in currency exchange rates may adversely affect our financial condition and results of operations.

DJO’s success depends on receiving regulatory approval for its products, and failure to do so could adversely affect its growth and operating results.

DJO’s products are subject to extensive regulation in the United States by the FDA and by similar governmental authorities in the foreign countries where it does business. The FDA regulates virtually all aspects of a medical device’s development, design, pre-clinical testing, clinical trials, manufacturing, packaging, storage, premarket approval, recordkeeping, reporting, labeling, promotion, distribution, sale and marketing, as well as modifications to existing products and the marketing of existing products for new indications. In the

United States, before DJO can market a new medical device, or label and market a previously cleared or approved device for a new intended use or new indication for use, or make a significant modification to a previously cleared or approved device, DJO must first receive either FDA clearance under Section 510(k) of the Federal Food, Drug, and Cosmetic Act or approval of a premarket approval, or PMA, application from the FDA, unless an exemption applies. The process of obtaining PMA approval is much more rigorous, costly, and lengthy than the 510(k) clearance process. In the 510(k) clearance process, the FDA must determine that a proposed device is “substantially equivalent” to a device legally on the market, known as a “predicate” device, in order to clear the proposed device for marketing. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data is sometimes required to support substantial equivalence. In the PMA approval process, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including, but not limited to, technical, pre-clinical, clinical trial, manufacturing and labeling data. The PMA process is typically required for devices for which the 510(k) process cannot be used and that are deemed to pose the greatest risk. Modifications to products that are approved through a PMA application generally need FDA approval of a PMA supplement. Similarly, some modifications made to products cleared through a 510(k) may require a new 510(k). The FDA’s 510(k) clearance process usually takes from three to 12 months, but may last longer. The process of obtaining a PMA generally takes from one to three years, or even longer, from the time the PMA is submitted to the FDA until an approval is obtained. Any delay or failure to obtain necessary regulatory approvals could have a material adverse effect on our business, financial condition and prospects.

The FDA can delay, limit or deny clearance or approval of a device for many reasons, including:

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DJO’s inability to demonstrate to the satisfaction of the FDA or the applicable regulatory entity or notified body that DJO’s products are safe or effective for their intended uses or that DJO’s products are substantially equivalent to predicate devices;

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the disagreement of the FDA or the applicable foreign regulatory body with the design, conduct or implementation of DJO’s clinical trials or the analyses or interpretation of data from pre-clinical studies or clinical trials;

•	serious and unexpected adverse device effects experienced by participants in DJO’s clinical trials;

•	the data from DJO’s pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required;

•	DJO’s inability to demonstrate that the clinical and other benefits of the device outweigh the risks;

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an advisory committee, if convened by the applicable regulatory authority, may recommend against approval of DJO’s application or may recommend that the applicable regulatory authority require, as a condition of approval, additional preclinical studies or clinical trials, limitations on approved labeling or distribution and use restrictions, or even if an advisory committee, if convened, makes a favorable recommendation, the respective regulatory authority may still not approve the product;

•	the applicable regulatory authority may identify deficiencies in DJO’s application, DJO’s manufacturing processes or facilities, or those of DJO’s third party contract manufacturers;

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the potential for approval or clearance requirements of the FDA or applicable foreign regulatory bodies to change significantly in a manner rendering DJO’s clinical data or regulatory filings insufficient for approval or clearance; and

•	the FDA or foreign regulatory authorities may audit DJO’s clinical trial data and conclude that the data is not sufficiently reliable to support a PMA or 510(k) application.

While in the past DJO has received such approvals and clearances, it may not be successful in the future in receiving such approvals and clearances in a timely manner or at all. If DJO begins to have significant difficulty obtaining such FDA approvals or clearances in a timely manner or at all, it could have a material adverse effect on its revenues and growth.

Clinical research on medical devices is subject to extensive regulation by FDA and comparable authorities, and DJO may encounter delays in the conduct of clinical trials or fail to receive positive clinical results for its products in development that require clinical trials. Even if DJO receives positive clinical results, it may still fail to receive the necessary clearance or approvals to market its products.

In the development of new products or new indications for, or modifications to, existing products, DJO may conduct or sponsor clinical trials. Clinical trials are expensive and require significant investment of time and resources and may not generate the data DJO needs to support a submission to the FDA. Clinical trials are subject to regulation by the FDA and, if federal funds are involved or if an investigator or site has signed a federal assurance, are subject to further regulation by the Office for Human Research Protections and the National Institutes of Health. Failure to comply with such regulation, including, but not limited to, failure to obtain adequate consent of subjects, failure to adequately disclose financial conflicts or failure to report data or adverse events accurately, could result in fines, penalties, suspension of trials, and the inability to use the data to support an FDA submission. In addition, delays in the conduct of trials or delays in review and approval by the FDA may adversely affect DJO’s business, results of operations or cash flows.

Certain modifications to DJO’s products may require new 510(k) clearance or other marketing authorizations and may require DJO to recall or cease marketing its products.

Once a medical device is permitted to be legally marketed in the U.S. pursuant to a 510(k) clearance, de novo classification, or a PMA, a manufacturer may be required to notify the FDA of certain modifications to the device. Manufacturers determine in the first instance whether a change to a product requires a new premarket submission, but the FDA may review any manufacturer’s decision. The FDA may not agree with DJO’s decisions regarding whether new clearances or approvals are necessary. DJO has historically made modifications to its products in the past and have determined based on its review of the applicable FDA regulations and guidance that in certain instances new 510(k) clearances or other premarket submissions were not required. DJO may make similar modifications or add additional features in the future that DJO believes do not require a new 510(k) clearance, de novo classification, or approval of a PMA or PMA amendments or supplements. If the FDA disagrees with DJO’s determinations and requires DJO to submit new 510(k) notifications, requests for de novo classification, or PMAs (or PMA supplements or amendments) for modifications to DJO’s previously cleared or reclassified products for which DJO has concluded that new clearances or approvals are unnecessary, DJO may be required to cease marketing or to recall the modified product until DJO obtains clearance or approval, and DJO may be subject to significant regulatory fines or penalties.

DJO’s products may cause or contribute to adverse medical events that DJO is required to report to the FDA and other governmental authorities, and if DJO fails to do so, it would be subject to sanctions that could harm DJO’s reputation, business, financial condition and results of operations. The discovery of serious safety issues with DJO’s products, or a recall of its products either voluntarily or at the direction of the FDA or another governmental authority, could have a negative impact on us.

DJO’s products are subject to extensive regulation by the FDA in the United States and by regulatory agencies in other countries where we do business. DJO is required to timely file various reports with the FDA, including reports required by the medical device reporting regulations, or MDRs, which require DJO to report to the FDA when DJO receives or becomes aware of information that reasonably suggests that one or more of its products may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur to the device or a similar device that we market, could cause or contribute to a death or serious injury. The timing of DJO’s obligation to report is triggered by the date it becomes aware of the adverse event as well as the nature of the event. DJO may fail to report adverse events of which it becomes aware within the prescribed timeframe. DJO may also fail to recognize that it has become aware of a reportable adverse event, especially if it is not reported to DJO as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of the product. If DJO fails to comply with its reporting obligations, the FDA or other governmental authorities could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, revocation of its marketing authorizations, seizure of its products or delay in clearance of future products.

Most medical device recalls are voluntarily initiated by manufacturers. FDA and certain foreign regulatory bodies also have the authority to require the recall of commercialized products under certain circumstances. The FDA’s authority to require a recall must be based on a finding that there is reasonable probability that the device could cause serious injury or death. Correcting product deficiencies and defects may require the submission of additional marketing authorizations before DJO may continue marketing the corrected device. If DJO does not adequately address problems associated with its devices, DJO may face additional regulatory enforcement action, including FDA warning letters, product seizure, injunctions, administrative penalties or civil or criminal proceedings.

If DJO fails to comply with the various regulatory regimes for the foreign markets in which it operates, its operational results could be adversely affected.

In many of the foreign countries in which DJO markets its products, it is subject to extensive regulations, including those in Europe. The regulation of DJO’s products in the European Economic Area (which consists of the twenty-seven member states of the European Union, as well as Iceland, Liechtenstein and Norway) is governed by various directives and regulations promulgated by the European Commission and national governments. Only medical devices that comply with certain conformity requirements are allowed to be marketed within the European Economic Area. In addition, the national health or social security organizations of certain foreign countries, including certain countries outside Europe, require DJO’s products to be qualified before they can be marketed in those countries. Failure to receive or delays in the receipt of, relevant foreign qualifications in the European Economic Area or other foreign countries could have a material adverse impact on DJO’s business.

The FDA regulates the export of medical devices from the United States to foreign countries and certain foreign countries may require FDA certification that DJO’s products are in compliance with U.S. law. If DJO fails to obtain or maintain export certificates required for the export of its products, it could suffer a material adverse impact on its revenues and growth.

DJO is subject to laws concerning its marketing activities in foreign countries where it conducts business. For example, within the EU, the control of unlawful marketing activities is a matter of national law in each of the member states of the EU. The member states of the EU closely monitor perceived unlawful marketing activity by companies. DJO could face civil, criminal and administrative sanctions if any member state determines that DJO has breached its obligations under its national laws. In particular, as a result of conducting business in the U.K. through DJO’s subsidiary in that country, DJO is, in certain circumstances, subject to the anti-corruption provisions of the U.K. Bribery Act in its activities conducted in any country in the world. Industry associations also closely monitor the activities of member companies. If these organizations or authorities name DJO as having breached its obligations under their regulations, rules or standards, DJO’s reputation would suffer and its business and financial condition could be adversely affected. DJO is also subject to the U.S. Foreign Corrupt Practices Act (the “FCPA”), antitrust and anti-competition laws, and similar laws in foreign countries, any violation of which could result in civil or criminal enforcement actions and penalties, create a substantial liability for DJO and also cause a loss of reputation in the market. The EU and various of its constituent states have promulgated extensive rules regulating the process and means by which personal data can be exported out of the EU or its constituent states to the US and elsewhere, including for human resources purposes by multinational companies. From time to time, DJO may face audits or investigations by one or more domestic or foreign government agencies, compliance with which could be costly and time-consuming, and could divert DJO’s management and key personnel from DJO’s business operations. An adverse outcome under any such investigation or audit could subject DJO to fines or other penalties, which could adversely affect its business and financial results.

If the Department of Health and Human Services (“HHS”), the Office of Inspector General (“OIG”), the FDA or another regulatory agency determines that DJO has promoted off-label use of its products, DJO may be subject to various penalties, including civil or criminal penalties, and the off-label use of its products may result in injuries that lead to product liability suits, which could be costly to DJO’s business.

The OIG, the FDA and other regulatory agencies actively enforce regulations prohibiting the promotion of a medical device for a use that has not been cleared or approved by the FDA. Use of a device outside its cleared or approved indications is known as “off-label” use. Physicians may prescribe DJO’s products for off-label uses, as the FDA does not restrict or regulate a physician’s choice of treatment within the practice of medicine. However, if the OIG or the FDA, or another regulatory agency determines that DJO’s promotional materials, training, or activities constitute improper promotion of an off-label use, the regulatory agency could request that DJO modify its promotional materials, training, or activities, or subject DJO to regulatory enforcement actions, including the issuance of a warning letter, injunction, seizure, civil fine and criminal penalties. Although DJO’s policy is to refrain from statements and activities that could be considered off-label promotion of its products, the FDA, another regulatory agency, or the U.S. Department of Justice could disagree and conclude that DJO has engaged in off-label promotion and, potentially, caused the submission of false claims in violation of federal and state false claims acts, which provide for civil penalties as well as treble damages. In addition, the off-label use of DJO’s products may increase the risk of injury to patients, and, in turn, the risk of product liability claims. Product liability claims are expensive to defend and could divert DJO’s management’s attention and result in substantial damage awards against DJO.

DJO’s compensation, marketing and sales practices may contain certain risks with respect to the manner in which these practices were historically conducted that could have a material adverse impact on DJO.

Although DJO believes its agreements and arrangements with healthcare providers are in compliance with applicable laws, under applicable federal and state healthcare fraud and abuse, anti-kickback, false claims and self-referral laws, it could be determined that DJO’s royalty, marketing, product design and consulting arrangements with surgeons and physicians, its marketing and sales practices, and consignment closet arrangements such as its OfficeCare program fall outside permitted arrangements, thereby subjecting it to possible civil and/or criminal sanctions (including exclusion from the Medicare and Medicaid programs), which could have a material adverse impact on DJO’s business. These arrangements are now subject to increased visibility under the provisions of the Physician Payments Sunshine Act/Open Payments provisions. Although DJO believes it maintains a satisfactory compliance program, it may not be adequate in the detection or prevention of violations. The form and effectiveness of DJO’s compliance program may be taken into account by the government in assessing sanctions, if any, should it be determined that violations of laws have occurred.

Audits or denials of DJO’s claims by government agencies could reduce its revenues or profits.

As part of DJO’s business operations, DJO submits claims on behalf of patients directly to, and receives payments directly from, the Medicare and Medicaid programs and private payors. Therefore, DJO is subject to extensive government regulation, including detailed requirements for submitting reimbursement claims under appropriate codes and maintaining certain documentation to support its claims. Medicare contractors and Medicaid agencies periodically conduct pre- and post-payment reviews and other audits of claims and are under increasing pressure to more closely scrutinize healthcare claims and supporting documentation. DJO has historically been subject to pre-payment and post-payment reviews as well as audits of claims and may experience such reviews and audits of claims in the future. Such reviews or similar audits of DJO’s claims including by RACs (private companies operating on a contingent fee basis to identify and recoup Medicare overpayments) and ZPICs (contractors charged with investigating potential fraud and abuse) could result in material delays in payment, as well as material recoupment or denials, which would reduce DJO’s net sales and profitability, investigations, potential liability under fraud or abuse laws or in exclusion from participation in the Medicare or Medicaid programs. Private payors may from time to time conduct similar reviews and audits.

Additionally, DJO participates in the government’s Federal Supply Schedule program for medical equipment, whereby it contracts with the government to supply certain of its products. Participation in this program requires DJO to follow certain pricing practices and other contract requirements. Failure to comply with such pricing practices and/or other contract requirements could result in delays in payment or fines or penalties, which could reduce DJO’s revenues or profits.

If DJO fails to comply with broad based healthcare and other governmental regulations, we could face substantial fines and penalties and DJO’s business, results of operations and financial condition could be adversely affected.

The products DJO offers are highly regulated, and there can be no assurance that the regulatory environment in which DJO operates will not change significantly and adversely in the future. DJO’s arrangements with physicians, other healthcare professionals, hospitals and clinics will expose DJO to broadly applicable fraud and abuse and other laws and regulations that may restrict the financial arrangements and relationships through which DJO markets, sells and distributes its products. DJO’s employees, consultants, and commercial partners may engage in misconduct or other improper activities, including failures to comply with regulatory standards and requirements. Federal and state healthcare laws and regulations that directly or indirectly may affect DJO’s ability to conduct business, include:

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the federal Anti-Kickback Statute, which prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as Medicare. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. The U.S. government has interpreted this law broadly to apply to the marketing and sales activities of manufacturers. Moreover, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal civil False Claims Act. Violations of the federal Anti-Kickback Statute may result in civil monetary penalties up to $100,000 for each violation, plus up to three times the remuneration involved. Civil damages and penalties for such conduct can further be assessed under the federal False Claims Act. Violations also can result in criminal penalties, including criminal fines of up to $100,000 and imprisonment of up to 10 years. Similarly, violations can result in exclusion from participation in government healthcare programs, including Medicare and Medicaid;

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the Stark Law, which prohibits a physician from making a referral for certain designated health services covered by the Medicare or Medicaid program (including durable medical equipment and supplies, prosthetics, orthotics, prosthetic devices and supplies, and physical and occupational therapy services), if the physician or an immediate family member of the physician has a financial relationship with the entity providing the designated health services and prohibits that entity from billing, presenting or causing to be presented a claim for the designated health services furnished pursuant to the prohibited referral, unless an exception applies. Sanctions for violating the Stark Law include denial of payment, civil monetary penalties and exclusion from the federal health care programs. Failure to refund amounts received as a result of a prohibited referral on a timely basis may constitute a false or fraudulent claim and may result in civil penalties and additional penalties under the federal False Claims Act (“FCA”);

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the FCA, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false claims, or knowingly using false statements, to obtain payment from the federal government. These laws can apply to DMEPOS suppliers who submit bills to Medicare and Medicaid, as well as manufacturers who provide information on coverage, coding, and reimbursement of their products to persons who bill third-party payers. Private individuals can bring False Claims Act “qui tam” actions, on behalf of the government and such individuals, commonly known as “whistleblowers,” may share in amounts paid by the entity to the government in fines or settlement. When an entity is determined to have violated the federal civil False Claims Act, the government may impose civil fines and penalties ranging from $11,181 to $22,363 for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid, and other federal healthcare programs;

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the federal Civil Monetary Penalties Law, which prohibits, among other things, offering or transferring remuneration to a federal healthcare beneficiary that a person knows or should know is likely to influence the beneficiary’s decision to order or receive items or services reimbursable by the government from a particular provider or supplier;

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the federal Physician Payment Sunshine Act, or Open Payments, created under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, or Affordable Care Act, and its implementing regulations, which requires manufacturers of drugs, medical devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to the U.S. Department of Health and Human Services, or HHS, information related to payments or other transfers of value made to licensed physicians, certain other healthcare providers, and teaching hospitals, and applicable manufacturers and group purchasing organizations, to report annually ownership and investment interests held by physicians and their immediate family members. Applicable manufacturers are required to submit annual reports to CMS. Failure to submit required information may result in civil monetary penalties of $11,278 per failure up to an aggregate of $169,170 per year (or up to an aggregate of $1.127 million per year for “knowing failures”), for all payments, transfers of value or ownership or investment interests that are not timely, accurately, and completely reported in an annual submission, and may result in liability under other federal laws or regulations;

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the Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created additional federal criminal statutes that prohibit, among other things, executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, and its implementing regulations, which impose certain requirements relating to the privacy, security and transmission of individually identifiable health information; HIPAA also created criminal liability for knowingly and willfully falsifying or concealing a material fact or making a materially false statement in connection with the delivery of or payment for healthcare benefits, items or services. Failure to comply with the HIPAA privacy and security standards can result in civil monetary penalties and/or imprisonment. State attorneys general can also bring a civil action to enjoin a HIPAA violation or to obtain statutory damages on behalf of residents of his or her state; and

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analogous state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers or patients and may apply to sales and marketing arrangements, including those that have percentage-based fees for patients that are not federal healthcare program beneficiaries; state laws that require device companies to comply with the industry’s voluntary compliance guidelines and the applicable compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require device manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures;

consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm customers, foreign and state laws, including the E.U. General Data Protection Regulation, or GDPR, governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts; and state laws related to insurance fraud in the case of claims involving private insurers.

These laws and regulations, among other things, constrain DJO’s business, marketing and other promotional activities by limiting the kinds of financial arrangements, including royalty, marketing and consulting arrangements, and sales programs DJO may have with hospitals, physicians or other potential purchasers of its products or individuals or entities who recommend its products, and consignment closet arrangements, such as our OfficeCare program. Because of the breadth of these laws and the narrowness of available statutory and regulatory exemptions or safe harbors, it is possible that some of DJO’s activities could be subject to challenge under one or more of such laws. Any action brought against DJO for violations of these laws or regulations, even successfully defended, could cause DJO to incur significant legal expenses and divert DJO’s management’s attention from the operation of its business.

Federal and state agencies have become increasingly vigilant in recent years in their investigation of various business practices under the various healthcare “fraud and abuse” laws with respect to DJO’s business arrangements with prescribing physicians, other healthcare professionals and other third-party entities, as well as DJO’s filing of DMEPOS claims for reimbursement.

For example, the OIG announced in January 2018 that it is investigating questionable Medicare billing for off-the-shelf orthotic devices industry wide, and an OIG report is expected in 2019. In particular, the OIG is reviewing potential lack of documentation of medical necessity in patients’ medical records for three types of off-the-shelf orthotic devices (L0648, L0650, and L1833). The OIG will evaluate the extent to which Medicare beneficiaries are being supplied these orthotic devices without an encounter with the referring physician within 12 months prior to their orthotic claim and will analyze billing trends on a nation-wide scale. The results of this investigation could potentially lead to more restrictive Medicare policies or increased claims denials.

The federal government has significantly increased investigations of and enforcement activity involving medical device manufacturers with regard to alleged kickbacks and other forms of remuneration to physicians and other healthcare professionals who use and prescribe their products, as well as financial relationships with other third-party entities in a position to increase utilization of the products. Such investigations can arise based on allegations by the government or private whistleblowers of violations of the federal Anti-Kickback Statute and/or the civil False Claims Act, in connection with or separate from alleged off-label marketing of products to physicians. In addition, significant state and federal investigative and enforcement activity addresses alleged improprieties in interactions with DMEPOS customers and in the filings of claims for payment or reimbursement by Medicare, Medicaid, and other payors.

The fraud and abuse laws and regulations are complex, and even minor, inadvertent irregularities in submissions can potentially give rise to investigations and claims that the law has been violated. Any violations of these laws or regulations could result in a material adverse impact on DJO’s business, financial condition and results of operations. If there is a change in law, regulation or administrative or judicial interpretations, DJO may have to change one or more of its business practices to be in compliance with these laws. Required changes could be costly and time consuming. Any failure to make required changes could result in DJO losing business or its existing business practices being challenged as unlawful. The growth of DJO’s business and sales organization and DJO’s expansion outside of the United States may increase the potential of violating these laws or our internal policies and procedures. The risk of DJO being found in violation of these or other laws and regulations is further increased by the fact that many have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against DJO for violation of these or other laws or regulations, even if DJO successfully defends against it, could cause DJO to incur significant legal expenses and divert DJO’s management’s attention from the operation of its business. If DJO’s operations are found to be in violation of any of the federal, state and foreign laws described above or any other current or future fraud and abuse or other healthcare laws and regulations that apply to DJO, DJO may be subject to penalties, including significant criminal, civil, and administrative penalties, damages, fines, imprisonment, for individuals, exclusion from participation in government programs, such as Medicare and Medicaid, and DJO could be required to curtail or cease DJO’s operations. Any of the foregoing consequences could seriously harm DJO’s business and its financial results.

DJO’s activities are subject to Federal Privacy and Transaction Law and Regulations, which could have an impact on its operations.

HIPAA and the HIPAA Rules impact the transmission, maintenance, use and disclosure of PHI. As such, HIPAA and the HIPAA Rules apply to certain aspects of DJO’s business. To the extent applicable to its operations, DJO believes it is currently in compliance with HIPAA and the applicable HIPAA Rules. There are costs and administrative burdens associated with ongoing compliance with the HIPAA Rules and similar state law requirements. Any failure to comply with current and applicable future requirements could adversely affect DJO’s profitability.

HIPAA establishes a set of national privacy and security standards for the protection of individually identifiable health information, including PHI by health plans, certain healthcare clearinghouses and healthcare providers that submit certain covered transactions electronically, or covered entities, and their ‘‘business associates,’’ which are persons or entities that perform certain services for, or on behalf of, a covered entity that involve creating, receiving, maintaining or transmitting PHI.

Penalties for violations of these laws vary. For instance, penalties for failure to comply with a requirement of HIPAA and HITECH vary significantly, and include civil monetary penalties of up to $57,051 per violation, not to exceed $1.71 million per calendar year for each provision of HIPAA that is violated and, in certain circumstances, criminal penalties with fines up to $250,000 per violation and/or imprisonment. However, a single breach incident can result in findings of violations of multiple provisions, leading to possible penalties in excess of $1.71 million for violations in a single year. A person who knowingly obtains or discloses individually identifiable health information in violation of HIPAA may face a criminal penalty of up to $50,000 and up to one-year imprisonment. The criminal penalties increase if the wrongful conduct involves false pretenses or the intent to sell, transfer, or use identifiable health information for commercial advantage, personal gain, or malicious harm. In addition, responding to government investigations regarding alleged violations of these and other laws and regulations, even if ultimately concluded with no findings of violations or no penalties imposed, can consume company resources and impact DJO’s business and, if public, harm DJO’s reputation.

Further, various states, such as California and Massachusetts, have implemented similar privacy laws and regulations, such as the California Confidentiality of Medical Information Act, that impose restrictive requirements regulating the use and disclosure of health information and other personally identifiable information. These laws and regulations are not necessarily preempted by HIPAA, particularly if a state affords greater protection to individuals than HIPAA. Where state laws are more protective, DJO may have to comply with the stricter provisions. In addition to fines and penalties imposed upon violators, some of these state laws also afford private rights of action to individuals who believe their personal information has been misused. California’s patient privacy laws, for example, provide for penalties of up to $250,000 and permit injured parties to sue for damages. The interplay of federal and state laws may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for DJO and its clients and potentially exposing DJO to additional expense, adverse publicity and liability. Further, as regulatory focus on privacy issues continues to increase and laws and regulations concerning the protection of personal information expand and become more complex, these potential risks to DJO’s business could intensify. Changes in laws or regulations associated with the enhanced protection of certain types of sensitive data, such as PHI, or personally identifiable information along with increased customer demands for enhanced data security infrastructure, could greatly increase DJO’s cost of providing its services, decrease demand for its services, reduce its revenue and/or subject it to additional liabilities.

The privacy and security of personally identifiable information stored, maintained, received or transmitted, including electronically, is a major issue in the United States and abroad. While DJO strives to comply with all applicable privacy and security laws and regulations, as well as DJO’s own posted privacy policies, legal standards for privacy, including but not limited to ‘‘unfairness’’ and ‘‘deception,’’ as enforced by the FTC and state attorneys general, continue to evolve and any failure or perceived failure to comply may result in proceedings or actions against DJO by government entities or others, or could cause DJO to lose audience and customers, which could have a material adverse effect on DJO’s business. Recently, there has been an increase in public awareness of privacy issues in the wake of revelations about the activities of various government agencies and in the number of private privacy-related lawsuits filed against companies. Concerns about DJO’s practices with regard to the collection, use, retention, disclosure or security of personally identifiable information or other privacy-related matters, even if unfounded and even if DJO is in compliance with applicable laws, could damage DJO’s reputation and harm its business.

In addition, the interpretation and application of consumer, health-related, and data protection laws, especially with respect to genetic samples and data, in the United States, the European Union, or the EU, and elsewhere are often uncertain, contradictory, and in flux. DJO operates or may operate in a number of countries outside of the United States whose laws may in some cases be more stringent than the requirements in the United States.

DJO’s compliance with the HIPAA Rules is currently under investigation by the Office for Civil Rights. If OCR does not agree that DJO is in compliance with the HIPAA Rules, DJO may be subject to civil money penalties or other actions. DJO is unable to predict at this time whether or to what extent OCR will impose any civil monetary penalties or take other action as a result of the incidents.

Security breaches, loss of data and other disruptions could compromise sensitive information related to our business or prevent DJO from accessing critical information and expose DJO to liability, which could adversely affect DJO’s business and its reputation.

In the ordinary course of our business, DJO collects and stores sensitive data, including PHI, personally identifiable information, credit card and other financial information, intellectual property and proprietary business information owned or controlled by itself or its customers, payers and other parties. DJO manages and maintains its applications and data utilizing a combination of on-site systems and cloud-based data centers. DJO utilizes external security and infrastructure vendors to manage parts of its data centers. DJO also communicates sensitive data, including patient data, telephonically, through its website, through facsimile, through integrations with third-party electronic medical records and through relationships with multiple third-party vendors and their subcontractors. These applications and data encompass a wide variety of business-critical information, including research and development information, patient data, commercial information and business and financial information. DJO faces a number of risks relative to protecting this critical information, including loss of access risk, inappropriate use or disclosure, inappropriate modification and the risk of DJO being unable to adequately monitor and audit and modify its controls over its critical information. This risk extends to the third-party vendors and subcontractors DJO uses to manage this sensitive data or otherwise process it on its behalf.

The secure processing, storage, maintenance and transmission of this critical information are vital to DJO’s operations and business strategy, and DJO devotes significant resources to protecting such information. Although DJO takes reasonable measures to protect sensitive data from unauthorized access, use or disclosure, no security measures can be perfect and DJO’s information technology and infrastructure may be vulnerable to attacks by hackers or viruses or breached due to employee error, malfeasance or other malicious or inadvertent disruptions. Any such breach or interruption could compromise DJO’s networks and the information stored there could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such access, breach, or other loss of information could result in legal claims or proceedings, and liability under federal or state laws that protect the privacy of personal information, such as HIPAA or HITECH, and regulatory penalties. Notice of breaches may be required to affected individuals, the Secretary of the Department of Health and Human Services or other state, federal or foreign regulators, and for extensive breaches, notice may need to be made to the media or State Attorneys General. Such a notice could harm DJO’s reputation and its ability to compete. Although DJO has implemented security measures and a formal, dedicated enterprise security program to prevent unauthorized access to patient data, such data is currently accessible through multiple channels, and there is no guarantee DJO can protect its data from breach. Unauthorized access, loss or dissemination could also disrupt DJO’s operations (including its ability to conduct its analysis, provide test results, bill payers or patients, process claims and appeals, provide customer assistance, conduct research and development activities, collect, process and prepare company financial information, provide information about its tests and other patient and physician education and outreach efforts through its website, and manage the administrative aspects of its business) and damage DJO’s reputation, any of which could adversely affect its business.

Managed care and buying groups have put downward pressure on the prices of DJO’s products.

The growth of managed care and the advent of buying groups in the United States have caused a shift toward coverage and payments based on more cost-effective treatment alternatives. Buying groups enter into preferred supplier arrangements with one or more manufacturers of medical products in return for price discounts to members of these buying groups. DJO’s failure to obtain new preferred supplier commitments from major group purchasing organizations or its failure to retain its existing preferred supplier commitments could adversely affect its sales and profitability. In international markets where DJO sells its products, DJO has historically experienced downward pressure on product pricing and other effects of healthcare cost control efforts that are similar to that which DJO has experienced in the United States. DJO expects a continued emphasis on healthcare cost controls, alternate payment models such as bundled payments, and managed care in the United States and in these international markets, which could put further downward pressure on product pricing, which, in turn may adversely affect DJO’s sales and profitability.

DJO must report to FDA and comparable regulatory authorities adverse events and malfunctions that are associated with its products, and it may be required to conduct product recalls. Adverse events, malfunctions and recalls of DJO’s products could harm its reputation and business.

DJO is subject to ongoing medical device reporting regulations that require it to report to the FDA and similar governmental authorities in other countries if it receives a report or otherwise learn that any of its products may have caused, or contributed to death or serious injury, or that any of its products has malfunctioned in a way that would be likely to cause, or contribute to, death or serious injury if the malfunction were to recur. The FDA and similar governmental authorities in other countries have the authority to require DJO to recall its products in the event of actual or potential material deficiencies or defects in design manufacturing, or labeling, and DJO has been subject to product recalls in the past. In addition, in light of an actual or potential material deficiency or defect in design, manufacturing, or labeling, DJO may voluntarily elect to recall its products. A government mandated recall or a voluntary recall initiated by DJO could occur as a result of actual or potential component failures, manufacturing errors, or design defects, including defects in labeling. Any recall would divert managerial and financial resources and could harm DJO’s reputation with its customers and with the healthcare professionals that use, prescribe and recommend its products. DJO could have product recalls that result in significant costs in the future, and such recalls could have a material adverse effect on its business.

Product liability claims may harm DJO’s business, particularly if the number of claims increases significantly or its product liability insurance proves inadequate.

The manufacture and sale of orthopedic devices and related products exposes DJO to a significant risk of product liability claims. From time to time, DJO has been, and it is currently, subject to a number of product liability claims alleging that the use of its products resulted in adverse effects. Even if DJO is successful in defending against any liability claims, such claims could nevertheless distract its management, result in substantial costs, harm its reputation, adversely affect the sales of all its products and otherwise harm its business. If there is a significant increase in the number of product liability claims, DJO’s business could be adversely affected. Further, a significant increase in claims or adverse outcomes could result in its product liability insurance being inadequate.

DJO’s concentration of manufacturing operations in Mexico increases its business and competitive risks.

DJO’s most significant manufacturing facility is its facility in Tijuana, Mexico, and it also has a relatively small manufacturing operation in Tunisia. DJO’s current and future foreign operations are subject to risks of political and economic instability inherent in activities conducted in foreign countries. Because there are no readily accessible alternatives to these facilities, any event that disrupts manufacturing at or distribution or transportation from these facilities would materially adversely affect DJO’s operations. In addition, as a result of this concentration of manufacturing activities, DJO’s sales in foreign markets may be at a competitive disadvantage to products manufactured locally due to freight costs, custom and import duties and favorable tax rates for local businesses.

If DJO loses one of its key suppliers or one of its contract manufacturers stops making the raw materials and components used in its products, it may be unable to meet customer orders for its products within its budget.

DJO relies on certain key foreign and domestic suppliers for the raw materials and components used in its products. One or more of DJO’s suppliers may decide to cease supplying DJO with raw materials and components for reasons beyond DJO’s control. FDA regulations may require additional testing of any raw materials or components from new suppliers prior to DJO’s use of those materials or components. In addition, in the case of a device which is the subject of a pre-market approval, DJO may be required to obtain prior FDA permission (which may or may not be given), which could delay or prevent DJO’s access or use of such raw materials or components. If DJO is unable to obtain materials it needs from its suppliers or its agreements with its suppliers are terminated, and it cannot obtain these materials from other sources, DJO may be unable to manufacture its products to meet customer orders in a timely manner or within its manufacturing budget. In that event, DJO’s business and results of operations could be adversely affected.

In addition, DJO relies on third parties to manufacture some of its products. For example, DJO uses a single source for many of the home electrotherapy devices its French channel distributes. If DJO’s agreements with these manufacturing companies were terminated, DJO may not be able to find suitable replacements within a reasonable amount of time or at all. Any such cessation, interruption or delay may impair DJO’s ability to meet scheduled deliveries of its products to its customers and may cause its customers to cancel orders. In that event, DJO’s reputation and results of operations may be adversely affected.

Some of DJO’s important suppliers are in China and other parts of Asia and provide predominately finished soft goods products. In the year ended December 31, 2017, DJO obtained 20.5% of its total purchased materials from suppliers in China and other parts of Asia. Actions by the U.S. government to withdraw from or materially modify international trade agreements or otherwise influence U.S. trade relations with other countries, could adversely affect DJO’s business, financial condition and results of operations. In addition, political and economic instability and changes in government regulations in China and other parts of Asia could affect DJO’s ability to continue to receive materials from suppliers there. The loss of suppliers in these areas, any other interruption or delay in the supply of required materials or DJO’s inability to obtain these materials at acceptable prices and within a reasonable amount of time could impair DJO’s ability to meet scheduled product deliveries to its customers and could hurt its reputation and cause customers to cancel orders.

In addition, DJO purchases the microprocessor used in the OL1000 and SpinaLogic devices from a single manufacturer. Although there are feasible alternate microprocessors that might be used immediately, all are produced by a single supplier. In addition, there are single suppliers for other components used in the OL1000 and SpinaLogic devices and only two suppliers for the magnetic field sensor employed in them. Establishment of additional or replacement suppliers for these components cannot be accomplished quickly.

If DJO’s patents and other intellectual property rights do not adequately protect its products, DJO may lose market share to its competitors and may not be able to operate its business profitably. DJO may also become involved in litigation regarding its patents and other intellectual property rights which can have a material adverse effect on its operating results and financial condition.

DJO relies on a combination of patents, trade secrets, copyrights, trademarks, license agreements and contractual provisions to establish and protect its intellectual property rights in its products and the processes for the development, manufacture and marketing of its products.

DJO uses non-patented, proprietary know-how, trade secrets, processes and other proprietary information and currently employ various methods to protect this proprietary information, including confidentiality agreements, invention assignment agreements and proprietary information agreements with vendors, employees, independent sales agents, distributors, consultants, and others. However, these agreements may be breached. The FDA or another governmental agency may require the disclosure of such information in order for DJO to have the right to market a product. The FDA may also disclose such information on its own initiative if it should decide that such information is not confidential business or trade secret information. Trade secrets, know-how and other unpatented proprietary technology may also otherwise become known to or independently developed by DJO’s competitors.

In addition, DJO also holds U.S. and foreign patents relating to a number of its components and products and has patent applications pending with respect to other components and products. DJO also applies for additional patents in the ordinary course of its business, as it deems appropriate. However, these precautions offer only limited protection, and its proprietary information may become known to, or be independently developed by, competitors, or its proprietary rights in intellectual property may be challenged, any of which could have a material adverse impact on its business, financial condition and results of operations. Additionally, we cannot assure you that DJO’s existing or future patents, if any, will afford adequate protection or any competitive advantage, that any future patent applications will result in issued patents or that its patents will not be circumvented, invalidated or declared unenforceable.

DJO may become a party to lawsuits involving patents or other intellectual property. Such litigation is costly and time consuming. If DJO loses any of these proceedings, a court or a similar foreign governing body could invalidate or render unenforceable DJO’s owned or licensed patents or other intellectual property, require DJO to pay significant damages, seek licenses and/or pay ongoing royalties to third parties (which may not be available under terms acceptable to DJO, or at all), require DJO to redesign its products, or prevent it from manufacturing, using or selling its products, any of which would have an adverse impact on its results of operations and financial condition.

Any proceedings before the U.S. Patent and Trademark Office could result in adverse decisions as to the priority of DJO’s inventions and the narrowing or invalidation of claims in issued or pending patents. DJO could also incur substantial costs in any such proceedings. In addition, the laws of some of the countries in which DJO’s products are or may be sold may not protect its products and intellectual property to the same extent as U.S. laws, if at all. DJO may also be unable to protect its rights in trade secrets, trademarks and unpatented proprietary technology in these countries.

In addition, DJO holds patent, trademark and other intellectual property licenses from third parties for some of its products and on technologies that are necessary in the design and manufacture of some of its products. The loss of such licenses could prevent DJO from manufacturing, marketing and selling these products, which in turn could harm its business.

DJO’s business strategy relies on certain assumptions concerning demographic and other trends that impact the market for its products. If these assumptions prove to be incorrect, demand for its products may be lower than it currently expects.

DJO’s ability to achieve its business objectives is subject to a variety of factors, including the relative increase in the aging of the general population and an increase in participation in exercise and sports and more active lifestyles. In addition, DJO’s business strategy relies on an increasing awareness and clinical acceptance of non-invasive, non-systemic treatment and rehabilitation products, such as electrotherapy. DJO believes that these trends will increase the need for its orthopedic, physical therapy, regenerative and surgical implant products. The projected demand for DJO’s products could materially differ from actual demand if its assumptions regarding these trends and acceptance of its products by healthcare professionals and patients prove to be incorrect or do not materialize. If DJO’s assumptions regarding these factors prove to be incorrect, DJO may not be able to successfully implement its business strategy, which could adversely affect its results of operations. In addition, the perceived benefits of these trends may be offset by competitive or business factors, such as the introduction of new products by DJO’s competitors or the emergence of other countervailing trends.

DJO relies on information technology in its operations, and any material failure, inadequacy, interruption or security failure of that technology could harm its business, financial condition, results of operations and prospects.

DJO relies on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and manage or support a variety of business processes, including medical records, financial transactions and records, personal identifying information, and payroll data. DJO relies on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential patient and other customer information, such as individually identifiable information, including information relating to health protected by HIPAA. Although DJO has taken steps to protect the security of its information systems and the data maintained in those systems, it is possible that its safety and security measures will not prevent the systems’ improper functioning or damage or the improper access or disclosure of personally identifiable information such as in the event of cyber-attacks. Security breaches, including physical or electronic break-ins, theft of mobile equipment, computer viruses, attacks by hackers and similar breaches can create system disruptions or shutdowns or the unauthorized disclosure of confidential information. If personal or otherwise protected information of DJO’s patients is improperly accessed, tampered with or distributed, DJO may incur significant costs to remediate possible injury to the affected patients and it may be subject to sanctions and civil or criminal penalties if it is found to be in violation of the privacy or security rules under HIPAA or other similar federal or state laws protecting confidential patient health information. Any failure to maintain proper functionality and security of DJO’s information systems could interrupt DJO’s operations, damage its reputation, subject it to liability claims or regulatory penalties and could have a material adverse effect on its business, financial condition, results of operations and prospects.

DJO could incur significant costs complying with environmental and health and safety requirements, or as a result of liability for contamination or other harm caused by hazardous materials that DJO uses.

DJO’s research and development and manufacturing processes involve the use of hazardous materials. DJO is subject to federal, state, local and foreign environmental requirements, including regulations governing the use, manufacture, handling, storage and disposal of hazardous materials, discharge to air and water, the cleanup of contamination and occupational health and safety matters. DJO cannot eliminate the risk of contamination or injury resulting from hazardous materials, and DJO may incur liability as a result of any contamination or injury. Under some environmental laws and regulations, DJO could also be held responsible for costs relating to any contamination at its past or present facilities and at third party waste disposal sites where it has sent wastes. These could include costs relating to contamination that did not result from any violation of law, and in some circumstances, contamination that DJO did not cause. DJO may incur significant expenses in the future relating to any failure to comply with environmental laws. Any such future expenses or liability could have a significant negative impact on DJO’s financial condition. The enactment of stricter laws or regulations, the stricter interpretation of existing laws and regulations or the requirement to undertake the investigation or remediation of currently unknown environmental contamination at DJO’s own or third party sites may require DJO to make additional expenditures, which could be material.

If a natural or man-made disaster strikes DJO’s manufacturing facilities, it will be unable to manufacture its products for a substantial amount of time and its sales will decline.

A significant portion of DJO’s rehabilitation products are manufactured in a facility in Tijuana, Mexico, with a number of products for the European market manufactured in a Tunisian facility. In Vista, California DJO manufactures its custom rigid bracing products, which remain in the United States to facilitate quick turnaround on custom orders, vascular products, and its CMF product line. DJO’s clinical electrotherapy devices, patient care products, physical therapy and certain continuous passive motion devices are now manufactured in its facilities located in Tijuana, Mexico. In DJO’s Surgical Implant business, DJO manufactures its products in its manufacturing facility at Austin, Texas. These facilities and the manufacturing equipment DJO uses to produce its products would be difficult to repair or replace. DJO’s facilities may be affected by natural or man-made disasters. If one of DJO’s facilities were affected by a disaster, DJO would be forced to rely on third party manufacturers or shift production to another manufacturing facility. In such an event, DJO would face significant delays in manufacturing which would prevent it from being able to sell its products. In addition, DJO’s insurance may not be sufficient to cover all of the potential losses and may not continue to be available to DJO on acceptable terms, or at all.

If DJO does not achieve and maintain effective internal controls over financial reporting, it could fail to accurately report its financial results.

During the course of the preparation of DJO’s financial statements, DJO evaluates its internal controls to identify and correct deficiencies in its internal controls over financial reporting. In the event DJO is unable to identify and correct deficiencies in its internal controls in a timely manner, it may not record, process, summarize and report financial information accurately and within the time periods required for its financial reporting under the terms of the agreements governing its indebtedness.

Risks Related to the Units, the Separate Purchase Contracts, the Separate Amortizing Notes and Our Common Stock

If the closing of the Acquisition has not occurred on or prior to May 19, 2019, or if, prior to such date, the Merger Agreement is terminated, we may redeem the purchase contracts for an amount of cash and/or a number of shares of our common stock (depending on the price of our common stock at the time of redemption) with a value that may not adequately compensate you for any lost option value.

Our planned acquisition of DJO may not be consummated. See “—Risks Related to the Acquisition.” If the closing of the Acquisition has not occurred on or prior to May 19, 2019, we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described below, by delivering notice during the five business day period immediately following May 19, 2019. If the Merger Agreement is terminated prior to May 19, 2019, we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described below by delivering notice on or prior to the 40th scheduled trading day immediately preceding May 19, 2019 or during the five business day period immediately following May 19, 2019. We will pay or deliver, as the case may be, a redemption amount to be determined based on the price of our common stock at that time in cash or in shares of our common stock in accordance with the terms of the purchase contracts (as described under “Description of the Purchase Contracts—Merger Termination Redemption”). If we elect to redeem the purchase contracts, we may be required by the holders thereof to repurchase any or all of the amortizing notes at the repurchase price set forth under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” The redemption amount that you receive upon a merger termination redemption may not adequately compensate you for any lost option value of the purchase contracts. In addition, if the Acquisition is not consummated, the net proceeds from this offering will not be used to consummate the Acquisition. Instead, we intend to use the net proceeds from this offering, after payment of any cash redemption amount and/or repurchase price, as described above, for general corporate purposes. See “—You may receive shares of common stock upon settlement of the purchase contracts that are lower in value than the price of the common stock just prior to the mandatory settlement date or merger termination redemption settlement date, as the case may be,” “—The fundamental change early settlement rate or the amount of cash and/or number of shares of our common stock paid or delivered, as the case may be, upon a merger termination redemption, may not adequately compensate you” and “—We may not have the ability to raise the funds necessary to repurchase the amortizing notes in connection with a merger termination redemption, and our debt outstanding at that time may contain limitations on our ability to repurchase the amortizing notes.”

You will bear the risk that the market value of our common stock may decline.

The purchase contracts, pursuant to which we will deliver to you shares of our common stock, are components of the Units. The number of shares of common stock that you will receive upon settlement of a purchase contract on the mandatory settlement date, whether as a component of a Unit or a separate purchase contract, will depend upon a calculated market value equal to the arithmetic average of the daily VWAPs of our common stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding January 15, 2022. There can be no assurance that the market value of the common stock received by you will be greater than or equal to the reference price. If the applicable market value of our common stock is less than the reference price, then the market value of the common stock issued to you on the mandatory settlement date (assuming that the market value is the same as the applicable market value of the common stock) will be less than the effective price per share paid by you for such common stock on the date of issuance of the Units. Furthermore, because we will in no event deliver more than                shares (subject to adjustment as described herein) upon settlement of a purchase contact, the market value of the common stock delivered to you upon any early settlement may be less than the effective price per share paid to you for such common stock on the date of the issuance of the Units. Therefore, you assume the entire risk that the market value of our common stock may decline before the mandatory settlement date, early settlement date, fundamental change early settlement date or merger termination redemption settlement date, as applicable. Any decline in the market value of our common stock may be substantial.

Furthermore, in the event of a merger termination redemption, if the merger termination redemption stock price is greater than the reference price, we may elect to deliver cash instead of shares (subject to certain limitations on our right to elect cash settlement). Such amount of cash will depend on the merger termination redemption market value, which is equal to the arithmetic average of the daily VWAPs of our common stock for the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding the scheduled merger termination redemption settlement date. You assume the entire risk that the market value of our common stock may decline over such 20 trading day period.

The opportunity for equity appreciation provided by an investment in the Units is less than that provided by a direct investment in our common stock.

The aggregate market value of our common stock delivered to you upon settlement of a purchase contract on the mandatory settlement date generally will exceed the $100 stated amount of each Unit only if the applicable market value of our common stock exceeds the threshold appreciation price. Therefore, during the period prior to the mandatory settlement date, an investment in a Unit affords less opportunity for equity appreciation than a direct investment in our common stock. If the applicable market value exceeds the reference price but is less than the threshold appreciation price, you will realize no equity appreciation on our common stock above the reference price. Furthermore, if the applicable market value exceeds the threshold appreciation price, you would only receive a portion of the appreciation in the market value of the shares of our common stock you would have received had you purchased shares of common stock with $100 on the date of the issuance of the

Units. See “Description of the Purchase Contracts—Delivery of Common Stock” for a table showing the number of shares of common stock that you would receive at various applicable market values.

We may not be able to settle or redeem your purchase contracts and deliver shares of our common stock, or make payments on the amortizing notes or repurchase the amortizing notes, in the event that we file for bankruptcy.

Pursuant to the terms of the purchase contract agreement, your purchase contracts will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. A bankruptcy court may prevent us from delivering our common stock to you in settlement or redemption of your purchase contracts. In such circumstances or if for any other reason the accelerated purchase contracts are not settled by the delivery of common stock, your resulting claim for damages against us following such acceleration will rank pari passu with the claims of holders of our common stock in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver common stock to you upon such an acceleration, you will only be able to recover damages to the extent holders of our common stock receive any recovery. See “Description of the Purchase Contracts—Consequences of Bankruptcy.”

In addition, with respect to the amortizing notes, bankruptcy law and bankruptcy-related court orders generally prohibit the payment of pre-bankruptcy debt by a company that has commenced a bankruptcy case while the case is pending. If we become a debtor in a bankruptcy case, so long as the case was pending, you would likely not receive timely installment payments under, or, if you exercised your right to require repurchase following a merger termination redemption, receive any repurchase price on, the amortizing notes.

The amortizing notes will be subject to the prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the amortizing notes.

The amortizing notes are unsecured obligations, ranking equally with our other senior unsecured indebtedness and effectively junior to any secured indebtedness we may incur. If we incur secured debt, our assets securing any such indebtedness will be subject to prior claims by our secured creditors. In the event of the bankruptcy, insolvency, liquidation, reorganization, dissolution or other winding up of the Company, our assets that secure debt will be available to pay obligations on the amortizing notes only after all debt secured by those assets has been repaid in full. If there are not sufficient assets remaining to pay all creditors, then all or a portion of the amortizing notes then outstanding would remain unpaid. Additionally, if any portion of the amount payable on the amortizing notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of any such portion.

The amortizing notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The amortizing notes are our obligations exclusively and not of any of our subsidiaries. In the year ended December 31, 2017, our subsidiaries generated all of our consolidated net sales and all of our consolidated gross profit. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the amortizing notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors of our subsidiaries, will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the amortizing notes). Consequently, the amortizing notes will be structurally subordinated to all liabilities, including trade payables, of our subsidiaries and any subsidiaries that we may in the future acquire or establish. As of September 28, 2018, our subsidiaries had approximately $2.5 billion of outstanding liabilities, in each case including trade payables, but excluding intercompany liabilities.

In addition, the indenture governing the amortizing notes does not prohibit our subsidiaries from incurring additional indebtedness and does not limit the amount of other liabilities, such as trade payables, that may be incurred by our subsidiaries.

The trading prices for the Units, the purchase contracts and the amortizing notes will be directly affected by the trading prices for our common stock, the general level of interest rates and our credit quality, each of which is impossible to predict.

It is impossible to predict whether the prices of our common stock, interest rates or our credit quality will rise or fall. Trading prices of the common stock will be influenced by general stock market conditions and our operating results and business prospects and other factors described elsewhere in this section “Risk Factors.”

The market for our common stock likely will influence, and be influenced by, any market that develops for the Units or the separate purchase contracts. For example, investors’ anticipation of the distribution into the market of the additional shares of common stock issuable upon settlement of the purchase contracts could depress the price of our common stock and increase the volatility of the common stock price, which could in turn depress the price of the Units or the separate purchase contracts. The price of our common stock also could be affected by possible sales of such common stock by investors who view the Units as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that is likely to develop involving the Units, separate purchase contracts and the common stock. Such hedging or arbitrage activity could, in turn, affect the trading prices of the Units, the separate purchase contracts and the common stock.

In addition, in general, as market interest rates rise, notes (such as the amortizing notes) bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase Units and market interest rates increase, the market value of the amortizing notes forming a portion of the Units may decline. We cannot predict the future level of market interest rates.

Regulatory actions and other events may adversely affect the trading price and liquidity of the Units.

We expect that many investors in, and potential purchasers of, the Units will employ, or seek to employ, an equity-linked arbitrage strategy with respect to the Units. Investors would typically implement such a strategy by selling short the common stock underlying the Units and dynamically adjusting their short position while continuing to hold the Units. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Units to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Units.

In addition, if investors and potential purchasers seeking to employ an equity-linked arbitrage strategy are unable to borrow or enter into swaps on our common stock, in each case, on commercially reasonable terms, the trading price and liquidity of the Units may be adversely affected.

You may receive shares of common stock upon settlement of the purchase contracts that are lower in value than the price of the common stock just prior to the mandatory settlement date or merger termination redemption settlement date, as the case may be.

Because the applicable market value of the common stock is determined over (i) the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding January 15, 2022, in the case of settlement on the mandatory settlement date, or (ii) in the event of a merger termination redemption, the ten consecutive trading day period ending on, and including, the trading day immediately preceding the date of the related merger termination redemption notice, the number of shares of common stock delivered for each purchase contract may, on the mandatory settlement date or the merger termination redemption settlement date, as the case may be, be greater than or less than the number of shares that would have been delivered based on the last reported sale price (or daily VWAP) of the common stock on the last trading day in the related ten or 20 trading day period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such period and the date such shares are delivered.

If you elect to settle your purchase contracts early, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

Holders of the Units or separate purchase contracts have the option to settle their purchase contracts early at any time beginning on, and including, the business day immediately following the date of initial issuance of the Units until the second scheduled trading day immediately preceding January 15, 2022. However, if you settle your purchase contracts prior to the second scheduled trading day immediately preceding January 15, 2022, you will receive for each purchase contract a number of shares of common stock equal to (i) if you settle purchase contracts prior to 5:00 p.m., New York City time on January 15, 2020,                , which is 90% of the minimum settlement rate, (ii) if you settle purchase contracts commencing on January 16, 2019, and prior to 5:00 p.m., New York City time on January 15, 2021,                , which is 95% of the minimum settlement rate, and (iii) if you settle purchase contracts commencing on January 16, 2021, the minimum settlement rate, regardless of the current market value of our common stock, unless you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will be entitled to settle your purchase contracts at the fundamental change early settlement rate, which may be greater than the minimum settlement rate. In either case, you may not receive the same return on your investment as purchasers whose purchase contracts are settled on the mandatory settlement date.

The fundamental change early settlement rate or the amount of cash and/or number of shares of our common stock paid or delivered, as the case may be, upon a merger termination redemption, may not adequately compensate you.

If a “fundamental change” occurs and you elect to exercise your fundamental change early settlement right, you will be entitled to settle your purchase contracts at the fundamental change early settlement rate. In addition, in connection with any merger termination redemption, upon redemption of the purchase contracts, you will be paid an amount of cash equal to the redemption amount (or, in certain circumstances, a number of shares of our common stock or any combination of cash and shares of our common stock). Although the fundamental change early settlement rate or the redemption amount, as the case may be, is designed to compensate you for the lost option value of your purchase contracts as a result of the early settlement of the purchase contracts, this feature may not adequately compensate you for such loss. In addition, if the stock price in the fundamental change is greater than $                 per share (subject to adjustment), this feature of the purchase contracts will not compensate you for any additional loss suffered in connection with a fundamental change. See “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” and “Description of the Purchase Contracts—Merger Termination Redemption.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate or to redeem the purchase contracts pursuant to a merger termination redemption could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price of the purchase contracts may not be adjusted for all dilutive events and any adjustment may not be adequate compensation for lost value.

The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price of the purchase contracts are subject to adjustment for certain events, including, but not limited to, certain dividends on our common stock, the issuance of certain rights, options or warrants to holders of our common stock, subdivisions or combinations of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock and certain tender offers or exchange offers, as described under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates” in this prospectus supplement. The minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price will not be adjusted for other events that may adversely affect the trading price of the purchase contracts or the Units and the market price of our common stock, such as employee stock options grants, offerings of our common stock for cash, certain exchanges of our common stock for our other securities or in connection with acquisitions (including the Acquisition) and other transactions. The terms of the Units and the separate purchase contracts do not restrict our ability to engage in these activities, and events may occur that are adverse to the interests of the holders of the purchase contracts or the Units and their value, but that do not result in an adjustment to the minimum settlement rate, maximum settlement rate, reference price and threshold appreciation price, or that result in an adjustment that is not adequate compensation for lost value.

We may incur additional indebtedness.

The indenture governing the amortizing notes does not prohibit us from incurring additional unsecured indebtedness or secured indebtedness that would be effectively senior to the amortizing notes in the future. The indenture governing the amortizing notes also permits unlimited additional borrowings by our subsidiaries that are effectively senior to the amortizing notes. In addition, the indenture does not contain any restrictive covenants limiting our ability to pay dividends or make payments on junior or other indebtedness.

The Units are not protected by restrictive covenants.

Neither the purchase contracts nor the indenture contains any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. Neither the purchase contracts nor the indenture contains any covenants or other provisions to afford protection to holders of the purchase contracts or the amortizing notes in the event of a fundamental change involving Colfax Corporation except, with respect to the purchase contracts, to the extent described under “Description of the Units—Early Settlement Upon a Fundamental Change” and “Description of the Units—Limitations on Mergers, Consolidations and Sales of Assets.”

Until the purchase contracts are settled with, or redeemed for, common stock, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

Until the date on which you are treated as the record holder of common stock on account of a redemption or settlement of the purchase contracts for or with, as the case may be, common stock, you will not be entitled to any rights with respect to our common stock, including voting rights and rights to receive any dividends or other distributions on our common stock, but you will be subject to all changes affecting the common stock. You will be treated as the record holder of any shares of our common stock issuable upon settlement or redemption of the purchase contracts only as follows:

•

in the case of (x) settlement of purchase contracts on the mandatory settlement date or (y) a merger termination redemption if the merger termination redemption stock price is greater than the reference price and we elect to pay cash in lieu of delivering a portion of any shares of common stock that would otherwise be included in the redemption amount, as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value or merger termination redemption market value, as the case may be, is determined;

•	in the case of settlement of purchase contracts in connection with any early settlement at the holder’s option, as of 5:00 p.m., New York City time, on the early settlement date;

•

in the case of settlement of purchase contracts following exercise of a holder’s fundamental change early settlement right, as of 5:00 p.m., New York City time, on the fundamental change early settlement date;

•

in the case of a merger termination redemption where we elect (or are deemed to have elected) to settle the redemption amount solely by delivering shares of common stock, as of 5:00 p.m., New York City time, on the date of the merger termination redemption notice.

For example, in the event that an amendment is proposed to our amended and restated certificate of incorporation or amended and restated by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date specified above on which you are treated as the record holder of the shares of our common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock once you become a stockholder.

Some significant restructuring transactions may not constitute fundamental changes, in which case we would not be obligated to early settle the purchase contracts, and you will not have the right to require repurchase of your amortizing notes upon a fundamental change.

Upon the occurrence of specified fundamental changes, you will have the right to require us to settle the purchase contracts. You will not have the right to require repurchase of your amortizing notes upon a fundamental change, however. Additionally, the definition of “fundamental change” herein is limited to specified corporate events and may not include other events that might adversely affect our financial condition or the value of the purchase contracts. For example, events such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a fundamental change requiring us to settle the purchase contracts at the applicable fundamental change early settlement rate. In the event of any such events, the holders of the purchase contracts would not have the right to require us to settle the purchase contracts at the applicable fundamental change early settlement rate, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the trading price of the purchase contracts and/or the amortizing notes.

We may not have the ability to raise the funds necessary to repurchase the amortizing notes in connection with a merger termination redemption, and our debt outstanding at that time may contain limitations on our ability to repurchase the amortizing notes.

If we elect to effect a merger termination redemption, holders of the amortizing notes will have the right to require us to repurchase the amortizing notes on the repurchase date at the repurchase price described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of amortizing notes surrendered for repurchase or called for redemption, as the case may be. In addition, our ability to pay the relevant repurchase price or redemption price for the amortizing notes may be limited by agreements governing our current and future indebtedness. Our failure to repurchase or redeem amortizing notes at a time when the repurchase or redemption is required by the indenture would constitute a default under the indenture. A default under the indenture could also lead to a default under agreements governing our indebtedness outstanding at that time. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and the repurchase price or the redemption price, as applicable, for the amortizing notes.

The secondary market for the Units, the purchase contracts and the amortizing notes may be illiquid.

We intend to apply for listing of the Units on the NYSE, subject to satisfaction of its minimum listing standards with respect to the Units. However, we cannot assure you that the Units will be approved for listing. If the Units are approved for listing, we expect that the Units will begin trading on the NYSE within 30 calendar days after the Units are first issued. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. However, listing on the NYSE does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without prior notice to Unit holders. Accordingly we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

Beginning on the business day immediately succeeding the date of initial issuance of the Units, purchasers of Units will be able to separate each Unit into a purchase contract and an amortizing note. We are unable to predict how the separate purchase contracts or the separate amortizing notes will trade in the secondary market, or whether that market will be liquid or illiquid. We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system, but we may apply to list such separate purchase contracts and separate amortizing notes in the future as described herein. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements. However, even if we do so apply to list such separate purchase contracts or separate amortizing notes, we cannot assure you that such securities will be approved for listing.

The purchase contract agreement will not be qualified under the Trust Indenture Act, and the obligations of the purchase contract agent are limited.

The purchase contract agreement between us and the purchase contract agent will not be qualified as an indenture under the Trust Indenture Act of 1939, and the purchase contract agent will not be required to qualify as a trustee under the Trust Indenture Act. Thus, you will not have the benefit of the protection of the Trust Indenture Act with respect to the purchase contract agreement or the purchase contract agent. The amortizing notes constituting a part of the Units will be issued pursuant to an indenture, which has been qualified under the Trust Indenture Act. Accordingly, if you hold Units, you will have the benefit of the protections of the Trust Indenture Act only to the extent applicable to the amortizing notes. The protections generally afforded the holder of a security issued under an indenture that has been qualified under the Trust Indenture Act include:

•	disqualification of the indenture trustee for “conflicting interests,” as defined under the Trust Indenture Act;

•

provisions preventing a trustee that is also a creditor of the issuer from improving its own credit position at the expense of the security holders immediately prior to or after a default under such indenture; and

•	the requirement that the indenture trustee deliver reports at least annually with respect to certain matters concerning the indenture trustee and the securities.

The U.S. federal income tax consequences relating to the Units are uncertain.

No statutory, judicial or administrative authority directly addresses the characterization of the Units or instruments similar to the Units for U.S. federal income tax purposes. As a result, some aspects of the U.S. federal income tax consequences of an investment in the Units are not certain. By acquiring a Unit, each holder will agree to treat a Unit, for U.S. federal income tax purposes, as an investment unit comprised of two separate instruments consisting of (i) a purchase contract to acquire our common stock and (ii) an amortizing note that is our indebtedness It is possible, however, that the amortizing notes and the purchase contracts could be recharacterized as a single instrument for U.S. federal income tax purposes, in which case (i) “U.S. holders” (as defined below under “Material U.S. Federal Income Tax Considerations—U.S. Holders”) could be required to recognize the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, as income and (ii) payments of principal and interest made to “non-U.S. holders” (as defined below under “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders”) on the amortizing notes could be subject to U.S. withholding tax. We have not sought any rulings from the Internal Revenue Service (“IRS”) concerning the treatment of the Units, and no assurance can be given that the IRS or any court will agree with the tax consequences described in “Material U.S. Federal Income Tax Considerations.” Prospective investors should consult their tax advisors regarding potential alternative tax characterizations of the Units.

You may be subject to tax upon an adjustment to the settlement rate of the purchase contracts even though you do not receive a corresponding cash distribution.

The fixed settlement rates of the purchase contracts are subject to adjustment in certain circumstances, including the payment of certain cash dividends or upon a fundamental change. If the settlement rates are adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you generally will be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the settlement rates after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. You may also be deemed to have received a taxable dividend in the event we make certain other adjustments to the settlement rates of the purchase contracts. For example, if a fundamental change occurs prior to the maturity date, under some circumstances, we will increase the settlement rate for purchase contracts settled in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations.” If you are a “non-U.S. holder” (as defined in “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders”), a deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty), which may be withheld from shares of common stock or sales proceeds subsequently paid or credited to you. It is also possible that U.S. withholding tax on deemed dividends would be withheld from any payments on the notes or other amounts paid to a non-U.S. holder or set off against any other funds or assets held by such non-U.S. holder. See “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders—Purchase Contracts.”

Any adverse rating action with respect to the Units may cause their trading price to fall.

We do not intend to seek a rating on the Units. However, if a rating service were to rate the Units and if such rating service were to lower its rating on the Units below the rating initially assigned to the Units or otherwise announces its intention to put the Units on credit watch, the trading price of the Units could decline.

Risks and Other Considerations Related to our Common Stock

The issuances of additional Common and Preferred stock or the resale of previously restricted Common stock may adversely affect the market price of Colfax Common stock.

Pursuant to certain registration rights agreements we have entered with Mitchell P. Rales, Steven M. Rales, BDT CF Acquisition Vehicle, LLC, and Markel Corporation (collectively, the “Investors”), the Investors and their permitted transferees have registration rights for the resale of certain shares of Colfax Common stock. These registration rights would facilitate the resale of such securities into the public market, and any such resale would increase the number of shares of Colfax Common stock available for public trading. Sales by the Investors or their permitted transferees of a substantial number of shares of Colfax Common stock in the public market, or the perception that such sales might occur, could have a material adverse effect on the price of Colfax Common stock.

Additionally, under our Amended and Restated Certificate of Incorporation, there are additional authorized shares of Colfax Common stock. Furthermore, we may issue a significant number of additional shares, in connection with acquisitions or otherwise. We also may issue a significant number of additional shares, either into the marketplace through an existing shelf registration statement or through other mechanisms. Additional shares issued would have a dilutive effect on our earnings per share.

Provisions in our governing documents and Delaware law, and the percentage of Common stock owned by our largest stockholders, may delay or prevent an acquisition of Colfax that may be beneficial to our stockholders.

Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Delaware law contain provisions that may make it difficult for a third party to acquire us without the consent of our Board of Directors. These include provisions prohibiting stockholders from taking action by written consent, prohibiting special meetings of stockholders called by stockholders, prohibiting stockholder nominations and approvals without complying with specific advance notice requirements, and mandating certain procedural steps for stockholders who wish to introduce business or nominate a director candidate. In addition, our Board of Directors has the right to issue Preferred stock without stockholder approval, which our Board of Directors could use to affect a rights plan or “poison pill” that could dilute the stock ownership of a potential hostile acquirer and may have the effect of delaying, discouraging or preventing an acquisition of Colfax. Delaware law also imposes some restrictions on mergers and other business combinations between Colfax and any holder of 15% or more of its outstanding voting stock. In addition, the percentage of Colfax Common stock owned Mitchell P. Rales, Steven M. Rales, and BDT Capital Partners, LLC and its affiliates could discourage a third party from proposing a change of control or other strategic transaction concerning Colfax.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $                million after deducting the estimated discount to the underwriters and the related fees and expenses of this offering. We intend to use the net proceeds from this offering to fund a portion of the purchase price payable under the Merger Agreement, as well as for general corporate purposes. Actual amounts may differ from these estimates.

Completion of this Units offering is not contingent on completion of the consummation of the Acquisition or the Other Financing Transactions. The consummation of the Acquisition and the Other Financing Transactions are not contingent on the completion of this Units offering. However, if the closing of the Acquisition has not occurred on or prior to May 19, 2019, or if, prior to such date, the Merger Agreement is terminated, we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described under “Description of the Purchase Contracts—Merger Termination Redemption”. We cannot assure you that we will elect to redeem the notes in these circumstances and, if we do not redeem the outstanding purchase contracts, we intend to use the proceeds from this offering general corporate purposes. If we elect to exercise our merger termination redemption option, then holders of the amortizing notes will have the right to require us to repurchase some or all of their amortizing notes on the terms described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”.

The following table outlines the sources and uses of funds for the Merger, assuming the underwriters do not exercise their respective options to purchase additional Units in this offering. The table assumes that the Merger, this Units offering and the Other Financing Transactions are completed simultaneously, but this Units offering and the Other Financing Transactions are expected to occur before completion of the Merger. Amounts in the table are in millions of dollars and are estimated, and actual amounts may vary from the estimated amounts.

Sources and Uses

(In millions) Sources	Amount	Uses	Amount
Cash	$100	Consideration for the Acquisition, including repayment and redemption of DJO indebtedness(4)	$3,178
Units offered hereby(1)	400	Estimated transaction fees and expenses(5)	84
Other Financing Transactions(2)		Repayment of Colfax historical indebtedness	646
New Credit Facility	2,408
Debt securities offering(3)	1,000

Total Sources	$3,908	Total Uses	$3,908

(1)

Assumes for illustrative purposes only that the over-allotment option is not exercised and the proceeds from this offering will aggregate to $400 million. This amount is subject to change. Any increase or decrease in the proceeds from this offering are expected to result in a change to the borrowings under the New Credit Facility.

(2)

For a description of the Other Financing Transaction, see “The Transactions—The Financing Transactions.” This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any debt securities being offered in the debt securities offering, which will be made by a separate offering document and is not part of the offering to which this prospectus supplement relates.

(3)

The offering of debt securities, if it occurs, will be made by a separate offering document and is not part of the offering to which this prospectus supplement relates. The debt securities could also be issued in a smaller or larger dollar amount or with terms differing materially from those indicated in this prospectus supplement. In addition, if we are not able to raise gross proceeds in the amounts contemplated or at all, we may draw funds under the Bridge Facility. See “The Transactions—The Financing Transactions.” The

timing, amounts and terms of any such issuance will depend on market conditions and other factors, and our financing plans may change.
(4)

The final determination of the purchase price to be paid in the Acquisition will be based on DJO’s net assets acquired as of that date and the amount of DJO indebtedness repaid and, as a result, will depend on a number of factors that cannot be predicted with certainty.

(5)

Includes estimated legal, accounting and other fees and expenses associated with the issuance of the Units and the Other Financing Transactions concurrently with such issuance, including the underwriters’ discounts and fees.

CAPITALIZATION

The following table shows, as of September 28, 2018, our capitalization:

•	on an actual basis;

•

on an as adjusted basis to reflect the sale of Units by us in this offering at a public offering price of $100 per Unit (but not the application of the net proceeds therefrom to fund the Acquisition) after deducting underwriting discounts and estimated offering expenses payable by us (assuming no exercise of the underwriters’ option to purchase additional Units);

•	on an as adjusted pro forma basis to further reflect:

•	the Other Financing Transactions and payment of related fees and expenses; and

•	the consummation of the Acquisition, including the redemption and repayment of DJO indebtedness.

This offering is not contingent on completion of the Other Financing Transactions or the consummation of the Acquisition. The Other Financing Transactions and the consummation of the Acquisition are not contingent on the completion of this Units offering. The information in this table is not necessarily indicative of our future cash and cash equivalents and capitalization, and is qualified in their entirety by our financial statements and the related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus. This table should be read in connection with the sections entitled “Prospectus Supplement Summary—Recent Developments”, “Risk Factors”, “Use of Proceeds”, “Summary Consolidated Historical Financial Data of Colfax” and “Summary Historical Consolidated Financial Data of DJO” and each of our and DJO’s consolidated financial statements and related notes thereto.

	September 28, 2018(1)
(in thousands, except per share data)	Actual	As Adjusted	As Adjusted Pro Forma
Cash and cash equivalents	$285,900	$673,900	$213,519
Total debt, including current portion	1,142,008	1,202,109	3,940,708
New Credit Facilities(2)	—	—	2,395,061
2025 Notes(3)	401,661	401,661	401,661
New debt securities(4)	—	—	987,500
Senior amortizing notes that are components of the Units(5)	—	60,101	60,101
Existing Term Loan and Revolver(6)	643,962	643,962	—
Other Debt(7)	96,385	96,385	96,385
Shareholders’ equity:
Common stock, $0.001 par value per share; 400,000,000 shares authorized; 117,199,449 shares issued and outstanding actual; 131,692,249 shares issued and outstanding pro forma and 131,692,249 shares issued and outstanding pro forma as adjusted	117	117	117
Additional paid-in capital(8)	3,051,695	3,379,594	3,379,594
Retained earnings	945,944	945,944	893,014
Accumulated other comprehensive loss	(735,894)	(735,894)	(735,894)

Total Colfax Corporation equity	3,261,862	3,589,761	3,536,831
Noncontrolling interest	216,460	216,460	218,069

Total equity	3,478,322	3,806,221	3,754,900

Total capitalization	$4,620,330	$5,008,330	$7,695,608

(1)

Assumes for illustrative purposes only that the over-allotment option is not exercised and that the proceeds from this offering will aggregate to $400 million. This amount is subject to change. Any increase or decrease in the proceeds from this offering are expected to result in a change to the borrowings under the New Credit Facility.

(2)	Represents amounts borrowed under the new credit facilities. See “The Transactions—The Financing Transactions—New credit facilities”.
(3)

Represents the aggregate principal amount of €350 million of Colfax’s 3.25% senior notes due 2025, issued on April 19, 2017, and reflects the conversion of the principal amount into U.S. dollars based on exchange rates as of September 28, 2018. See “Description of Certain Indebtedness—2025 Notes”.

(4)

Reflects the aggregate principal amount of the debt securities, net of deferred financing fees, we currently expect to be offered as part of the Financing Transactions to fund the Acquisition. See “The Transactions—The Financing Transactions—Debt Securities Offering”. The debt securities could also be issued in a smaller or larger dollar amount or with terms differing materially from those indicated in this prospectus supplement. In addition, if we are not able to raise gross proceeds in the amounts contemplated or at all, we may draw funds under the Bridge Facility. See “The Transactions—The Financing Transactions.” The timing, amounts and terms of any such issuance will depend on market conditions and other factors, and our financing plans may change. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any debt securities being offered in the debt securities offering, which will be made by a separate offering document and is not part of the offering to which this prospectus supplement relates.

(5)

Each Unit will include an amortizing note, as described under “Description of the Units.” The exact amount of the principal amount of these amortizing notes will not be determined until the pricing of this offering. We have assumed that 15.489% of the stated amount of the Units will be represented by the amortizing notes. For each additional $1.0 million of the stated amount of the Units represented by the amortizing notes, we would incur an additional $0.155 million of indebtedness.

(6)	Represents existing Term Loan due June 5, 2020 and Revolver.
(7)	Represents other existing indebtedness of Colfax and its subsidiaries (including DJO and its subsidiaries) that will remain outstanding after completion of the Acquisition.
(8)

Each Unit will include a purchase contract, as described in “Description of the Purchase Contracts.” We will account for the purchase contracts that are components of the Units as equity and expect to record the initial fair value of these purchase contracts, net of the underwriting discounts and offering expenses allocated to the purchase contracts, as additional paid-in capital. The exact amount we record as additional paid-in capital will not be determined until the determination of the final offering expenses of this offering. We have assumed that 84.511% of the stated amount of the Units will be represented by the purchase contracts.

THE TRANSACTIONS

The Acquisition

On November 19, 2018, Colfax entered into the Merger Agreement with DJO, pursuant to which Colfax agreed to purchase DJO from private equity funds managed by The Blackstone Group L.P. (the “Sellers”) for approximately $3.15 billion in cash, subject to certain adjustments set forth in the Merger Agreement. This offering of Units is being made in connection with the transactions contemplated by the Merger Agreement to fund a portion of the purchase price payable under the Merger Agreement, as well as for general corporate purposes.

Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, an indirect, wholly-owned subsidiary of Colfax will merge with and into DJO, with DJO continuing as the surviving company and an indirect, wholly-owned subsidiary of Colfax. The Acquisition is expected to close in the first quarter of 2019, subject to the satisfaction of customary closing conditions.

Consideration

Under the terms of the Merger Agreement, the consideration to be paid by us for DJO will be approximately $3.15 billion. The final determination of the purchase price and the purchase price allocation, upon the completion of the merger, will be based on DJO’s net assets acquired as of that date and will depend on a number of factors that cannot be predicted with certainty at this time.

Approvals

The shareholders of DJO approved the Acquisition on November 19, 2018. The completion of the Acquisition is not subject to the approval of Colfax shareholders or the receipt of financing by Colfax.

Conditions to Closing

The Merger Agreement contains certain customary conditions to closing. As of the date of this prospectus supplement, the completion of the Acquisition remains subject to the following closing conditions: (i) the receipt of certain regulatory approvals (or the termination or expiration of applicable waiting periods); (ii) the absence of any order, or the enactment of any law, prohibiting the Acquisition; (iv) subject to certain exceptions, the accuracy of the representations and warranties of the parties and compliance by the parties with their respective obligations under the Merger Agreement; and (v) the absence of any material adverse effect on DJO or Colfax since the date of the Merger Agreement. Our obligations under the Merger Agreement are not conditioned upon the receipt of financing or the success of this offering or any of the other offerings described below under “—The Financing Transactions.”

The Merger Agreement also contains certain termination rights for DJO and Colfax and provides that Colfax will pay DJO a termination fee of $220.5 million if DJO terminates the Merger Agreement under certain specific conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement. The Merger Agreement was filed by Colfax as an exhibit to its Current Report on Form 8-K filed with the SEC on November 19, 2018 and is incorporated by reference into the registration statement to which this prospectus supplement relates. The Merger Agreement has been incorporated by reference herein solely to provide investors and security holders with information relating to its terms. It is not intended to be a source of financial, business or operational information about DJO or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for the purposes of the Merger Agreement and are made as of specific dates and are solely for the benefit of the parties to the Merger Agreement. As to factual matters concerning DJO, you should not rely upon the representations and warranties in the Merger Agreement.

The Financing Transactions

To finance the Acquisition, we intend to obtain up to $3.29 billion in aggregate gross cash proceeds from a combination of (a) borrowings under the New Credit Facility, (b) the issuance of $1.0 billion aggregate principal amount of debt securities as described below and (c) the issuance of $                million aggregate principal amount of the Units offered by this prospectus supplement, together with cash on hand.

In connection with the signing of the Merger Agreement, we entered into a commitment letter (as amended and restated, the “Commitment Letter”) with various financial institutions, including each of the underwriters in this offering or their affiliates, pursuant to which, and subject to certain conditions, in the event that we are unable to enter into the new or amended credit facilities, in whole or in part, or issue the full amount of the Units or debt securities at or prior to the time the Acquisition is consummated, the financial institutions committed to provide to us up to $3.29 billion pursuant to a bridge facility (the “Bridge Facility”). Accordingly, to the extent that the aggregate gross proceeds from (i) offering of the Units, (ii) the offering of debt securities described below and (iii) borrowings under the New Credit Facility, together with cash on hand, are at least $3.29 billion, then the Bridge Facility commitment will be cancelled and terminated in full. However, there is no guarantee that we will be able to raise gross proceeds in the amounts contemplated or at all.

In this prospectus supplement, we refer to the offering of debt securities and the entry into and borrowing under the New Credit Facility and the Bridge Facility as the “Other Financing Transactions.” We refer to this offering of Units and the Other Financing Transactions, together with the repayment of approximately $840 million of DJO’s existing indebtedness, collectively as the “Financing Transactions.”

New credit facilities

On December 17, 2018, we entered into the New Credit Facility with a syndicate of 23 banks to refinance the Term Loan Facility and the Revolver under the DB Credit Agreement, to finance the Acquisition and to consummate the Transactions. See “Description of Certain Indebtedness—New Term Loan Facilities and New Revolving Credit Facility.” $525 million of the Five Year Term Loan will be used to refinance the Term Loan Facility under the DB Credit Agreement and thus is ineligible to reduce the Bridge Facility commitment. Pursuant to the terms of the Commitment Letter, draws under the New Revolver will only reduce the Bridge Facility commitment to the extent drawn on or after the closing of the Acquisition and to the extent the proceeds thereof are used to pay for the amounts required to be paid under the Merger Agreement and to pay fees and expenses incurred in connection with the Acquisition and the offerings described under the heading “—The Financing Transactions.”

Debt securities offering

On or after commencement of this offering, we expect to conduct a private offering (which we refer to as the debt offering) of additional debt securities (which we refer to as the debt securities). We anticipate that the debt securities would be senior obligations, rank equal in right of payment with our existing senior notes, not be convertible, be unsecured and be guaranteed by our existing and future domestic subsidiaries (other than immaterial subsidiaries and receivables finance subsidiaries). We expect approximately $1.0 billion in aggregate principal amount of debt securities will be offered. There can be no assurance that the debt offering will be completed. The foregoing description and any other information regarding the debt offering is included herein solely for informational purposes. The debt securities could also be issued in a smaller or larger dollar amount or with terms differing materially from those indicated in this prospectus supplement. In addition, if we are not able to raise gross proceeds in the amounts contemplated or at all, we may draw funds under the Bridge Facility. See “The Transactions—The Financing Transactions.” The timing, amounts and terms of any such issuance will depend on market conditions and other factors, and our financing plans may change. The debt offering, if it occurs, could take a different form than that described herein and will be made by a separate offering document and is not part of the offering to which this prospectus supplement relates. The debt offering would not be registered under the Securities Act of 1933, as amended (the Securities Act), and the debt securities would be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any such debt securities.

THE DJO BUSINESS

Overview

DJO is a global developer, manufacturer and distributor of high-quality medical devices with a broad range of products used for rehabilitation, pain management and physical therapy. Its products address the continuum of patient care from injury prevention to rehabilitation after surgery, injury or from degenerative disease, enabling people to regain or maintain their natural motion.

DJO currently develops, manufactures and distributes its products through the following two markets: Prevention & Rehabilitation and Reconstructive.

DJO’s products are used by orthopedic specialists, spine surgeons, primary care physicians, pain management specialists, physical therapists, podiatrists, chiropractors, athletic trainers and other healthcare professionals to treat patients with musculoskeletal conditions resulting from degenerative diseases, deformities, traumatic events and sports related injuries. In addition, many of its non-surgical medical devices and related accessories are used by athletes and patients for injury prevention and at-home physical therapy treatment. DJO’s product lines include rigid and soft orthopedic bracing, hot and cold therapy, bone growth stimulators, vascular therapy systems and compression garments, therapeutic shoes and inserts, electrical stimulators used for pain management and physical therapy products. Its surgical implant business offers a comprehensive suite of reconstructive joint products for the hip, knee, shoulder and elbow.

DJO’s products are marketed under a portfolio of brands including Aircast®, DonJoy®, DonJoy Performance®, ProCare®, CMF™, MotionCare™, Chattanooga, DJO Surgical, Dr. Comfort™, Compex®, Bell-Horn™ and ExosTM.

Prevention & Rehabilitation

DJO’s Prevention & Rehabilitation market offers rigid knee bracing products, orthopedic soft goods, cold therapy products, vascular systems, therapeutic footwear for the diabetes care market and compression therapy products, primarily under the DonJoy, ProCare, Aircast, Dr. Comfort, Bell-Horn and Exos brands. This segment also includes OfficeCare channel, through which DJO maintains an inventory of soft goods and other products at healthcare facilities, primarily orthopedic practices, for immediate distribution to patients. The Bracing and Vascular segment primarily sells its products to orthopedic and sports medicine professionals, hospitals, podiatry practices, orthotic and prosthetic centers, home medical equipment providers and independent pharmacies. In 2014, DJO expanded its consumer channel to focus on marketing, selling and distributing our products, including bracing and vascular products, to professional and consumer retail customers and on-line. The bracing and vascular products sold through this channel are principally sold under the DonJoy Performance, Bell-Horn and Doctor Comfort brands.

The following table summarizes Prevention & Rehabilitation product categories:

Product Category	Description
Rigid bracing and soft goods	Soft goods Lower extremity fracture boots Ligament braces Post-operative braces Osteoarthritis braces Ankle bracing Shoulder, elbow and wrist braces Back braces Neck braces Thermoformable braces

Product Category	Description
Cold and compression therapy	Cold and compression therapy products
Vascular therapy	Vascular system pumps. Compression hosiery
Therapeutic shoes and inserts	Therapeutic footwear and related medical and comfort products

Reconstructive

DJO’s Reconstructive market consists of several key brands including DJO Surgical, CMF and Chattanooga. The CMF and Chattanooga products are sold to medical clinics, independent distributors or direct to patients for consumer home use. For products sold directly to patients, DJO arranges billing to the patients and their third-party payors, if applicable. The CMF brand of bone growth stimulation products provides medical professionals with a tool for healing problem fractures and spinal fusion procedures. Chattanooga rehabilitation equipment is used for treating musculoskeletal, neurological and soft tissue disorders. These products include clinical electrotherapy devices, clinical traction devices, and other clinical products and supplies such as treatment tables, continuous passive motion (CPM) devices and dry heat therapy. This segment also provides professional and consumer retail customers with the Compex electrostimulation device, which is used in training programs to aid muscle development and to accelerate muscle recovery after training sessions.

DJO’s Surgical develops, manufactures and markets a wide variety of shoulder, hip and knee implant products that serve the orthopedic reconstructive joint implant market. On June 30, 2015, DJO’s subsidiary Encore Medical, L.P., dba DJO Surgical, acquired from Zimmer Biomet Holdings, Inc., the U.S. rights to an elbow implant product marketed under the name Discovery® Elbow System, and a line of bone cement for use with implants marketed as Cobalt™ Bone Cement, Optivac® Cement Mixing Accessories and SoftPac™ Pouch.

The following table summarizes Surgical Implant segment product categories:

Product Category	Description
Shoulder implants	Primary total joint replacement Fracture repair system Revision total joint replacement (including reverse shoulder)
Hip implants	Primary replacement stems Acetabular cup system Revision joint replacement
Knee implants	Primary total joint replacement Revision total joint replacement Unicondylar joint replacement
Elbow Implants	Primary total joint replacement
Bone Cement	Bone cement and cement mixing accessories

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION OF THE COMPANY AND DJO GLOBAL, INC.

The following unaudited pro forma consolidated condensed financial information of Colfax Corporation (“Colfax”) is presented to illustrate the estimated income statement effects of the acquisition of DJO Global, Inc. (“DJO”) as such data may have appeared if the Acquisition had been completed on January 1, 2017. The unaudited pro forma consolidated condensed balance sheet is presented as if the Acquisition had been completed on September 28, 2018. The unaudited pro forma consolidated condensed financial information has been derived from and should be read in conjunction with:

•

Colfax Corporation’s audited consolidated financial statements and related notes as of, and for the year ended, December 31, 2017, included in Colfax’s Annual Report on Form 10-K for the year ended December 31, 2017;

•	Colfax Corporation’s unaudited consolidated financial statements and related notes contained in Colfax’s Quarterly Report on Form 10-Q, as of and for the nine months ended September 28, 2018;

•	DJO Global, Inc’s audited consolidated financial statements and related notes as of, and for the year ended, December 31, 2017; and

•	DJO Global, Inc’s unaudited consolidated financial statements and related notes as of and for the nine months ended September 29, 2018.

To prepare the unaudited pro forma consolidated condensed financial information, the historical financial statements of DJO have been adjusted to reflect certain reclassifications to conform to Colfax’s financial statement presentation as described in Note 3. Pro forma adjustments were made to Colfax’s historical consolidated financial information to reflect items that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the consolidated operating results of Colfax.

The pro forma financial statements do not reflect the costs of any integration activities, possible or pending asset dispositions, the benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies that may result from the Acquisition.

The pro forma financial statements are presented for informational purposes only and do not purport to represent what the results of operations or financial condition would have been had the Acquisition actually occurred on the dates indicated, nor do they purport to project the results of operations or financial condition of the consolidated company for any future period or as of any future date. The pro forma financial statements have been prepared in advance of the close of the Acquisition; the final amounts recorded upon the closing of the Acquisitions may differ materially from the information presented.

The unaudited pro forma consolidated condensed financial data has been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles, which are subject to change and interpretation. The acquisition accounting is dependent upon certain valuations and other studies that have yet to be completed. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma consolidated condensed financial data. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma consolidated condensed financial data and the consolidated company’s future results of operations and financial position.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

COLFAX CORPORATION

	As of 9/28/2018	As of 9/29/2018
(in thousands)	Historical Colfax	Historical DJO	Equity- Related Adjustments		Debt- Related Adjustments		Merger- Related Adjustments		Pro Forma
		(Note 3)	(Note 5)		(Note 6)		(Note 7)
Assets
Cash and cash equivalents	$285,900	$27,619	$388,000	(a)	$2,733,219	(a)	$(3,221,219	)(a)	$213,519
Trade receivable, net	953,881	172,492	—		—		—		1,126,373
Inventories, net	484,242	183,837	—		—		—		668,079
Other current assets	227,249	31,329	—		—		(2,182	)(b)	256,396

Total current assets	1,951,272	415,277	388,000		2,733,219		(3,223,401)		2,264,367
Property, plant, and equipment, net	494,377	143,041	—		—		—		637,418
Goodwill	2,524,134	878,689	—		—		459,169	(c)	3,861,992
Intangible assets, net	941,246	570,725	—		—		1,166,275	(d)	2,678,246
Other assets	535,200	4,523	—		628	(b)	(343	)(b)	540,008

Total assets	$6,446,229	$2,012,255	$388,000		$2,733,847		$(1,598,300)		$9,982,031

Liabilities and Equity
Liabilities
Current portion of long-term debt	$6,385	$23,488	$19,486	(b)	$61,250	(c)	$(23,488	)(e)	$87,121
Accounts payable	563,730	102,009	—		—		—		665,739
Customer advances and billings in excess of costs incurred	148,635	—	—		—		—		148,635
Accrued liabilities	350,130	176,318	—		(92	)(d)	4,670	(f)	531,026

Total current liabilities	1,068,880	301,815	19,486		61,158		(18,818)		1,432,521
Long-term debt, less current portion	1,135,624	2,397,975	40,615	(c)	2,677,349	(e)	(2,397,975	)(e)	3,853,588
Other liabilities	763,403	166,281	—		—		11,338	(g)	941,022

Total liabilities	2,967,907	2,866,071	60,101		2,738,507		(2,405,455)		6,227,131

Equity
Common stock	117	496	—		—		(496	)(h)	117
Additional paid-in capital	3,051,695	846,615	327,899	(d)	—		(846,615	)(h)	3,379,594
Retained earnings	945,944	(1,676,347)	—		(4,660	) (f)	1,628,077	(h)	893,014
Accumulated other comprehensive loss	(735,894)	(26,189)	—		—		26,189	(h)	(735,894)

Total Colfax Corp. equity	3,261,862	(855,425)	327,899		(4,660)		807,155		3,536,831
Noncontrolling interest	216,460	1,609	—		—		—		218,069

Total equity	3,478,322	(853,816)	327,899		(4,660)		807,155		3,754,900

Total liabilities and equity	$6,446,229	$2,012,255	$388,000		$2,733,847		$(1,598,300)		$9,982,031

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial statements.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

COLFAX CORPORATION

	For the year ended 12/31/2017	For the year ended 12/31/2017
(in thousands, except per share amounts)	Historical Colfax	Historical DJO	Equity- Related Adjustments		Debt- Related Adjustments		Merger- Related Adjustments		Pro Forma
		(Note 3)	(Note 5)		(Note 6)		(Note 8)
Net sales	$3,300,184	$1,186,206	$—		$—		$—		$4,486,390
Cost of sales	2,270,709	493,116	—		—		—		2,763,825

Gross profit	1,029,475	693,090	—		—		—		1,722,565
Selling, general and administrative expense	732,340	558,314	—		—		65,994	(a)	1,356,648
Restructuring and other related charges	68,351	58,775	—		—		—		127,126
Goodwill and intangible asset impairment charge	152,700	—	—		—		—		152,700
Pension settlement loss (gain)	46,933	—	—		—		—		46,933

Operating income	29,151	76,001	—		—		(65,994)		39,158
Interest expense, net	41,137	172,125	4,127	(e)	146,990	(g)	(173,878	)(b)	190,501

Income (loss) from continued operations before income taxes	(11,986)	(96,124)	(4,127)		(146,990)		107,884		(151,343)
Provision for income taxes	42,554	(60,720)	(1,568	)(f)	(55,856	)(h)	(15,542	)(c)	(91,132)

Net income (loss) from continuing operations	(54,540)	(35,404)	(2,559)		(91,134)		123,426		(60,211)
Income from discontinued operations, net of taxes	224,047	309	—		—		—		224,356

Net income (loss)	169,507	(35,095)	(2,559)		(91,134)		123,426		164,145
Less: income attributable to noncontrolling interest, net of taxes	18,417	799	—		—		—		19,216

Net income (loss) attributable to Colfax Corp.	$151,090	$(35,894)	$(2,559)		$(91,134)		$123,426		$144,929

Net income (loss) per share – basic (Note 9)
Continuing operations	$(0.59)								$(0.44)

Discontinued operations	$1.82								$1.63

Consolidated operations	$1.23								$1.19

Net income (loss) per share – diluted (Note 9)
Continuing operations	$(0.59)								$(0.44)

Discontinued operations	$1.81								$1.63

Consolidated operations	$1.22								$1.19

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial statements.

UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF INCOME

COLFAX CORPORATION

	For the nine months ended 9/28/2018	For the nine months ended 9/29/2018
(in thousands, except per share amounts)	Historical Colfax	Historical DJO	Equity- Related Adjustments		Debt- Related Adjustments		Merger- Related Adjustments		Pro Forma
		(Note 3)	(Note 5)		(Note 6)		(Note 8)
Net sales	$2,681,586	$891,517	$—		$—		$—		$3,573,103
Cost of sales	1,852,603	361,756	—		—		—		2,214,359

Gross profit	828,983	529,761	—		—		—		1,358,744
Selling, general and administrative expense	600,136	405,393	—		—		51,791	(a)	1,057,320
Restructuring and other related charges	40,791	35,222	—		—		—		76,013

Operating income	188,056	89,146	—		—		(51,791)		225,411
Interest expense, net	29,153	137,339	2,119	(e)	112,747	(g)	(134,722	)(b)	146,636
Loss on short term investments	10,128	—	—		—		—		10,128

Income (loss) from continuing operations before income tax	148,775	(48,193)	(2,119)		(112,747)		82,931		68,647
Provision (benefit) for income taxes	11,490	12,201	(530	)(f)	(28,187	)(h)	11,942	(c)	6,916

Net income (loss) from continuing operations	137,285	(60,394)	(1,589)		(84,560)		70,989		61,731
Income (loss) from discontinued operations, net of taxes	(31,262)	486	—		—		—		(30,776)

Net income (loss)	106,023	(59,908)	(1,589)		(84,560)		70,989		30,955
Less: income attributable to noncontrolling interest, net of taxes	11,721	846	—		—		—		12,567

Net income (loss) attributable to Colfax Corp.	$94,302	$(60,754)	$(1,589)		$(84,560)		$70,989		$18,388

Net income (loss) per share – basic (Note 9)
Continuing operations	$1.04								$0.47

Discontinued operations	$(0.26)								$(0.23)

Consolidated operations	$0.78								$0.24

Net income (loss) per share – diluted (Note 9)
Continuing operations	$1.03								$0.46

Discontinued operations	$(0.26)								$(0.23)

Consolidated operations	$0.77								$0.23

The accompanying notes are an integral part of these unaudited pro forma consolidated condensed financial statements.

Notes to Unaudited Pro Forma Consolidated Condensed Financial Statements

1.	Description of Acquisition

On November 19, 2018, Colfax entered into an Agreement and Plan of Merger (the “Merger Agreement”) with, among others, DJO Global, Inc., a Delaware limited liability company, pursuant to which Colfax agreed to purchase DJO from private equity funds managed by The Blackstone Group L.P. and repay or redeem all existing indebtedness of DJO. The amount payable by Colfax in connection with the Acquisition is calculated as $3.15 billion in cash plus the aggregate amount of cash, cash equivalents and marketable securities of DJO on a consolidated basis, subject to certain adjustments set forth in the Merger Agreement. DJO develops, manufactures and distributes high-quality medical devices with a broad range of products used for rehabilitation, pain management and physical therapy.

Pursuant to the Merger Agreement, subject to the satisfaction or waiver of specified conditions, an indirect, wholly-owned subsidiary of Colfax will merge with and into DJO, with DJO continuing as the surviving company and an indirect, wholly-owned subsidiary of Colfax. The Acquisition is expected to close in the first quarter of 2019, subject to the satisfaction of customary closing conditions.

Colfax anticipates that approximately $3.2 billion will be required to pay the Acquisition consideration to the DJO shareholder, repay or redeem any indebtedness of DJO and to pay transaction fees and expenses relating to the Acquisition. Colfax intends to finance the Acquisition with the net proceeds from the offering of Tangible Equity Units (“TEUs”), the debt financings described below and $100.0 million of cash on hand.

Subsequent to this offering of TEUs, Colfax expects to offer approximately $1.0 billion aggregate principal amount of debt securities as additional financing for the Acquisition. The debt securities could also be issued in a smaller or larger dollar amount or with terms differing materially from those indicated in this prospectus supplement. In addition, if we are not able to raise gross proceeds in the amounts contemplated or at all, we may draw funds under the Bridge Facility. See “The Transactions—The Financing Transactions.” The timing, amounts and terms of any such issuance will depend on market conditions and other factors, and our financing plans may change. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any debt securities being offered in the debt securities offering, which will be made by a separate offering document and is not part of the offering to which this prospectus supplement relates. The completion of this TEUs offering is not contingent on the completion of the debt securities offering, and the completion of the debt securities offering is not contingent on the completion of this TEUs offering. Neither this offering nor the debt securities offering is contingent on the completion of the Acquisition or any debt financing.

Colfax also expects to enter into a new term loan and revolving credit facility with a syndicate of banks to refinance Colfax’s historical financings (the “New Credit Facility”). The New Credit Facility will consist of a $1.3 billion five-year revolving credit facility (the “New Revolver”), a $500.0 million two-year term loan facility (the “Two Year Term Loan”), and a $1.225 billion five-year term loan facility (the “Five Year Term Loan” and, together, the “New Term Loan Facilities”). Neither this offering nor the entry into, or amendment of, the credit facilities is contingent on the completion of the Acquisition or any debt financing.

In connection with entering into the Merger Agreement, we entered into a debt commitment letter (the “Commitment Letter”), dated as of November 18, 2018, with JPMorgan Chase Bank, N.A., Credit Suisse AG and Credit Suisse Loan Funding LLC, pursuant to which such financial institutions have committed to provide $3.29 billion of bridge financing for the Acquisition (the “Bridge Facility”). See “Summary—Recent Developments—Acquisition of DJO—Acquisition Financing.”

2.	Basis of Presentation

The acquisition will be accounted for as a business combination by Colfax using the acquisition method of accounting under the provisions of Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, under GAAP. Under the acquisition method of accounting, the total estimated purchase price of an acquisition is allocated to the net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values. Such valuations are based on available information and certain assumptions that management believes are reasonable. The preliminary allocation of the estimated purchase price to the net tangible and intangible assets acquired and liabilities assumed is based on various preliminary estimates. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing these pro forma financial statements. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. The differences, if any, could have a material impact on the accompanying pro forma financial statements and Colfax’s future results of operations and financial position.

Colfax performed a review of DJO’s accounting policies for the purpose of identifying any material differences in significant accounting policies and any accounting adjustments that would be required in connection with adopting uniform policies. Management is not aware of any differences in the accounting policies that will result in material adjustments to the consolidated financial statements as a result of conforming the accounting policies except for the presentation of certain financial statement line items as discussed below.

The final structure and terms of the DJO acquisition financing will be subject to market conditions and may change materially from the assumptions described above. Changes in the assumptions described above would result in changes to various components of the unaudited pro forma condensed consolidated balance sheet, including cash and cash equivalents, long-term debt and additional paid-in capital, and various components of the unaudited pro forma condensed consolidated statements of income, including interest expense, earnings per share and weighted-average shares outstanding. Depending upon the nature of the changes, the impact on the pro forma financial information could be material.

The unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to represent what our results of operations or financial condition would have been had the Acquisition actually occurred on the dates indicated, nor do they purport to project our results of operations or financial condition for any future period or as of any future date.

3.	Reclassifications

Certain reclassifications were made to the historical financial statements of DJO to conform DJO’s financial statement line item presentation to Colfax’s presentation, which include the following:

DJO reclassifications in the unaudited pro forma condensed consolidated balance sheet as of September 29, 2018

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Prepaid expenses and other current assets	30,818	(30,818	))(a)	—
Current assets of discontinued operations	511	(511	)(a)	—
Other current assets	—	31,329	(a)	31,329
Accrued interest	47,329	(47,329	)(b)	—
Other current liabilities	128, 989	(128,989	)(b)	—
Accrued liabilities	—	176,318	(b)	176,318
Deferred tax liabilities, net	145,606	(145,606	)(c)	—
Other long-term liabilities	20,675	(20,675	)(c)	—
Other liabilities	—	166,281	(c)	166,281
Treasury stock at cost	(3,600)	3,600	(d)	—
Additional paid-in capital	850,215	(850,215	)(d)	—
Additional paid-in capital	—	846,615	(d)	846,615
Accumulated deficit	(1,676,347)	1,676,347	(e)	—
Retained earnings	—	(1,676,347	)(e)	(1,676,347)

(a)

Represents the reclassification of Prepaid expenses and other current assets and Current assets of discontinued operations on DJO’s balance sheet into Other current assets to conform to Colfax’s balance sheet presentation.

(b)	Represents the reclassification of Accrued interest and Other current liabilities on DJO’s balance sheet into Accrued liabilities to conform to Colfax’s balance sheet presentation.
(c)	Represents the reclassification of Deferred tax liabilities and Other long-term liabilities on DJO’s balance sheet into Other liabilities to conform to Colfax’s balance sheet presentation.
(d)	Represents the reclassification of Treasury stock at cost and Additional paid-in capital on DJO’s balance sheet into Additional paid-in capital to conform to Colfax’s balance sheet presentation.
(e)	Represents the reclassification of Accumulated deficit on DJO’s balance sheet into Retained earnings to conform to Colfax’s balance sheet presentation.

DJO reclassifications in the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2017

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Selling, general, and administrative	456,739	(456,739	)(f)	—
Research and development	35,429	(35,429	)(f)	—
Amortization of intangible assets	66,146	(66,148	)(f)	—
Selling, general, and administrative expense	—	558,314	(f)	558,314
Cost of sales	4,991	(4,991	)(g)	—
Selling, general and administrative	53,784	(53,784	)(g)	—
Restructuring and other related charges	—	58,775	(g)	58,775
Interest expense, net	174,238	(174,238	)(h)	—
Other (income) expense, net	(2,113)	2,113	(h)	—
Interest expense, net	—	172,125	(h)	172,125

(f)

Represents the reclassification of Research and development, Amortization of intangible assets, and a portion of Selling, general, and administrative on DJO’s statement of income into Selling, general, and administrative expense to conform to Colfax’s statement of income presentation.

(g)

Represents the reclassification of a portion of Cost of sales, and a portion of Selling general and administrative on DJO’s statement of income into Restructuring and other related charges to conform to Colfax’s statement of income presentation.

(h)	Represents the reclassification of Interest expense and Other (income) expense on DJO’s statement of income into Interest expense to conform to Colfax’s statement of income presentation.

DJO reclassifications in the unaudited pro forma condensed consolidated statement of income for the nine months ended September 29, 2018

(in thousands)	Before Reclassification	Reclassification		After Reclassification
Selling, general, and administrative	330,261	(330,261	)(i)	—
Research and development	30,687	(30,687	)(i)	—
Amortization of intangible assets	44,445	(44,445	)(i)	—
Selling, general, and administrative expense	—	405,393	(i)	405,393
Cost of sales	14,024	(14,024	)(j)	—
Selling, general and administrative	21,198	(21,198	)(j)	—
Restructuring and other related charges	—	35,222	(j)	35,222
Interest expense, net	136,299	(136,299	)(k)	—
Other (income) expense, net	1,040	(1,040	)(k)	—
Interest expense, net	—	137,339	(k)	137,339

(i)

Represents the reclassification of Research and development, Amortization of intangible assets, and a portion of Selling, general, and administrative on DJO’s statement of income into Selling, general, and administrative expense to conform to Colfax’s statement of income presentation.

(j)

Represents the reclassification of a portion of Cost of sales, and a portion of Selling general and administrative on DJO’s statement of income into Restructuring and other related charges to conform to Colfax’s statement of income presentation.

(k)	Represents the reclassification of Interest expense and Other (income) expense on DJO’s statement of income into Interest expense to conform to Colfax’s statement of income presentation.

4.	Preliminary Purchase Price Allocation

The pro forma adjustments include a preliminary allocation of the estimated purchase price of DJO to the estimated fair values of assets acquired and liabilities assumed at the acquisition date, with the excess recorded as Goodwill. The final allocation of the purchase price could differ materially from the preliminary allocation primarily because market prices, interest rates and other valuation variables will fluctuate over time and be different at the time of completion of the Acquisition compared to the amounts assumed for the pro forma adjustments.

The following is a summary of the preliminary purchase price allocation giving effect to the Acquisition as if it had been completed on September 28, 2018:

(in thousands)
Cash	$27,619
Trade receivables, net	172,492
Inventories, net	183,837
Other current assets	29,147
Property, plant and equipment, net	143,041
Goodwill	1,337,858
Intangible assets, net	1,737,000
Other assets	4,180

Total assets acquired	3,635,174

Accounts payable, accrued expenses and other current liabilities	(278,327)
Deferred tax liability, including current portion	(156,944)
Other long-term liabilities	(20,675)
Noncontrolling interest	(1,609)

Fair value of net assets acquired	$3,177,619

5.	Equity Related Pro Forma Adjustments

The following summarizes the pro forma adjustments in connection with the TEUs financing of the Acquisition as if it had occurred on January 1, 2017 for the purposes of the pro forma consolidated statement of income, and as if it had occurred on September 28, 2018 for the purposes of the unaudited pro forma consolidated balance sheet.

a)	Adjustment to cash consists of the following:

(in thousands)	As of Sept. 28, 2018
Gross proceeds raised from the TEUs	$400,000
Cash paid for financing fees related to TEUs	(12,000)

Net Proceeds from TEUs	$388,000

b)	Adjustment to record the current portion of the detachable debt component of TEUs.

c)	Adjustment to record the non-current portion of the detachable debt component of TEUs.

d)

Adjustment to record the detachable equity component of TEUs. Based on the expected structure of the TEUs, Colfax expects the purchase contract component of the TEUs to meet equity classification. The classification of the TEU will be subject to detailed assessment once finalized and a different conclusion may result in a material impact on these unaudited pro forma condensed consolidated financial information.

e)	Adjustment to interest expense consists of the following:

(in thousands)	Year ended December 31, 2017	Nine months ended Sept. 28, 2018
Interest expense related to the debt component of TEUs	$3,148	$1,613
Amortization of deferred financing fees related to the debt component of TEUs(1)	979	506

Pro forma adjustment to interest expense	$4,127	$2,119

(1)

Represents fees paid to the initial purchasers for their services in arranging and structuring the financing as well as other debt issuance costs. The fees were allocated between the debt and equity component on a pro-rata basis. Only the deferred financing fees related to the debt component of the TEUs will be amortized. These fees will be amortized using the effective interest method.

f)

Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 38.0% for the year ended December 31, 2017 and 25.0% for the nine months ended September 28, 2018. These rates do not reflect Colfax’s effective tax rate, which includes other items and may differ from the rates assumed for purposes of preparing these statements.

6.	Debt Related Pro Forma Adjustments

The following summarizes the pro forma adjustments in connection with the new debt financing of the Acquisition and the refinancing of certain historical financings of Colfax as if each had occurred on January 1, 2017 for the purposes of the pro forma consolidated statement of income, and as if each had occurred on September 28, 2018 for the purposes of the unaudited pro forma consolidated balance sheet.

(a)	Adjustment to cash consists of the following:

(in thousands)	As of Sept. 28, 2018
Amounts borrowed under the debt securities	$1,000,000
Amounts borrowed under the Two Year Term Loan	500,000
Amounts borrowed under the Five Year Term Loan	1,225,000
Amounts drawn down on New Revolver	682,999
Cash paid for financing fees related to the debt securities	(12,500)
Cash paid for financing fees related to the Two Year Term Loan	(3,750)
Cash paid for financing fees related to the Five Year Term Loan	(9,188)
Cash paid for financing fees related to the New Revolver	(3,250)
Cash paid in connection with repayment of historical financing	(646,092)

Net amount of cash from debt financing	$2,733,219

(b)	Adjustment to other assets consists of the following:

(in thousands)	As of Sept. 28, 2018
Record deferred financing fees related to the New Revolver(1)	$3,250
Eliminate deferred financing fees related to the repayment of historical financing	(2,622)

Total adjustment to other assets	$628

(1)	The capitalized costs will be amortized over the term of the New Revolver on a straight-line basis.

(c)	Adjustment to record the current portion of long-term debt related to 5 Year Term Facility.

(d)	Adjustment to eliminate the accrued interest associated with repayment of historical financing

(e)	Adjustment to long-term debt consists of the following:

(in thousands)	As of Sept. 28, 2018
Record aggregate amount of the debt securities	$1,000,000
Record aggregate amount of the Two Year Term Loan	500,000
Record aggregate amount of the Five Year Term Loan, less current portion	1,163,750
Record amount drawn down on New Revolver	682,999
Less: Cash paid for financing fees related to the debt securities	(12,500)
Less: Cash paid for financing fees related to the Two Year Term Loan	(3,750)
Less: Cash paid for financing fees related to the Five Year Term Loan	(9,188)
Less: Repayment of historical financing, net of deferred financing fees	(643,962)

Total adjustment to debt, net of current portion	$2,677,349

(f)	Adjustment to retained earnings consists for the following:

(in thousands)	As of Sept. 28, 2018
Eliminate deferred financing fees related to the repayment of historical financing, classified as other assets	$(2,622)
Eliminate deferred financing fees related to the repayment of historical financing, classified as contra liability	(2,038)

Total adjustment to retained earnings	$(4,660)

(g)	Adjustment to interest expense consists of the following:

(in thousands)	Year ended December 31, 2017	Nine months ended Sept. 28, 2018
Interest expense related to new debt borrowings(1)	$138,401	$101,713
Interest expense related to draw down from New Revolver	33,202	24,901
Amortization of deferred financing fees(2)	6,232	4,601
Add back: interest expense related to historical financing(3)	(30,845)	(18,468)

Pro forma adjustment to interest expense	$146,990	$112,747

(1)	Comprised of interest expense related to the debt securities and Term Facilities.
(2)

Represents fees paid to the initial purchasers for their services in arranging and structuring the financing as well as other debt issuance costs. Deferred financing fees related to the debt securities and Term Facilities are amortized using the effective interest method. Deferred financing fees related to the New Revolver are amortized on a straight-line basis.

(3)	Represents interest expense related to the debt that will be paid off in connection with the new debt financing of the Acquisition and the refinancing of certain historical financings of Colfax.

The adjustment to interest expense assumes the principal, stated amount, assumed rates on the New Revolver and Term Facilities do not change from those assumed, however, a 0.125% change in the respective variable interest rate of the New Revolver and Term Facilities would result in an increase or decrease in pro forma interest expense of approximately $3.0 million for the year ended December 31, 2017 and $2.2 million for the nine months ended September 28, 2018.

(h)

Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 38.0% for the year ended December 31, 2017 and 25.0% for the nine months ended September 28, 2018. These rates do not reflect Colfax’s effective tax rate, which includes other items and may differ from the rates assumed for purposes of preparing these statements.

7.	Merger Related Pro Forma Consolidated Condensed Balance Sheet Adjustments

The following summarizes the pro forma adjustments in connection with the Acquisition (including associated repayment or redemption of all existing indebtedness of DJO) to give effect as if it had been completed on September 28, 2018 for the purposes of pro forma consolidated balance sheet:

(a)	Adjustment to cash consists of the following:

(in thousands)	As of Sept. 28, 2018
Base Merger Cash Consideration	$3,150,000
Plus: DJO Cash	27,619

Aggregate Estimated Merger Consideration	$3,177,619
Plus: Other estimated transaction fees and expenses incurred by Colfax	43,600

Total merger related adjustment to cash	$3,221,219

Aggregate Estimated Merger Consideration does not give effect to all adjustments to the total amount payable by Colfax under the Merger Agreement. Such amounts may differ from the estimates presented herein based on movements in DJO working capital and cash balances, among other reasons.

(b)

Adjustment to eliminate amounts related to derivative instruments associated with DJO’s historical indebtedness, eliminates certain existing deferred financing fees and establishes deferred financing fees associated with financing the acquisition.

(c)

Adjustment to eliminate DJO’s historical goodwill of $878.7 million and to recognize goodwill of the proposed DJO acquisition of $1,337.9 million. Goodwill is calculated as the difference between the estimated purchase price and the fair value of identifiable tangible and intangible assets acquired, net of liabilities assumed. The adjustment is preliminary and subject to change based upon final determination of the fair value of assets acquired and liabilities assumed and finalization of the purchase price.

(d)

Adjustment to eliminate DJO’s historical intangible assets, net of $570.7 million and to recognize the estimated step-up in fair value of intangible assets acquired consisting of trade names, technology, and customer relationships. The fair value of the intangible assets acquired is as follows:

(in thousands)	As of Sept. 28, 2018
Trade names	$479,000
Technology	304,000
Customer relationships	954,000

Fair value of intangible assets acquired	$1,737,000

The fair value of acquired tradenames and technology were determined using the “relief from royalty method,” which is a variation of the income approach. It is used to estimate the cost savings that accrue to the owner of an intangible asset who would otherwise have to pay royalties or license fees on revenues earned through the use of the asset. The fair value of customer relationships was determined using the “excess earnings method” which is a variation of the income approach based on expected future revenues derived from the customers acquired. The above fair value estimates are preliminary and subject to change and could vary materially from the actual adjustment on the consummation date.

(e)

Adjustment to eliminate $23.5 million of DJO’s current portion of long-term debt and $2,398.0 million of DJO’s non-current portion of long-term debt that will be repaid, or caused to be repaid, by Colfax as part of the Acquisition from the $3.15 billion merger consideration.

(f)	Adjustment to accrue for transaction fees and expenses to be incurred by DJO.

(g)	Adjustment to other liabilities is related to changes in deferred tax liabilities and is as follows:

(in thousands)	As of Sept. 28, 2018
Incremental increase to intangible assets that do not have tax basis	$288,590
Reversal of U.S. valuation allowance	(234,383)
Reset of deferred tax liabilities associated with DJO historical goodwill	(42,870)

Total adjustment to other liabilities	$11,338

(h)	Adjustment to total equity consists of the following:

As of Sept. 28, 2019
Eliminate DJO’s historical equity	$855,425
Adjustment to accrue for transaction fees and expenses to be incurred by DJO	(4,670)
Adjustment to accrue for other estimated transaction fees and expenses to be incurred by Colfax	(43,600)

Total adjustment to equity	$807,155

8.	Merger Related Pro Forma Consolidated Condensed Statement of Income Adjustments

The following summarizes the pro forma adjustments in connection with the Acquisition to give effect as if it had been completed on January 1, 2017 for the purposes of pro forma consolidated statements of income:

(a)

Adjustment represents the increase in the amortization of intangible assets associated with the respective step-up in the fair value of acquired identifiable intangible assets, and the adjustment to remove non-recurring transaction costs to be incurred by DJO. For purposes of the pro forma consolidated statements of income, amortization expense was recorded on a straight-line basis over the life of the acquired intangible assets.

(b)	Adjustment to eliminate interest expense related to historical DJO indebtedness and related derivatives that will not be assumed by Colfax.

(c)

Adjustment to record the income tax impacts of the pro forma adjustments using a statutory tax rate of 38.0% for the year ended December 31, 2017 and 25.0% for the nine months ended September 28, 2018.

These rates do not reflect Colfax’s effective tax rate, which includes foreign taxes and other items and may differ from the rates assumed for purposes of preparing these statements.

In addition to recording the income tax impacts of the pro forma adjustments using the aforementioned statutory rates, there are separate adjustments to (1) record the income tax benefit due to changes in U.S. valuation allowance of $56.5 million for the year ended December 31, 2017 and $17.8 million for the nine months ended September 28, 2018 and (2) record the income tax expense due to tax reform of $9.1 million for the nine months ended September 28, 2018.

No pro forma adjustment was made to eliminate the $(118.4)M income tax benefit related to the re-measurement of valuation allowance due to the reduction in the U.S. corporate income tax rate from 35% to 21%. The re-measurement of deferred taxes is not an event directly attributable to the transaction and will not have continuing impact.

9.	Earnings Per Share

The unaudited pro forma consolidated basic and diluted earnings per share (‘‘EPS’’) for the year ended December 31, 2017 and the nine months ended September 28, 2018 are based on pro forma income reflecting the adjustments discussed above divided by the basic and diluted pro forma weighted-average number of common shares outstanding.

In connection with the TEU issuance, prepaid stock purchase contracts were issued, which give the holder the mandatory option to redeem the stock contracts for a variable number of common shares, subject to a minimum share settlement rate, for no additional consideration. The unaudited pro forma basic EPS calculation gives effect to the assumed TEU issuance by including the minimum number of shares issuable in its weighted average shares outstanding, as if they were issued and outstanding as of January 1, 2017, such that the total average of weighted shares outstanding would be 137.7 million and 132.2 million for the year ended December 31, 2017 and the nine months ended September 28, 2018, respectively, on a pro forma consolidated basis.

The unaudited pro forma diluted EPS calculation should give effect to all potentially dilutive shares following the close of the Transactions, including the shares issuable pursuant to the prepaid stock purchase contracts as part of the TEU issuance. For purposes of calculating unaudited pro forma diluted EPS, the incremental amount of shares that would be exercisable based on the Company’s assumed share price at issuance of $23.00 are included. The exercise of the prepaid stock purchase contracts is assumed to have occurred on January 1, 2017. The shares issuable pursuant to the exercise of the stock purchase contracts and stock-based compensation awards have been excluded from the calculation of unaudited pro forma diluted EPS for the year ended December 31, 2017 because the effect would have been anti-dilutive.

The unaudited pro forma basic EPS are calculated as follows:

(in thousands, except per share amounts)	Year ended December 31, 2017	Nine months ended Sept. 28, 2018
Pro forma net (loss) income attributable to continuing operations	$(60,211)	$61,731
Pro forma basic weighted-average common shares outstanding	137,723	132,203

Pro forma basic EPS - continuing operations	$(0.44)	$0.47

Pro forma net income (loss) attributable to discontinued operations	$224,356	$(30,776)
Pro forma basic weighted-average common shares outstanding	137,723	132,203

Pro forma basic EPS - discontinued operations	$1.63	$(0.23)

Pro forma net (loss) income	$164,145	$30,955
Pro forma basic weighted-average common shares outstanding	137,723	132,203

Pro forma basic EPS - consolidated operations	$1.19	$0.24

Should the underwriters fully exercise their option to purchase additional shares of common stock, which is limited to a maximum 2.6 million additional shares, our pro forma weighted-average shares outstanding would increase by such amount, and would increase pro forma basic earnings per share from continuing operations by $0.01 per share for the year ended December 31, 2017 and decrease by $0.01 per share for the nine months ended September 28, 2018, respectively.

The unaudited pro forma diluted EPS are calculated as follows:

(in thousands, except per share amounts)	Year ended December 31, 2017	Nine months ended Sept. 28, 2018
Pro forma net (loss) income attributable to continuing operations	$(60,211)	$61,731
Pro forma diluted weighted-average common shares outstanding	137,723	135,619

Pro forma diluted EPS - continuing operations	$(0.44)	$0.46

Pro forma net income (loss) attributable to discontinued operations	$224,356	$(30,776)
Pro forma diluted weighted-average common shares outstanding	137,723	135,619

Pro forma diluted EPS - discontinued operations	$1.63	$(0.23)

Pro forma net (loss) income	$164,145	$30,955
Pro forma diluted weighted-average common shares outstanding	137,723	135,619

Pro forma diluted EPS - consolidated operations	$1.19	$0.23

Should the underwriters fully exercise their option to purchase additional shares of common stock, which is limited to a maximum 2.6 million additional shares, our pro forma weighted-average shares outstanding would increase by such amount, and would increase pro forma diluted earnings per share from continuing operations by $0.01 per share for the year ended December 31, 2017 and decrease by $0.01 per share for the nine months ended September 28, 2018, respectively.

DESCRIPTION OF THE UNITS

We are offering 4,000,000 Units (or up to 4,600,000 Units if the underwriters exercise their option to purchase additional Units), each with a stated amount of $100. Each Unit is comprised of a prepaid stock purchase contract (a “purchase contract”) issued by us and a senior amortizing note issued by us. The following summary of the terms of the Units, the summary of the terms of the purchase contracts set forth under the caption “Description of the Purchase Contracts” and the summary of the terms of the amortizing notes set forth under the caption “Description of the Amortizing Notes” in this prospectus supplement and under the caption “Description of Securities” in the accompanying prospectus contains a description of all of the material terms of the Units and their components but are not complete and are subject to, and qualified in their entirety by reference to, the related contracts. We refer you to:

•

the purchase contract agreement (the “purchase contract agreement”), to be entered into among us, U.S. Bank National Association, as purchase contract agent (the “purchase contract agent”) and attorney-in-fact for the holders of purchase contracts from time to time, and U.S. Bank National Association, as trustee (the “trustee”) under the indenture described below, pursuant to which the purchase contracts and Units will be issued; and

•

the indenture, between us, as issuer, and U.S. Bank National Association, as trustee, and a related supplemental indenture, between us, as issuer, and U.S. Bank National Association, as trustee, under which the amortizing notes will be issued.

The indenture and the related supplemental indenture for the amortizing notes and the purchase contract agreement will be filed as exhibits to a current report on Form 8-K and incorporated by reference as exhibits to that registration statement. Whenever particular sections or defined terms are referred to, such sections or defined terms are incorporated herein by reference.

As used in this section, the terms “we,” “us” and “our” mean Colfax Corporation and do not include any subsidiary of Colfax Corporation.

Components of the Units

Each Unit offered is comprised of:

•

a prepaid stock purchase contract issued by us pursuant to which we will deliver to the holder, not later than January 15, 2022 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier redeemed or settled, a number of shares of our common stock, par value $0.001 per share (the “common stock”) per purchase contract equal to the settlement rate described below under “Description of the Purchase Contracts—Delivery of Common Stock”; and

•

a senior amortizing note issued by us with an initial principal amount of $                that pays equal quarterly installments of $                 per amortizing note (except for the April 15, 2019 installment payment, which will be $                per amortizing note), which cash payment in the aggregate will be equivalent to    % per year with respect to the $100 stated amount per Unit.

Unless previously settled at your option as described in “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” or redeemed at our option as described in “Description of the Purchase Contracts—Merger Termination Redemption,” we will deliver to you not more than                shares and not less than                shares of our common stock on the mandatory settlement date, based upon the applicable “settlement rate” (as defined below), which is subject to adjustment as described herein, and the “applicable market value” (as defined below) of our common stock, as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”

Each amortizing note will have an initial principal amount of $                . On each January 15, April 15, July 15 and October 15, commencing on April 15, 2019, we will pay equal cash installments of $                on

each amortizing note (except for the April 15, 2019 installment payment, which will be $                per amortizing note). Each installment will constitute a payment of interest (at a rate of    % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”

The stated amount of each Unit must be allocated between the amortizing note and the purchase contract based upon their relative fair market values. We have determined that the fair market value of each amortizing note is $                and the fair market value of each purchase contract is $                , as set forth in the purchase contract agreement. Each holder agrees to such allocation and this position will be binding upon each holder (but not on the Internal Revenue Service).

Separating and Recreating Units

Upon the conditions and under the circumstances described below, a holder of a Unit will have the right to separate a Unit into its component parts, and a holder of a separate purchase contract and a separate amortizing note will have the right to combine the two components to recreate a Unit.

Separating Units

At initial issuance, the purchase contracts and amortizing notes may be purchased and transferred only as Units consisting of a “component purchase contract” and a “component amortizing note” and will trade under the CUSIP number for the Units.

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding January 15, 2022 or, if earlier, the second scheduled trading day immediately preceding any “merger termination redemption settlement date” (as defined under “Description of the Purchase Contracts”) and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day), you will have the right to separate your Unit into its constituent purchase contract and amortizing note (which we refer to as a “separate purchase contract” and a “separate amortizing note,” respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that Unit will cease to exist. If you beneficially own a Unit, you may separate it into its component purchase contract and component amortizing note by delivering written instructions to the broker or other direct or indirect participant through which you hold an interest in your Unit (your “participant”) to notify The Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system of your desire to separate the Unit. Holders who elect to separate a Unit into its constituent purchase contract and amortizing note shall be responsible for any fees or expenses payable in connection with such separation.

“Business day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed. Separate purchase contracts and separate amortizing notes will be transferable independently from each other.

Recreating Units

On any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding January 15, 2022 or, if earlier, the second scheduled trading day immediately preceding any merger termination redemption settlement date and also excluding the business day immediately preceding any installment payment date (provided, the right to recreate the Units shall resume after such business day), you may recreate a Unit consisting of a “component purchase contract” and a “component amortizing note” from your separate purchase contract and separate amortizing note. If you beneficially own a separate purchase contract and a separate amortizing note, you may recreate a Unit by delivering written instructions to your participant to notify DTC through DTC’s DWAC system of your desire to recreate the Unit. Holders who elect to recreate Units shall be responsible for any fees or expenses payable in connection with such recreation.

Global Securities

Your Unit, purchase contract and amortizing note will be represented by global securities registered in the name of a nominee of DTC. You will not be entitled to receive definitive physical certificates for your Units, purchase contracts or amortizing notes, except under the limited circumstances described under “Book-Entry and Settlement Procedures.” Beneficial interests in a Unit and, after separation, the separate purchase contract and separate amortizing note will be represented through book-entry accounts of, and transfers will be effected through, direct or indirect participants in DTC.

Deemed Actions by Holders by Acceptance

Each holder of Units or separate purchase contracts, by acceptance of such securities, will be deemed to have:

•

irrevocably authorized and directed the purchase contract agent to execute, deliver and perform on its behalf the purchase contract agreement, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•

in the case of a purchase contract that is a component of a Unit, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•	consented to, and agreed to be bound by, the terms and provisions of the purchase contract agreement; and

•	in the case of a holder of a Unit, agreed, for all purposes, including U.S. federal income tax purposes, to treat:

•	a Unit as an investment unit composed of two separate instruments, in accordance with its form;

•	the amortizing notes as indebtedness of ours; and

•

the allocation of the $100 stated amount per Unit between the purchase contract and the amortizing note so that such holder’s initial tax basis in each purchase contract will be $                and such holder’s initial tax basis in each amortizing note will be $                 .

Listing of Securities

We intend to apply to list the Units on the NYSE under the symbol “CFXA,” subject to satisfaction of its minimum listing standards with respect to the Units. However, we can give no assurance that the Units will be so listed. If the Units are approved for listing, we expect that the Units will begin trading on the NYSE within 30 calendar days after the Units are first issued. In addition, the underwriters have advised us that they intend to make a market in the Units, but the underwriters are not obligated to do so. However, listing on the NYSE does not guarantee that a trading market will develop, and the underwriters may discontinue market making at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the Units (or, if developed, that a liquid trading market will be maintained), that you will be able to sell Units at a particular time or that the prices you receive when you sell will be favorable.

We will not initially apply to list the separate purchase contracts or the separate amortizing notes on any securities exchange or automated inter-dealer quotation system. If (i) a sufficient number of Units are separated into separate purchase contracts and separate amortizing notes and traded separately such that applicable listing requirements are met and (ii) a sufficient number of holders of such separate purchase contracts and separate amortizing notes request that we list such separate purchase contracts and separate amortizing notes, we may endeavor to list such separate purchase contracts and separate amortizing notes on an exchange of our choosing (which may or may not be the NYSE) subject to applicable listing requirements.

Our common stock is listed on the NYSE under the symbol “CFX.” We will apply to have the shares of our common stock deliverable upon settlement of all purchase contracts approved for listing on the NYSE.

Title

We and the purchase contract agent will treat the registered owner, which we expect at initial issuance to be a nominee of DTC, of any Unit or separate purchase contract or amortizing note as the absolute owner of the Unit or separate purchase contract or amortizing note for the purpose of settling the related purchase contracts or amortizing note and for all other purposes.

Accounting for the Units

We expect to record the issuance of the purchase contract portion of the Units as additional paid-in-capital, net of issuance costs of the purchase contracts, in our financial statements. We also expect to record the amortizing notes portion of the Units as long-term debt and to record the issuance costs of the amortizing notes as an adjustment to the carrying amount of the amortizing notes. The amortization of the amortizing notes will be calculated using the effective interest method over the life of the amortizing notes. We will allocate the proceeds from the issuance of the Units to the purchase contracts and amortizing notes based on the relative fair values of the respective components, determined as of the date of issuance of the Units. We have determined that the allocation of the purchase price of each Unit as between the amortizing note and the purchase contract will be $                for the amortizing note and $                 for the purchase contract, as set forth in the purchase contract agreement.

Based on the expected structure of the Units, CFX expects the purchase contracts to meet equity classification, which has been reflected as such in the unaudited pro forma condensed combined balance sheet presented in “Unaudited Pro Forma Consolidated Condensed Financial Information of the Company and DJO Global, Inc.” in this prospectus supplement. The classification of the Units will be subject to detailed assessment once finalized and a different conclusion may result in a material impact on the information presented in “Unaudited Pro Forma Consolidated Condensed Financial Information of the Company and DJO Global, Inc.” in this prospectus supplement.

Based on U.S. GAAP, we do not expect the purchase contract component of the Units to be revalued under fair value accounting principles.

Under current U.S. GAAP, our earnings per share calculations will reflect the shares issuable upon settlement of the purchase contracts portion of the Units. Under current U.S. GAAP, our basic earnings per share will include the minimum shares issuable under the purchase contract for each period and our diluted earnings per share will include any incremental shares that would be issuable assuming a settlement of the purchase contract at the end of each accounting period, if dilutive.

Replacement of Unit Certificates

In the event that physical certificates evidencing the Units have been issued, any mutilated Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent. Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Unit certificate, an indemnity satisfactory to us and the purchase contract agent may be required at the expense of the holder of the Units before a replacement will be issued.

Notwithstanding the foregoing, we will not be obligated to replace any Unit certificates on or after the second scheduled trading day immediately preceding January 15, 2022 or any merger termination redemption settlement date. In those circumstances, the purchase contract agreement will provide that, in lieu of the delivery of a replacement Unit certificate, we, upon delivery of the evidence and indemnity described above, will deliver or arrange for delivery of the shares of common stock issuable (and/or, in the case of a merger termination redemption settlement date, make the required cash payment, if any) pursuant to the purchase contracts included in the Units evidenced by the Unit certificate.

Miscellaneous

The purchase contract agreement will provide that we will pay all fees and expenses related to the offering of the Units and the enforcement by the purchase contract agent of the rights of the holders of the Units or the separate purchase contracts or amortizing notes, other than expenses (including legal fees) of the underwriters.

Should you elect to separate or recreate Units, you will be responsible for any fees or expenses payable in connection with that separation or recreation, and we will have no liability therefor.

DESCRIPTION OF THE PURCHASE CONTRACTS

The purchase contracts will be issued pursuant to the terms and provisions of the purchase contract agreement. The following summary of the terms of the purchase contracts contains a description of all of the material terms of the purchase contracts but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the purchase contract agreement, including the definitions in the purchase contract agreement of certain terms. We refer you to the purchase contract agreement which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement forms a part. A copy of the purchase agreement will be available as described under “Where You Can Find More Information.”

Each purchase contract will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding January 15, 2022 or, if earlier, the second scheduled trading day immediately preceding any “merger termination redemption settlement date” and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day). Following such separation, purchase contracts may be transferred separately from amortizing notes.

As used in this section, the terms “we,” “us” and “our” mean Colfax Corporation and do not include any subsidiary of Colfax Corporation.

Delivery of Common Stock

Unless previously redeemed or settled early at your option, for each purchase contract we will deliver to you on January 15, 2022 (subject to postponement in certain limited circumstances described below, the “mandatory settlement date,” provided that, if such date is not a scheduled trading day, the next succeeding scheduled trading day shall be the “mandatory settlement date”) a number of shares of our common stock. The number of shares of our common stock issuable upon settlement of each purchase contract (the “settlement rate”) will be determined as follows:

•

if the applicable market value of our common stock is greater than the threshold appreciation price, then you will receive                shares of common stock for each purchase contract (the “minimum settlement rate”);

•

if the applicable market value of our common stock is greater than or equal to the reference price but less than or equal to the threshold appreciation price, then you will receive a number of shares of common stock for each purchase contract equal to the Unit stated amount of $100, divided by the applicable market value; and

•	if the applicable market value of our common stock is less than the reference price, then you will receive shares of common stock for each purchase contract (the “maximum settlement rate”).

The maximum settlement rate, minimum settlement rate and reference price are each subject to adjustment as described under “—Adjustments to the Fixed Settlement Rates” below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a “fixed settlement rate.”

The reference price is equal to $100 divided by the maximum settlement rate and is approximately equal to $                 , which is equal to the last reported sale price of our common stock on the NYSE on                , 2019.

The threshold appreciation price is equal to $100 divided by the minimum settlement rate. The threshold appreciation price, which is initially approximately $                 , represents an appreciation of approximately     % over the reference price.

For illustrative purposes only, the following table shows the number of shares of common stock issuable upon settlement of a purchase contract at assumed applicable market values, based on a reference price of $                 and a threshold appreciation price of $                 . The table assumes that there will be no adjustments to the fixed settlement rates described under “—Adjustments to the Fixed Settlement Rates” below and that the purchase contracts have not been redeemed as described under “—Merger Termination Redemption” below or settled early at the option of holders as described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change” below. We cannot assure you that the actual applicable market value will be within the assumed range set forth below.

A holder of a Unit or a separate purchase contract, as applicable, would receive on the mandatory settlement date the following numbers of shares of common stock for each Unit or separate purchase contract at the following assumed applicable market values:

Assumed Applicable Market Value	Number of Shares of Common Stock
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$
$

As the above table illustrates, if, on the mandatory settlement date, the applicable market value is greater than the threshold appreciation price, we would be obligated to deliver                shares of common stock for each purchase contract. As a result, if the applicable market value exceeds the threshold appreciation price, you will receive only a portion of the appreciation in market value of our common stock that you would have received had you purchased $100.00 worth of shares of our common stock at the reference price instead of purchasing a Unit.

If, on the mandatory settlement date, the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price of approximately $                , we would be obligated to deliver a number of shares of our common stock on the mandatory settlement date equal to $100, divided by the applicable market value. As a result, we would retain all appreciation in the market value of our common stock underlying each purchase contract between the reference price and the threshold appreciation price.

If, on the mandatory settlement date, the applicable market value is less than the reference price of approximately $                 , we would be obligated to deliver upon settlement of the purchase contract shares of common stock for each purchase contract, regardless of the market price of our common stock. As a result, the holder would realize a loss on the decline in market value of the common stock below the reference price.

Because the applicable market value of the common stock is determined over the 20 consecutive “trading days” (as defined below) beginning on, and including, the 21st scheduled trading day immediately preceding January 15, 2022, the number of shares of common stock delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the last reported sale price or daily VWAP of the common stock on the last trading day in such 20 consecutive trading day period. In addition, you will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such 20 consecutive trading day period and the date such shares are delivered.

The term “applicable market value” means the arithmetic average of the daily VWAPs of our common stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding January 15, 2022.

The “daily VWAP” of our common stock on any trading day means such price per share as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page CFX <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Trading day” for purposes of determining any consideration due at settlement of a purchase contract means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock (or other security for which a daily VWAP must be determined) generally occurs on the NYSE or, if our common stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the NYSE or, if our common stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence on such market prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

On the mandatory settlement date, our common stock will be issued and delivered to you or your designee, upon (i) surrender of certificates representing the purchase contracts, if such purchase contracts are held in certificated form, and (ii) payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you. As long as the purchase contracts are evidenced by one or more global purchase contract certificates deposited with DTC, procedures for settlement will be governed by DTC’s applicable procedures.

If one or more of the 20 consecutive scheduled trading days beginning on, and including, the 21st scheduled trading day immediately preceding January 15, 2022 is not a trading day, the mandatory settlement date will be postponed until the second scheduled trading day immediately following the last trading day of the 20 consecutive trading day period during which the applicable market value is determined. In addition, January 15, 2022 is not a business day.

Prior to 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon settlement of the purchase contract on the mandatory settlement date will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined.

We will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon settlement or redemption of the purchase contracts, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.

Early Settlement

Prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding January 15, 2022, you, as a holder of Units or a holder of a separate purchase contract, may elect to settle your purchase contracts early, in whole or in part, and receive a number of shares of common stock per purchase contract equal to the “early settlement rate.” The early settlement rate is equal to the minimum settlement rate on the early settlement date, subject to adjustment as described below under “—Adjustments to the Fixed Settlement Rates,” unless (i) you elect to settle your purchase contracts early in connection with a fundamental change, in which case you will receive upon settlement of your purchase contracts a number of shares of our common stock per purchase contract based on the “fundamental change early settlement rate” as described under “—Early Settlement Upon a Fundamental Change,” (ii) if you elect to settle your purchase contracts early with an early settlement date that occurs on or prior to January 15, 2020 (other than, for the avoidance of doubt, any such election in connection with a fundamental change), in which case you will receive upon settlement of your purchase contracts a number of shares of our common stock per purchase contract equal to 90% of the minimum settlement rate on the early settlement date, or (iii) if you elect to settle your purchase contracts early with an early settlement date that occurs after January 15, 2020 and on or prior to January 15, 2021 (other than, for the avoidance of doubt, any such election in connection with a fundamental change), in which case you will receive upon settlement of your purchase contracts a number of shares of our common stock per purchase contract equal to 95% of the minimum settlement rate on the early settlement date, subject to adjustment as described below under “—Adjustments to the Fixed Settlement Rates.”

Your right to receive common stock upon early settlement of a purchase contract is subject to (i) delivery of a written and signed notice of election (an “early settlement notice”) to the purchase contract agent electing early settlement of such purchase contract, (ii) if such purchase contract or the Unit that includes such purchase contract is held in certificated form, surrendering the certificates representing the purchase contract, or if held in global form, surrendering in accordance with DTC’s applicable procedures and (iii) payment by you of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than you. As long as the purchase contracts or the Units are evidenced by one or more global certificates deposited with DTC, procedures for early settlement will be governed by DTC’s applicable procedures.

Upon surrender of the purchase contract or the related Unit and payment of any applicable transfer or similar taxes due because of any issue of such shares in a name of a person other than the holder, you will receive the applicable number of shares of common stock (and any cash payable for fractional shares) due upon early settlement on the second business day following the “early settlement date” (as defined below).

If you comply with the requirements for effecting early settlement of your purchase contracts earlier than 5:00 p.m., New York City time, on any business day, then that day will be considered the “early settlement date.” If you comply with such requirements at or after 5:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next succeeding business day will be considered the “early settlement date.” Prior to 5:00 p.m., New York City time, on the early settlement date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon such early settlement of the purchase contract will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the relevant early settlement date.

Upon early settlement at the holder’s election of the purchase contract component of a Unit, the amortizing note underlying such Unit will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early and will no longer constitute a part of the Unit.

Early Settlement Upon a Fundamental Change

If a “fundamental change” occurs and you elect to settle your purchase contracts early in connection with such fundamental change in accordance with the procedures described under “—Early Settlement” above, you will receive per purchase contract a number of shares of our common stock or cash, securities or other property, as applicable, equal to the “fundamental change early settlement rate,” as described below. An early settlement will be deemed for these purposes to be “in connection with” such fundamental change if you deliver your early settlement notice to the purchase contract agent, and otherwise satisfy the requirements for effecting early settlement of your purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending at 5:00 p.m., New York City time, on the 35th business day thereafter (or, if earlier, the second scheduled trading day immediately preceding January 15, 2022) (the “fundamental change early settlement period”). We refer to this right as the “fundamental change early settlement right.”

If you comply with the requirements for effecting early settlement of your purchase contracts in connection with a fundamental change prior to 5:00 p.m., New York City time, on any business day during the fundamental change early settlement period, then that day will be considered the “fundamental change early settlement date.” If you comply with such requirements at or after 5:00 p.m., New York City time, on any business day during the fundamental change early settlement period or at any time on a day during the fundamental change early settlement period that is not a business day, then the next succeeding business day will be considered the “fundamental change early settlement date.”

We will provide the purchase contract agent, the trustee and the holders of Units and separate purchase contracts with a notice of a fundamental change within five business days after its effective date and issue a press release announcing such effective date. The notice will also set forth, among other things, (i) the applicable fundamental change early settlement rate, (ii) if not common stock, the kind and amount of cash, securities and other property receivable by the holder upon settlement and (iii) the deadline by which each holder’s fundamental change early settlement right must be exercised.

A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

•	any “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than us, any of our subsidiaries and any of our and their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of our common stock;

•

the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries;

•

our common stock (or other common stock receivable upon settlement of your purchase contracts, if applicable) ceases to be listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or

•	our stockholders approve any plan or proposal for the liquidation or dissolution of us.

A transaction or transactions described in the second bullet above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares) in connection with such transaction or transactions consists of shares of common stock that are listed on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the consideration receivable upon settlement of your purchase contracts, if applicable, excluding cash payments for fractional shares.

For purposes of the immediately preceding paragraph, any transaction that constitutes a fundamental change pursuant to both the first and second bullet of the definition thereof (prior to giving effect to the exception set forth in the immediately preceding paragraph) shall be deemed to be a transaction solely under the second bullet of such definition (and, for the avoidance of doubt, will be subject to the exception set forth in the immediately preceding paragraph).

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change early settlement period (or, in the case of a transaction that would have been a fundamental change but for the second immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

The “fundamental change early settlement rate” will be determined by us by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•

in the case of a fundamental change described in the second bullet of the definition of “fundamental change” in which all holders of shares of our common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share of our common stock; and

•

in all other cases, the stock price will be the arithmetic average of the daily VWAPs of our common stock over the five consecutive trading day period ending on the trading day immediately preceding the effective date.

The “stock prices” set forth in the column headings of the table below will be adjusted as of any date on which the fixed settlement rates are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the maximum settlement rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the maximum settlement rate as so adjusted. The fundamental change early settlement rates (and the merger termination redemption rates as described under “—Merger Termination Redemption” below) per purchase contract in the table below will be adjusted in the same manner and at the same time as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

The following table sets forth the fundamental change early settlement rate per purchase contract for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$
, 2019
January 15, 2020
January 15, 2021
January 15, 2022

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

if the applicable stock price is between two stock prices in the table or the applicable effective date is between two effective dates in the table, the fundamental change early settlement rate or merger termination redemption rate, as applicable, will be determined by straight line interpolation between the fundamental change early settlement rates or merger termination redemption rate, as applicable, set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366- day year, as applicable;

•

if the applicable stock price is greater than $                 per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above), then the fundamental change early settlement rate or the merger termination redemption rate, as applicable, will be the minimum settlement rate; or

•

if the applicable stock price is less than $                per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above, the “minimum stock price”), the fundamental change early settlement rate or merger termination redemption rate, as applicable, will be determined as if the stock price equaled the minimum stock price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

The maximum number of shares of our common stock deliverable under a purchase contract is                , subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Adjustments to the Fixed Settlement Rates.”

Our obligation to settle the purchase contracts at the fundamental change early settlement rate or merger termination redemption rate, as applicable, could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

We will deliver the shares of our common stock, securities, cash or other property payable as a result of your exercise of the fundamental change early settlement right on the second business day following the fundamental change early settlement date. Prior to 5:00 p.m., New York City time, on the fundamental change early settlement date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock or other securities, if applicable, shall be issuable following exercise of a holder’s fundamental change early settlement right will be treated as the holder of record of such shares or other securities, if applicable, as of 5:00 p.m., New York City time, on the fundamental change early settlement date.

Upon early settlement of the purchase contract component of a Unit at the holder’s election upon a fundamental change, the amortizing note underlying such Unit will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon the fundamental change and will no longer constitute a part of the Unit.

If you do not elect to exercise your fundamental change early settlement right, your purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date, any subsequent fundamental change early settlement date or the mandatory settlement date or redemption on any subsequent merger termination redemption settlement date, as the case may be.

Merger Termination Redemption

If the closing of the Merger has not occurred on or prior to May 19, 2019, we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described below, by delivering notice during the five business day period immediately following May 19, 2019. If the Merger Agreement is terminated prior to May 19, 2019, we may elect to redeem all, but not less than all, of the outstanding purchase contracts on the terms described below by delivering notice on or prior to the 40th scheduled trading day immediately preceding May 19, 2019 or during the five business day period immediately following May 19, 2019 (in each case, a “merger termination redemption”).

Concurrent Repurchase of Amortizing Notes

In the event of a merger termination redemption, you will have the right to require us to repurchase any or all of your amortizing notes (whether as components of Units or separate amortizing notes), as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” If we exercise our right to cause a merger termination redemption and the holder of any Unit or separate amortizing note does not require us to repurchase such amortizing note, such amortizing note will remain outstanding and beneficially owned by or registered in the name of, as the case may be, such holder. If we exercise our right to cause a merger termination redemption and the holder of any Unit requires us to repurchase the amortizing note that is a component of such Unit but the related repurchase date falls after the merger termination redemption settlement date, such amortizing note will remain outstanding (pending such repurchase date) and will be beneficially owned by or registered in the name of, as the case may be, such holder.

As further described below, redemptions of purchase contracts pursuant to a merger termination redemption will be settled in cash, if the relevant merger termination redemption stock price is equal to or less than the reference price. If the relevant merger termination redemption stock price is greater than the reference price, redemptions of purchase contracts pursuant to a merger termination redemption will be settled in shares of our common stock, with the amount of such common stock to be determined by reference to the table set forth above in “—Early Settlement Upon a Fundamental Change”; provided that, in such case, we may elect to pay cash in lieu of delivering any or all of the shares of our common stock, all as further described below.

Notice of Merger Termination Redemption

Any notice of a merger termination redemption (a “merger termination redemption notice”) will be delivered to the purchase contract agent, the trustee and all holders of Units, separate purchase contracts or separate amortizing notes, and we will issue a press release announcing any such election.

The merger termination redemption notice will specify, among other things:

•	the merger termination redemption stock price;

•	the scheduled merger termination redemption settlement date;

•	if the redemption amount is determined pursuant to the first bullet point in the definition thereof, the cash redemption amount;

•

if the redemption amount is determined pursuant to the second bullet point in the definition thereof, the merger termination redemption rate, and, if applicable, the number of shares of our common stock that would otherwise be included in the applicable redemption amount that will be replaced with cash;

•

that holders of Units and separate amortizing notes will have the right to require us to repurchase their amortizing notes that are a component of the Units or their separate amortizing notes, as the case may be, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”;

•	the “repurchase price” and “repurchase date”, each as defined below under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder”;

•	the last date on which holders of amortizing notes may exercise their repurchase right; and

•	the procedures that holders of amortizing notes must follow to require us to repurchase their amortizing notes.

If the merger termination redemption stock price is greater than the reference price and we do not specify a number of shares of common stock that will be replaced with cash in the merger termination redemption notice, we will be deemed to have elected to settle the redemption amount solely in shares of common stock.

Merger Termination Redemption Settlement

In the event of a merger termination redemption, we will deliver the applicable redemption amount on the merger termination redemption settlement date.

“Redemption amount” per purchase contract means:

•	if the merger termination redemption stock price is equal to or less than the reference price, an amount of cash equal to (x) $100 less (y) the applicable repurchase price for the amortizing notes; or

•

if the merger termination redemption stock price is greater than the reference price, a number of shares of our common stock (the “merger termination redemption rate”) equal to the number of shares of common stock determined by reference to the table set forth above in “—Early Settlement Upon a Fundamental Change” (with references to “stock price” deemed to refer to the “merger termination redemption stock price,” references to “fundamental change early settlement rate” deemed to refer to the “merger termination redemption rate,” and references to “effective date” deemed to refer to the date of the related merger termination redemption notice); provided that we may elect to pay cash in lieu of delivering any or all of the shares of our common stock in an amount equal to the merger termination redemption rate multiplied by the merger termination redemption market value.

“Merger termination redemption stock price” means the arithmetic average of the daily VWAPs of our common stock over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the date of the related merger termination redemption notice.

“Merger termination redemption market value” means the arithmetic average of the daily VWAPs of our common stock for the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding the scheduled merger termination redemption settlement date.

“Merger termination redemption settlement date” means:

•

if (x) the merger termination redemption stock price is greater than the reference price and (y) we elect to pay cash in lieu of delivering any or all of the shares of our common stock that would otherwise be included in the redemption amount, the second business day following the last trading day of the 20 consecutive trading day period used to determine the merger termination redemption market value; or

•	otherwise, the scheduled merger termination redemption settlement date specified in the merger termination redemption notice.

“Scheduled merger termination redemption settlement date” means:

•

if (x) the merger termination redemption stock price is greater than the reference price and (y) we elect to pay cash in lieu of delivering any or all of the shares of our common stock that would otherwise be included in the redemption amount, a date that is least 25 and no more than 35 scheduled trading days after the date of the merger termination redemption notice; or

•	otherwise, a date that is at least 10 business days and no more than 15 business days after the date of the merger termination redemption notice.

The person in whose name any shares of our common stock shall be issuable will be treated as the holder of record of such shares as of 5:00 p.m., New York City time on:

•	the date of the merger termination redemption notice, if we have elected (or are deemed to have elected) to settle the redemption amount solely in shares of our common stock, or

•

the last trading day in the 20 consecutive trading day period used to determine the merger termination redemption market value, if we have elected to pay cash in lieu of delivering any of the shares of our common stock that would otherwise be included in the redemption amount.

Prior to such time, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract, but, for the avoidance of doubt, the anti-dilution adjustments provided herein under “—Adjustments to the Fixed Settlement Rates” below will continue to apply to the purchase contracts prior to such time.

Adjustments to the Fixed Settlement Rates

Each fixed settlement rate will be adjusted, without duplication, upon:

(a) The issuance of our common stock as a dividend or distribution to all or substantially all holders of common stock, or a subdivision or combination of common stock, in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 =	SR0 x	OS1
OS0

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date (as defined below) for such dividend or distribution or immediately prior to 9:00 a.m., New York City time, on the effective date for such subdivision or combination, as the case may be;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date or immediately after 9:00 a.m., New York City time, on such effective date, as the case may be;

OS0	=	the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date or immediately prior to 9:00 a.m., New York City time, on such effective date, as the case may be (in either case, prior to giving effect to such event); and

OS1	=	the number of shares of common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made pursuant to this clause (a) will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution, or immediately after 9:00 a.m., New York City time, on the effective date for such share subdivision or share combination, as the case may be. If any dividend or distribution of the type described in this clause (a) is declared but not so paid or made, each fixed settlement rate will be immediately readjusted, effective as of the date our board of directors publicly announces its decision not to pay or make such dividend or distribution, to such fixed settlement rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (a), the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution or 9:00 a.m., New York City time, on the effective date for such share subdivision or share combination, as applicable, will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not pay any dividend or make any distribution on shares of common stock held in treasury.

(b) The issuance to all or substantially all holders of our common stock of rights, options or warrants entitling them for a period expiring 45 calendar days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of common stock at a price per share less than the average of the last reported sale prices of the common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution per share of common stock, in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 =	SR0 x	(OS0 + X)
(OS0 + Y)

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such issuance;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date;

OS0	=	the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date;

X	=	the total number of shares of common stock issuable pursuant to such rights, options or warrants; and

Y	=	the total number of shares of common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of the common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution per share of common stock.

Any adjustment made pursuant to this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after 5:00 p.m., New York City time, on the record date for such issuance. In the event that such rights, options or warrants described in this clause (b) are not so issued, each fixed settlement rate will be immediately readjusted, effective as of the date our board of directors publicly announces its decision not to issue such rights, options or warrants, to such fixed settlement rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each fixed settlement rate will be immediately readjusted, effective as of the date of such expiration or the date of such exercise, as the case may be, to such fixed settlement rate that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered.

In determining whether any rights, options or warrants entitle the holders of common stock to subscribe for or purchase shares of common stock at less than such average of the last reported sale prices of the common stock for the 10 consecutive trading day period ending on the trading day immediately preceding the date of announcement for such distribution per share of common stock, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

For the purposes of this clause (b), the number of shares of common stock at the time outstanding will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not issue any such rights or warrants, options in respect of shares of common stock held in treasury.

(c) The dividend or other distribution to all or substantially all holders of our common stock of shares of our capital stock (other than common stock), evidences of our indebtedness, assets or rights, options or warrants to acquire our capital stock, indebtedness or assets, excluding:

•	any dividend, distribution or issuance covered by clause (a) or (b) above or (d) below; or

•	any dividend or distribution in connection with a spin-off covered by this clause (c) relating to spin-offs; and

•	any securities, cash or other property that is distributed in, and will constitute exchange property as a result of, a reorganization event (as described below),

in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 =	SR0 x	SP0
(SP0 – FMV)

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on such record date;

SP0	=	the average of the last reported sale prices of the common stock for the 10 consecutive trading day period ending on the trading day immediately preceding such ex-date for such dividend or distribution; and

FMV	=	the fair market value (as determined by our board of directors), on the ex-date for such dividend or distribution, of the shares of our capital stock, evidences of our indebtedness, assets or rights, options or warrants so distributed, expressed as an amount per share of common stock.

If FMV (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and FMV is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each holder of a Unit or separate purchase contract to receive, for each Unit or separate purchase contract, at the same time and upon the same terms as holders of common stock, the kind and amount of our capital stock, evidences of our indebtedness, our assets or rights, options or warrants that such holder would have received if such holder owned a number of shares of common stock equal to the maximum settlement rate in effect on the record date for the dividend or distribution.

Any adjustment made pursuant to the portion of this clause (c) above will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. In the event that such dividend or distribution is not so paid or made, each fixed settlement rate will be readjusted, effective as of the date our board of directors publicly announces its decision not to pay or make such dividend or distribution, to such fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

If the transaction that gives rise to an adjustment pursuant to this clause (c) is one pursuant to which the payment of a dividend or other distribution on common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, (i.e., a spin-off) that are, or, when issued, will be, listed or quoted on a U.S. national securities exchange, then each fixed settlement rate will instead be adjusted based on the following formula:

SR1 =	SR0 x	(FMV0 + MP0)
MP0

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interests distributed to holders of common stock applicable to one share of common stock for the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off; and

MP0	=	the average of the last reported sale prices of the common stock for the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off.

Any adjustment made pursuant to this portion of clause (c) will become effective immediately after 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off; provided that if any date for determining the number of shares of our common stock issuable to a holder occurs during the 10 consecutive trading day period commencing on, and including, the effective date for the spin-off, references in the preceding paragraph to 10 consecutive trading days will be deemed to be replaced with such lesser number of consecutive trading days as have elapsed between the beginning of the 10 consecutive trading day period and such determination date for purposes of determining the fixed settlement rates. In the event that such distribution described in this clause (c) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such distribution, to such fixed settlement rate that would then be in effect if such distribution had not been declared.

(d) The dividend or distribution to all or substantially all holders of our common stock of exclusively cash, excluding:

•	any cash that is distributed in, and will constitute exchange property as a result of, a reorganization event (as described below);

•	any dividend or distribution in connection with our liquidation, dissolution or winding up,

•	in which event, each fixed settlement rate will be adjusted based on the following formula:

SR1 =	SR0 x	SP0
SP0 – C

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution;

SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-date for such distribution; and

C	=	the amount in cash per share we distribute to holders of common stock.

If C (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and C is less than $1.00, in lieu of the foregoing adjustment, provision shall be made for each holder of a Unit or separate purchase contract to receive, for each Unit or separate purchase contract, at the same time and upon the same terms as holders of common stock, the amount of cash that such holder would have received if such holder owned a number of shares of common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

Any adjustment made pursuant to this clause (d) will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. In the event that any dividend or distribution described in this clause (d) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors publicly announces its decision not to pay such dividend or distribution, to such fixed settlement rate which would then be in effect if such dividend or distribution had not been declared.

(e) We or one or more of our subsidiaries makes purchases of common stock pursuant to a tender offer or exchange offer by us or one of our subsidiaries for common stock if the amount of cash and value of any other consideration included in the payment per share of common stock validly tendered or exchanged exceeds the average of the last reported sale prices per share of the common stock for the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “expiration date”), in which event each fixed settlement rate will be adjusted based on the following formula:

SR1 =	SR0 x	(FMV + (SP1 x OS1))
(SP1 x OS0)

where,

SR0	=	the fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date;

SR1	=	the fixed settlement rate in effect immediately after 5:00 p.m., New York City time, on the last trading day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date;

FMV	=	the fair market value (as determined by our board of directors) of the aggregate value of all cash and any other consideration paid or payable for shares purchased in such tender offer or exchange offer (the “purchased shares”);

OS1	=	the number of shares of common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender offer or exchange offer on the expiration date (the “expiration time”) (after giving effect to such tender offer or exchange offer);

OS0	=	the number of shares of common stock outstanding immediately prior to the expiration time (prior to giving effect to such tender offer or exchange offer); and

SP1	=	the average of the last reported sale prices of the common stock for the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

Any adjustment made pursuant to this clause (e) will become effective immediately after 5:00 p.m., New York City time, on the last day of the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date; provided that if any date for determining the number of shares of our common stock issuable to a holder occurs during the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date, references in the preceding paragraph to 10 consecutive trading days will be deemed to be replaced with such lesser number of consecutive trading days as have elapsed between such expiration date and such determination date for purposes of determining the fixed settlement rates.

If we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed settlement rate will be readjusted to be such fixed settlement rate that would then be in effect if such tender offer or exchange offer had not been made.

To the extent that we have a rights plan in effect with respect to our common stock on any date for determining the number of shares of our common stock issuable to a holder, you will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such determination date, the rights have separated from our common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

We will not make any adjustments to the fixed settlement rates if holders of the purchase contracts participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the purchase contracts, in any of the transactions described above without having to settle their purchase contracts as if they held a number of shares of our common stock equal to the maximum settlement rate, multiplied by the number of purchase contracts held by such holders.

The “last reported sale price” per share of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Trading day” for purposes of this “—Adjustments to the Fixed Settlement Rates” section means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the NYSE or, if our common stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

The term “ex-date,” when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

The term “record date” means, when used with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or by statute, contract or otherwise).

Recapitalizations, Reclassifications and Changes of our Common Stock

In the event of:

•

any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing or surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition);

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or other property (each, a “reorganization event”), each purchase contract outstanding immediately prior to such reorganization event will, without the consent of the holders of the purchase contracts, become a contract to purchase the kind of securities, cash and/or other property that a holder of common stock would have been entitled to receive immediately prior to such reorganization event (such securities, cash and other property, the “exchange property”) and, prior to or at the effective time of such reorganization event, we or the successor or purchasing person, as the case may be, shall execute with the purchase contract agent and the trustee a supplemental agreement pursuant to the purchase contract agreement and the purchase contracts to provide for such change in the right to settle the purchase contracts. For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. The number of units of exchange property we will deliver for each purchase contract settled or redeemed (if we elect not to deliver solely cash in respect of such redemption) following the effective date of such reorganization event will be equal to the number of shares of our common stock we would otherwise be required to deliver as determined by the fixed settlement rates then in effect on the applicable determination date, or such other settlement rates or redemption rates as provided herein (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to 5:00 p.m., New York City time, on the determination date). Each fixed settlement rate will be determined using the applicable market value of a unit of exchange property that a holder of one share of our common stock would have received in such reorganization event, and such value will be determined (i) in the case of any publicly traded securities that comprise all or part of the exchange property, based on the daily VWAP of such securities, as determined by us in a commercially reasonable manner and in good faith, (ii) in the case of any cash that comprises all or part of the exchange property, based on the amount of such cash; and (iii) in the case of any other property that comprises all or part of the exchange property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by us for this purpose. In addition, if the exchange property in respect of any reorganization event includes, in whole or in part, securities of another entity, we shall amend the terms of the purchase contract agreement and the purchase contracts, without the consent of holders thereof, to (x) provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable, as determined by the officer executing such amendment, to the adjustments described above under the heading “—Adjustments to the Fixed Settlement Rates” and (y) otherwise modify the terms of the purchase contract agreement and the purchase contracts to reflect the substitution of the applicable exchange property for our common stock (or other exchange property then underlying the purchase contracts). In establishing such anti-dilution and other adjustments referenced in the immediately preceding sentence, such officer shall act in a commercially reasonable manner and in good faith.

In addition, subject to applicable law and the applicable listing standards of the NYSE (or any other securities exchange where the common stock is listed in accordance with the provisions of the purchase contract agreement), we may make such increases in each fixed settlement rate as we determine to be in our best interests or we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights, options or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

If the settlement rates are adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you generally will be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the settlement rates after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. You may also be deemed to have received a taxable dividend in the event we make certain other adjustments to the settlement rates of the purchase contracts. For example, if a fundamental change occurs prior to the maturity date, under some circumstances, we will increase the settlement rate for purchase contracts settled in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Income Tax Considerations.” If you are a “non-U.S. holder” (as defined in “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders”),

a deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty), which may be withheld from shares of common stock or sales proceeds subsequently paid or credited to you. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a non-U.S. holder or set off against any other funds or assets held by such non-U.S. holder. See “Material U.S. Federal Income Tax Considerations—Non-U.S. Holders—Dividends and Other Distributions with Respect to Our Common Stock and Purchase Contracts.”

Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent. If any adjustment is not required to be made because it would not change the fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that, on any date for determining the number of shares of our common stock issuable to a holder (including any date for determining the amount of cash payable in connection with a merger termination redemption), adjustments to the fixed settlement rate will be made with respect to any such adjustment carried forward and which has not been taken into account before such determination date.

The fixed settlement rates will only be adjusted as set forth above and will not be adjusted:

•

upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

•

upon the issuance of any common stock or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the repurchase of any shares of our common stock pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in clause (e) above;

•

for the sale or issuance of shares of our common stock, or securities convertible into or exercisable for shares of our common stock, for cash, including at a price per share less than the fair market value thereof or otherwise or in an acquisition, except as described in one of clauses (a) through (e) above;

•	for a third party tender offer;

•	upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued; or

•	solely for a change in, or elimination of, the par value of our common stock.

Whenever the fixed settlement rates are adjusted, we will deliver to the purchase contract agent a certificate setting forth in reasonable detail the method by which the adjustment to each fixed settlement rate was determined and setting forth each revised fixed settlement rate. In addition, we will, within five business days of any event requiring such adjustment, provide or cause to be provided written notice of the adjustment to the holders of the Units and separate purchase contracts and describe in reasonable detail the method by which each fixed settlement rate was adjusted.

Each adjustment to each fixed settlement rate will result in a corresponding adjustment to the early settlement rate. Whenever we are required to calculate the last reported sale prices, the daily VWAPs or any other prices or amounts over a span of multiple days (including, without limitation, the applicable market value, the merger termination redemption market value, the “stock price” or the “merger termination redemption stock price”), our board of directors (or a committee thereof) will make appropriate adjustments, if any, to each to account for any adjustment to the fixed settlement rates if the related record date, ex-date, effective date or expiration date occurs during the period in which the last reported sale prices, the daily VWAPs or such other prices or amounts are to be calculated.

Fractional Shares

No fractional shares of our common stock will be issued to holders upon settlement or redemption of the purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of our common stock, calculated on an aggregate basis in respect of the purchase contracts being settled or redeemed (provided that, so long as the Units are in global form, we may elect to aggregate Units for purposes of these calculations on any basis permitted by the applicable procedures of DTC), multiplied by the daily VWAP of our common stock on the trading day immediately preceding the mandatory settlement date, early settlement date, fundamental change early settlement date or merger termination redemption settlement date, as the case may be.

Legal Holidays

In any case where the mandatory settlement date, early settlement date, fundamental change early settlement date or merger termination redemption settlement date, as the case may be, shall not be a business day, notwithstanding any term to the contrary in the purchase contract agreement or purchase contract, the settlement or redemption of the purchase contracts shall not be effected on such date, but instead shall be effected on the next succeeding business day with the same force and effect as if made on such settlement date, and no interest or other amounts shall accrue or be payable by us or to any holder in respect of such delay.

Consequences of Bankruptcy

Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of shares of our common stock per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration (regardless of the market value of our common stock at that time). However, a bankruptcy court may prevent us from delivering our common stock in settlement of the accelerated purchase contracts. In such event, a holder may have a damage claim against us for the value of the common stock that we would have otherwise been required to deliver upon settlement of the purchase contracts. Any such damage claim that holders have against us following such acceleration will rank pari passu with the claims of holders of our common stock in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver common stock to you upon such an acceleration, we expect you will only be able to recover damages to the extent holders of our common stock receive any recovery.

Modification

The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee to modify the purchase contract agreement or the purchase contracts without the consent of the holders of purchase contracts (whether held separately or as a component of Units) for any of the following purposes:

•

to evidence the succession of another person to us, and the assumption by any such successor of the covenants and obligations of ours in the purchase contract agreement and the units and separate purchase contracts, if any;

•	to add to the covenants for the benefit of holders of purchase contracts or to surrender any of our rights or powers under the agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

•

upon the occurrence of a reorganization event, solely (i) to provide that each purchase contract will become a contract to purchase exchange property and (ii) to effect the related changes to the terms of the purchase contracts, in each case, as required by the applicable provisions of the purchase contract agreement;

•

to conform the provisions of the purchase contract agreement to the “Description of the Purchase Contracts” and “Description of the Units” sections in the preliminary prospectus supplement, as supplemented and/or amended by the related pricing term sheet;

•	to cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent; and

•	to make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the holders.

The purchase contract agreement will contain provisions permitting us, the purchase contract agent and the trustee, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the purchase contract agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•	reduce the number of shares of common stock deliverable upon settlement of the purchase contract (except to the extent expressly provided in the anti-dilution adjustments);

•	change the mandatory settlement date, or adversely modify the right to settle purchase contracts early or the fundamental change early settlement right;

•	reduce the redemption amount or adversely modify the right of any holder to receive such amount if we elect to redeem the purchase contract in connection with a merger termination redemption;

•

reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement; or

•	impair the right to institute suit for the enforcement of the purchase contracts.

Consolidation, Merger, Sale or Conveyance

Under the purchase contract agreement, we are permitted to consolidate with or merge with or into another company. We are also permitted to sell, assign, transfer, lease or convey all or substantially all of our assets to another company. However, if we take any of these actions, we must meet the following conditions:

•

the successor entity to such consolidation or merger, or the entity which acquires all or substantially all of our assets, shall expressly assume all of our obligations under the purchase contracts and the purchase contract agreement via a supplement to the purchase contract agreement;

•

the successor entity to such consolidation or merger, or the entity which acquires all or substantially all of our assets, shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; and

•	immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, no default has occurred and is continuing under the purchase contracts or the purchase contract agreement.

Reservation of Common Stock

We will at all times reserve and keep available out of our authorized and unissued common stock, solely for issuance upon settlement or redemption of the purchase contracts, the number of shares of common stock that would be issuable upon the settlement of all purchase contracts then outstanding, assuming settlement at the maximum settlement rate.

Governing Law

The purchase contract agreement, the Units and the purchase contracts will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial

The purchase contract agreement will provide that we, the purchase contract agent and the trustee will waive its respective rights to trial by jury in any action or proceeding arising out of or related to the purchase contracts, the purchase contract agreement or the transactions contemplated thereby, to the maximum extent permitted by law.

Information Concerning the Purchase Contract Agent

U.S. Bank National Association will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Units and separate purchase contracts from time to time but shall have no fiduciary relationship to the holder of the Units or any other party. The purchase contract agreement will not obligate the purchase contract agent to exercise any discretionary actions in connection with a default under the terms of the purchase contracts or the purchase contract agreement.

The purchase contract agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract agreement will contain provisions under which the purchase contract agent may resign or be replaced. This resignation or replacement would be effective upon the acceptance of appointment by a successor purchase contract agent.

We maintain banking relationships in the ordinary course of business with the purchase contract agent and its affiliates.

Calculations in Respect of Purchase Contracts

We will be responsible for making all calculations called for under the Units and any separate purchase contracts. The purchase contract agent will have no obligation to make, review or verify any such calculations. All such calculations made by us will be made in good faith and, absent manifest error, will be final and binding on the purchase contract agent and the holders of the Units and any separate purchase contracts. We will provide a schedule of such calculations to the purchase contract agent and the purchase contract agent will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

DESCRIPTION OF THE AMORTIZING NOTES

The amortizing notes will be issued by us pursuant to an indenture between us, as issuer, and U.S. Bank National Association, as trustee, and a related supplemental indenture, between us, as issuer, and U.S. Bank National Association, as trustee, under which the amortizing notes will be issued (collectively referred to herein as the “indenture”).

The following summary of the terms of the amortizing notes taken together with the description under “Description of Securities” in the accompanying prospectus contains a description of all of the material terms of the amortizing notes but is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indenture, including the definitions in the indenture of certain terms. We refer you to the form of base indenture, which has been filed as an exhibit to the registration statement of which this prospectus supplement forms a part, and the supplemental indenture, which will be filed as an exhibit to a current report on Form 8-K and incorporated by reference as an exhibit to that registration statement. A copy of the base indenture is, and a copy of the supplemental indenture will be, available as described under “Where You Can Find More Information.”

As used in this section, the terms “we,” “us” and “our” mean Colfax Corporation and do not include any subsidiary of Colfax Corporation.

General

The amortizing notes will be issued as a separate series of senior debt securities under the indenture. The amortizing notes will be issued by us in an aggregate initial principal amount of $                 (or up to $                if the underwriters exercise their option to purchase additional Units). The final installment payment date will be January 15, 2022. We may not redeem the amortizing notes and no sinking fund is provided for the amortizing notes.

Each amortizing note will initially form a part of a Unit. Each Unit may be separated by a holder into its constituent purchase contract and amortizing note on any business day during the period beginning on, and including, the business day immediately following the date of initial issuance of the Units to, but excluding, the second scheduled trading day immediately preceding January 15, 2022 or, if earlier, the second scheduled trading day immediately preceding any “merger termination redemption settlement date” and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day). Following such separation, amortizing notes may be transferred separately from purchase contracts.

Amortizing notes may only be issued in certificated form in exchange for a global security under the circumstances described under “Book-Entry and Settlement Procedures.” In the event that amortizing notes are issued in certificated form, such amortizing notes may be transferred or exchanged at the offices described below. Payments on amortizing notes issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the amortizing notes. In the event amortizing notes are issued in certificated form, installments will be payable, the transfer of the amortizing notes will be registrable and amortizing notes will be exchangeable for amortizing notes of other denominations of a like aggregate principal amount at the corporate trust office of the trustee. Installment payments on certificated amortizing notes may be made at our option by check mailed to the address of the persons entitled thereto. See “Book-Entry and Settlement Procedures.”

There are no covenants or provisions in the indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders, except to the extent set forth under “Limitations on Mergers, Consolidations and Sales of Assets” below.

Ranking

The amortizing notes will be our direct, unsecured and unsubordinated obligations and will rank equally with all of our existing and future other unsecured and unsubordinated indebtedness. The amortizing notes will be effectively subordinated to any of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries, including trade payables.

As of September 30, 2018, we had $1.1 billion of debt outstanding. As of September 30, 2018, our subsidiaries had approximately $2.5 billion of outstanding liabilities, in each case including trade payables, but excluding intercompany liabilities.

Installment Payments

Each amortizing note will have an initial principal amount of $        . On each January 15, April 15, July 15 and October 15, commencing on April 15, 2019 (each, an “installment payment date”), we will pay, in cash, equal quarterly installments of $        on each amortizing note (except for the April 15, 2019 installment payment, which will be $        per amortizing note). Each installment will constitute a payment of interest (at a rate of     % per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “—Amortization Schedule.” Installments will be paid to the person in whose name an amortizing note is registered as of 5:00 p.m., New York City time, on the business day immediately preceding the related installment payment date (each, a “regular record date”), subject to provisions allowing the establishment of a new record date in respect of any defaulted interest. If the amortizing notes do not remain in book-entry only form, then we will have the right to elect that each regular record date will be each January 1, April 1, July 1 and October 1 immediately preceding the relevant installment payment date by giving advance written notice to the trustee and the holders.

Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter or longer than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay. In addition January 15, 2022 is not a business day.

Amortization Schedule

The total installments of principal of and interest on the amortizing notes for each installment payment date are set forth below:

Scheduled Installment Payment Date	Amount of Principal	Amount of Interest
April 15, 2019	$	$
July 15, 2019	$	$
October 15, 2019	$	$
January 15, 2020	$	$
April 15, 2020	$	$
July 15, 2020	$	$
October 15, 2020	$	$
January 15, 2021	$	$
April 15, 2021	$	$
July 15, 2021	$	$
October 15, 2021	$	$
January 15, 2022	$	$

Repurchase of Amortizing Notes at the Option of the Holder

If we cause a merger termination redemption of all of the purchase contracts, then holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right (the “repurchase right”) to require us to repurchase some or all of their amortizing notes for cash at the repurchase price per amortizing note to be repurchased on the repurchase date, as described below. Holders may not require us to repurchase a portion of an amortizing note. Holders will not have the right to require us to repurchase any or all of such holder’s amortizing notes in connection with any early settlement of such holder’s purchase contracts at the holder’s option, as described above under “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”

The “repurchase date” will be a date specified by us in the merger termination redemption notice, which will be at least 20 but not more than 35 business days following the date of the merger termination redemption notice as described under “Description of the Purchase Contracts—Merger Termination Redemption” (and which may or may not fall on the merger termination redemption settlement date).

The “repurchase price” per amortizing note to be repurchased will be equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the repurchase date, calculated at an annual rate of    %; provided that, if the repurchase date falls after a regular record date for any installment payment and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the repurchase price per amortizing note.

To exercise your repurchase right, you must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, the amortizing notes to be repurchased (or the Units, if the merger termination redemption settlement date occurs on or after the repurchase date and you have not separated your Units into their constituent components), together with a duly completed written repurchase notice in the form entitled “Form of Repurchase Notice” on the reverse side of the amortizing notes (a “repurchase notice”), in each case, in accordance with appropriate DTC procedures, unless you hold certificated amortizing notes (or Units), in which case you must deliver the amortizing notes to be repurchased (or Units), duly endorsed for transfer, together with a repurchase notice, to the paying agent. Your repurchase notice must state:

•

if certificated amortizing notes (or Units) have been issued, the certificate numbers of the amortizing notes (or Units), or if not certificated, your repurchase notice must comply with appropriate DTC procedures;

•	the number of amortizing notes to be repurchased; and

•	that the amortizing notes are to be repurchased by us pursuant to the applicable provisions of the amortizing notes and the indenture.

You may withdraw any repurchase notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered (in the case of an amortizing note in global form, in accordance with the appropriate DTC procedures) on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

•

if certificated amortizing notes (or Units) have been issued, the certificate numbers of the withdrawn amortizing notes (or Units), or if not certificated, your notice must comply with appropriate DTC procedures;

•	the number of the withdrawn amortizing notes; and

•	the number of amortizing notes, if any, that remain subject to the repurchase notice.

We will be required to repurchase the amortizing notes on the repurchase date. You will receive payment of the repurchase price on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the amortizing notes. If the trustee holds money sufficient to pay the repurchase price of the amortizing notes to be purchased on the repurchase date, then:

•

such amortizing notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the amortizing notes is made or whether or not the amortizing notes are delivered to the trustee); and

•

all other rights of the holder will terminate (other than the right to receive the repurchase price and, if the repurchase date falls between a regular record date and the corresponding installment payment date, the related installment payment).

Upon repurchase of the amortizing note component of a Unit prior to the related merger termination redemption settlement date, if applicable, the purchase contract component of such Unit will remain outstanding (pending such merger termination redemption settlement date) and beneficially owned by or registered in the name of, as the case may be, the holder who elected repurchase of the related amortizing note and will no longer constitute a part of the Unit.

In connection with any repurchase offer pursuant to a merger termination redemption notice, we will, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.

No amortizing notes may be repurchased at the option of holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date (except in the case of an acceleration resulting from a default by us of the payment of the repurchase price with respect to such amortizing notes).

Events of Default

The following will be “Events of Default” under the indenture:

•	default in the payment of the repurchase price of any amortizing notes when the same shall become due and payable;

•	default in the payment of any installment payment on any amortizing notes as and when the same shall become due and payable and continuance of such failure for a period of 30 days;

•	our failure to give notice of a fundamental change as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” when due;

•

our failure to comply with any of our other agreements or covenants in, or provisions of, the amortizing notes or the indenture and such failure continues for the period and after the notice specified below, subject to extension relating to any failure to comply with the covenant described under “—Reports” as described below;

•

default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $150 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such acceleration is not cured, waived, rescinded, stayed or annulled or such indebtedness is not discharged, as applicable, within a period of 30 days after written notice of such indebtedness becoming due and payable or such failure, as the case may be, has been received from the trustee or the holders of at least 25% in principal amount of the amortizing notes then outstanding;

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a final judgment or judgments that exceed $150 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against us and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 calendar days of being entered; or

•	certain events of bankruptcy, insolvency or reorganization of us or any of our significant subsidiaries.

The term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

A default as described in the fourth bullet above will not be deemed an event of default until the trustee notifies us, or the holders of at least 25% in principal amount of the then outstanding amortizing notes notify us in writing and the trustee, of the default and we do not cure the default within 60 calendar days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a default is cured within such time period, it ceases.

With the exception of a payment default on the amortizing notes, the trustee will not be charged with knowledge of any default or event of default or knowledge of any cure of any default or event of default unless an authorized officer of the trustee with direct responsibility for the administration of the indenture has received written notice of such default or event of default from us or holders of 25% of the outstanding amortizing notes.

If an event of default (other than an event of default with respect to us described in the final bullet above), shall have occurred and be continuing under the indenture, the trustee by written notice to us, or the holders of at least 25% in principal amount of the amortizing notes then outstanding by written notice to us and the trustee, may declare all amortizing notes to be due and payable immediately. Upon such declaration of acceleration, all future, scheduled installment payments on the amortizing notes will be due and payable immediately. If an event of default with respect to us specified in the final bullet above occurs, such an amount will become automatically and immediately due and payable without any declaration, notice or other act on the part of the trustee or any holder.

The holders of a majority in principal amount of the amortizing notes then outstanding by written notice to the trustee and us may waive any continuing default or event of default (other than any default or event of default in payment of installment payments) on the amortizing notes under the indenture. Holders of a majority in principal amount of the then outstanding amortizing notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of installment payments on the amortizing notes) if the rescission would not conflict with any judgment or decree, if all existing events of default (other than the non-payment of accelerated installment payments) have been cured or waived and if there has been deposited with the trustee a sum sufficient to pay its fees and expenses in connection with such event of default.

The holders may not enforce the provisions of the indenture or the amortizing notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the amortizing notes then outstanding may direct the trustee in its exercise of any trust or power; provided that such direction does not conflict with the terms of the indenture or involve the trustee in personal liability.

The trustee, within 30 calendar days after the occurrence of a default with respect to the amortizing notes, will mail or send to all holders, at our expense, notice of all such defaults actually known to a responsible officer of the trustee, unless such defaults shall have been cured or waived before the giving of such notice. However, the trustee may withhold from the holders notice of any continuing default or event of default (except a default or event of default in payment of installment payments or that resulted from the failure to comply with any obligations described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change”) if the trustee determines that withholding such notice is in the holders’ interest.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture or the amortizing notes at the request or direction of any of the holders unless such holders have offered and, if requested, provided to the trustee indemnity or security satisfactory to it against any loss, liability or expense resulting from such exercise.

We are required to deliver, within 120 calendar days after the end of each fiscal year, to the trustee an annual statement regarding compliance with the indenture, and include in such statement, if any officer is aware of any default or event of default, a statement specifying such default or event of default and what action we are taking or propose to take with respect thereto. In addition, we are required to deliver to the trustee prompt written notice of the occurrence of any default or event of default.

Notwithstanding the foregoing, the indenture will provide that, to the extent elected by us, the sole remedy for an event of default relating to the failure to file any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act or of the covenant described below in “—Reports”, will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest, at an annual rate of 0.25% of the principal amount of the notes during the first 90 days of the occurrence of such event of default on the notes and 0.50% of the principal amount of the notes from the 91st day until the 180th day following the occurrence of such event of default on the notes. If we so elect, such additional interest will be payable on all outstanding notes on the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs, which will be the 60th day after notice to us of our failure to so comply. On the 180th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 180th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest upon an event of default in accordance with this paragraph, the notes will be subject to acceleration as provided above.

Reports

The indenture requires us to file with the trustee, within 15 days after we are required to file the same with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. For purposes of this section, documents filed by us with the SEC via EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR, provided, however, that the trustee shall have no obligation whatsoever to determine if such filing has occurred.

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such reports, information or documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture (as to which the trustee is entitled to conclusively rely exclusively on an officer’s certificate).

Discharge and Defeasance of Indenture

We may discharge our obligations under the amortizing notes and the indenture (with the exception of any obligations which expressly survive the termination of the indenture) by irrevocably depositing in trust with the trustee money or U.S. government obligations sufficient to pay principal of, and interest on, the amortizing notes to maturity and the amortizing notes mature within one year, subject to meeting certain other conditions.

The indenture will also permit us to terminate all of our obligations under the indenture with respect to the amortizing notes except for the rights of the holders of the amortizing notes to receive payments in respect of the principal of, premium, if any, and interest on such amortizing notes when such payments are due solely out of the trust referred to below and certain other obligations (“legal defeasance”), at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of, and interest on, the amortizing notes to their maturity; and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of such right and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable U.S. federal tax law since                , 2019.

In addition, the indenture will permit us to terminate all of our obligations under the indenture with respect to certain covenants and events of default specified in the indenture (“covenant defeasance”) at any time by:

•

depositing in trust with the trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of, and interest on, the amortizing notes to their maturity; and

•

complying with certain other conditions, including delivery to the trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that holders and beneficial owners will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of such right and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Notwithstanding the foregoing, no discharge, legal defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the holders of the amortizing notes:

•	rights of registration of transfer and exchange of amortizing notes;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen amortizing notes;

•	rights of holders of the amortizing notes to receive payments of principal thereof and interest thereon, upon the original due dates therefor, but not upon acceleration;

•	rights, obligations, duties and immunities of the trustee;

•	rights of holders of amortizing notes that are beneficiaries with respect to property so deposited with the trustee payable to all or any of them; and

•	our obligations to maintain an office or agency in respect of the amortizing notes.

We may exercise the legal defeasance option with respect to the amortizing notes notwithstanding the prior exercise of the covenant defeasance option with respect to the amortizing notes. If we exercise the legal defeasance option with respect to the amortizing notes, payment of the amortizing notes may not be accelerated due to an event of default with respect to the amortizing notes. If we exercise the covenant defeasance option with respect to the amortizing notes, payment of the amortizing notes may not be accelerated due to an event of default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the cash and U.S. government obligations in the defeasance trust could be less than the principal of and interest then due on the amortizing notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Limitations on Mergers, Consolidations and Sales of Assets

The indenture will provide that we will not consolidate with or merge with or into or wind up into, whether or not we are the surviving corporation, or sell, assign, convey, transfer or lease our properties and assets substantially as an entirety to any person in one transaction or a series of related transactions, unless:

•

the successor corporation formed by the consolidation or into which we are merged or the person which acquires by conveyance or transfer, or which leases our properties and assets substantially as an entirety, is an entity organized and existing under the laws of the United States or any State thereof or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of all installment payments on the amortizing notes issued under the indenture and the performance of every covenant in the indenture on our part to be performed or observed; and

•

immediately after giving effect to such transaction, no event of default under the indenture, and no event which, after notice or lapse of time, or both, would become an event of default, has happened and is continuing.

Although there is a limited body of case law interpreting the phrase “substantially as an entirety,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve the property or assets of a person “substantially as an entirety”.

Subject to certain limitations, the successor company will succeed to, and be substituted for, us under the indenture and the amortizing notes.

We will be released from our obligations under the indenture and the successor company will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture and the amortizing notes; provided that, in the case of a lease of all or substantially all its assets, we will not be released from the obligation to pay the installment payments on the amortizing notes.

Modifications and Amendments

We and the trustee may amend or supplement the indenture or the amortizing notes without notice to or the consent of any holder to:

•	cure any ambiguity, omission, defect or inconsistency in the indenture; provided that such amendments or supplements shall not adversely affect the interests of the holders in any material respect;

•	provide for the assumption by a successor corporation of our obligations as set forth in “—Limitations on Mergers, Consolidations and Sales of Assets”;

•	comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

•

evidence and provide for the acceptance of appointment with respect to the amortizing notes by a successor trustee in accordance with the indenture, and add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose; provided, that all amortizing notes are issued in registered form for purposes of Section 163(f) of the Code;

•	secure the amortizing notes;

•	add guarantees with respect to the amortizing notes;

•	add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

•	make any change that does not adversely affect the rights of any holder in any material respect;

•	provide for the issuance of additional amortizing notes in accordance with the limitation set forth in the indenture as of the date thereof; and

•	conform the provisions of the indenture to the “Description of the Amortizing Notes” section in the preliminary prospectus supplement, as supplemented and/or amended by the related pricing term sheet.

Without prior notice to any holders, we and the trustee may amend the indenture with respect to the amortizing notes with the written consent of the holders of a majority in principal amount of the outstanding amortizing notes, and the holders of a majority in principal amount of the outstanding amortizing notes by written notice to the trustee may waive future compliance by us with any provision of the indenture with respect to the amortizing notes. However, without the consent of each holder affected thereby, an amendment or waiver may not:

•	change any installment payment date or the amount owed on any installment payment date,

•	reduce the principal amount of the amortizing notes or the rate of interest thereon;

•	reduce the above-stated percentage of outstanding amortizing notes the consent of whose holders is necessary to modify or amend the indenture with respect to the amortizing notes;

•

reduce the percentage in principal amount of outstanding amortizing notes the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain events of default and their consequences provided for in the indenture, or make any change to the indenture provision described in this sentence;

•	change the ranking of the amortizing notes;

•	make the amortizing notes payable in a currency other than that stated in the amortizing notes; or

•	reduce the repurchase price or amend or modify in any manner adverse to the holders of the amortizing notes our obligation to make such payment.

It is not be necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, we shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. We will mail or send supplemental indentures to holders upon request. Any failure to mail or send such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Governing Law

The indenture and the amortizing notes will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial

The indenture will provide that we and the trustee will waive its respective rights to trial by jury in any action or proceeding arising out of or related to the amortizing notes, the indenture or the transactions contemplated thereby, to the maximum extent permitted by law.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our Certificate of Incorporation and Bylaws are summaries and are qualified by reference to our Certificate of Incorporation and Bylaws.

Our authorized capital stock consists of 400,000,000 shares of common stock, $0.001 par value per share and 20,000,000 shares of preferred stock, $0.001 par value per share. As of January 2, 2019, there were 117,275,217 shares of common stock and no shares of preferred stock outstanding.

Common Stock

Subject to the rights of the holders of any series of preferred stock, the holders of shares of common stock are entitled to one vote per share held on all matters submitted to a vote at a meeting of stockholders. Each stockholder may exercise its vote either in person or by proxy. Subject to any preferences to which holders of shares of preferred stock may be entitled, the holders of outstanding shares of common stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event that we liquidate, dissolve or wind up, the holders of outstanding shares of common stock are entitled to share ratably in all of our assets which are legally available for distribution to stockholders, subject to the prior rights on liquidation of creditors and to preferences, if any, to which holders of shares of preferred stock may be entitled. The holders of outstanding shares of common stock do not have any preemptive, subscription, redemption or sinking fund rights. The outstanding shares of common stock are, and upon issuance and sale as contemplated hereby the shares to be issued in the offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Stock

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock, in one or more series and containing the rights, privileges and limitations, including dividend rights, voting rights, conversion privileges, redemption rights, liquidation rights or sinking fund rights, as may from time to time be determined by our Board of Directors. Preferred stock may be issued in the future in connection with acquisitions, financings or other matters as the Board of Directors deems to be appropriate. In the event that any shares of preferred stock shall be issued, a certificate of designations, setting forth the series of the preferred stock and the relative rights, privileges and limitations with respect thereto, is required to be filed with the Secretary of State of the State of Delaware. The effect of having preferred stock authorized is that our Board of Directors alone, within the bounds of and subject to the federal securities laws and the Delaware Law, may be able to authorize the issuance of preferred stock, which may adversely affect the voting and other rights of holders of common stock. The issuance of preferred stock may also have the effect of delaying or preventing a change in control of our company.

Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which, with specified exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder unless:

•	before that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after that time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines business combination to include the following:

•	any merger or consolidation of the corporation with the interested stockholder;

•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 defines an “interested stockholder” as:

•	any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation; and

•	any entity or person affiliated with or controlling or controlled by the entity or person.

The application of Section 203 may make it difficult and expensive for a third party to pursue a takeover attempt we do not approve, even if a change in control would be beneficial to the interests of our stockholders.

Certificate of Incorporation and Bylaws Provisions

Majority Voting Provisions for Director Elections

Under our Bylaws, election of directors will be by a majority of votes cast, or a plurality in the event that, as of the tenth day preceding the day notice of the meeting at which directors are to be elected has been mailed to stockholders, the number of director nominees exceeds the number of directors to be elected. A director who fails to achieve a majority of votes cast in an uncontested election will be required to offer irrevocably to resign from the Board of Directors, and the remaining directors will determine whether to accept the resignation. Vacancies created by resignations or otherwise may be filled by vote of the remaining directors.

Number of Directors; Removal; Filling Vacancies

Our Bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, the number of directors constituting the entire Board of Directors will be fixed from time to time by action of not less than a majority of the directors then in office. The number may not be less than three or more than nine, unless approved by action of not less than two-thirds of the directors then in office. In addition, our Bylaws provide that, subject to any rights of holders of preferred stock, newly created directorships resulting from an increase in the authorized number of directors or vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal of directors or any other cause may be filled only by the Board of Directors (and not by the stockholders unless there are no directors then in office), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Accordingly, the Board of Directors could prevent any stockholder from enlarging the Board and filling the new directorships with that stockholder’s own nominees.

Limitation on Special Meetings; No Stockholder Action by Written Consent

Our Certificate of Incorporation and our Bylaws provide that (subject to the rights, if any, of holders of any class or series of preferred stock then outstanding) (i) only the chairman of the Board or a majority of the Board of Directors will be able to call a special meeting of stockholders; (ii) the business permitted to be conducted at a special meeting of stockholders shall be limited to matters properly brought before the meeting by or at the direction of the Board of Directors; and (iii) stockholder action may be taken only at a duly called and convened annual or special meeting of stockholders and may not be taken by written consent. These provisions, taken together, prevent stockholders from forcing consideration by the stockholders of stockholder proposals over the opposition of the Board of Directors, except at an annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our Bylaws establish an advance notice procedure for stockholders to nominate candidates for election as director, or to bring other business before an annual meeting of our stockholders.

This procedure provides that, subject to the rights of any holders of preferred stock, only persons who are nominated by or at the direction of the Board of Directors, any committee appointed by the Board of Directors, or by a stockholder who has given timely written notice to our secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. The procedure provides that at an annual meeting only that business may be conducted as has been brought before the meeting by, or at the direction of, the Board of Directors, any committee appointed by the Board of Directors, or by a stockholder who has given timely written notice to our secretary of the stockholder’s intention to bring that business before the meeting. Under the procedure, to be timely, notice of stockholder nominations or proposals to be made at an annual or special meeting generally must be received by the secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (although under certain circumstances the notice period may differ). A stockholder’s notice proposing to nominate a person for election as director must contain specific information about the nominating stockholder and the proposed nominee. A stockholder’s notice relating to the conduct of business other than the nomination of directors must contain specific information about the business and about the proposing stockholder. If the chairman of the Board or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the procedure, the person will not be eligible for election as a director, or the business will not be conducted at the meeting, as the case may be.

By requiring advance notice of nominations by stockholders, this procedure affords our Board of Directors an opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board of Directors, to inform stockholders about their qualifications. By requiring advance notice of other proposed business, the procedure also provides a more orderly procedure for conducting annual meetings of stockholders and, to the extent deemed necessary or desirable by the Board of Directors, provides the Board of Directors with an opportunity to inform stockholders, prior to the meetings, of any business proposed to be conducted at the meetings, together with any recommendations as to the Board’s position regarding action to be taken with respect to the business, so that stockholders can better decide whether to attend the meeting or to grant a proxy regarding the disposition of the business.

Although our Bylaws do not give the Board of Directors any power to approve or disapprove stockholder nominations for the election of directors or proposals for action, the foregoing provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, if the proper advance notice procedures are not followed, without regard to whether consideration of the nominees or proposals might be harmful or beneficial to us or our stockholders.

Limitation of Liability of Directors

Our Bylaws provide that we must indemnify officers and directors against losses that they may incur in investigations and legal proceedings resulting from their services provided to us, which may include services in connection with takeover defense measures. These provisions may have the effect of preventing changes in our management. See “—Limitation of Liability and Indemnification.”

Limitation of Liability and Indemnification

Our Certificate of Incorporation contains provisions permitted under Delaware law relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in circumstances involving:

•	any breach of the director’s duty of loyalty;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law; or

•	any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or any stockholder’s rights to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Our Bylaws require us to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law. We may limit the extent of this indemnification by individual contracts with our directors and executive officers. Furthermore, we may decline to indemnify any director or executive officer in connection with any proceeding initiated by any director or executive officer or any proceeding by any director or executive officer against us or our directors, officers, employees or other agents, unless indemnification is expressly required to be made by law or the proceeding was authorized by our Board of Directors.

We have entered into agreements with our directors and certain of our executive officers to give the directors and officers additional contractual assurances regarding the scope of the indemnification set forth in our Bylaws and to provide additional procedural protections.

At present, there is no pending litigation or proceeding involving a director, officer or employee of our company for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

We have the power to indemnify our other officers, employees and other agents, as permitted by Delaware law, but we are not required to do so. We have directors’ and officers’ liability insurance.

Transfer Agent and Registrar

Wells Fargo is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “CFX.”

BOOK-ENTRY AND SETTLEMENT PROCEDURES

The Units, the separate purchase contracts and the separate amortizing notes will initially be issued under a book-entry system in the form of global securities. We will register the global securities in the name of The Depository Trust Company, New York, New York, or DTC, or its nominee and will deposit the global securities with that depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the Units, the separate purchase contracts and the separate amortizing notes, as the case may be, upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, we, the purchase contract agent and the trustee will treat the depositary as the sole owner or holder of the Units, the separate purchase contracts and the separate amortizing notes, as the case may be. Therefore, except as set forth below, you will not be entitled to have Units, separate purchase contracts or separate amortizing notes registered in your name or to receive physical delivery of certificates representing the Units, the separate purchase contracts or the separate amortizing notes. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture or the purchase contract agreement, as the case may be. We understand that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the separate amortizing notes are represented by the global securities, we will pay installments on those separate amortizing notes to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we, the purchase contract agent nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

Settlement

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its

U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in Units, separate purchase contracts or separate amortizing notes, as the case may be, that are settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Units, separate purchase contracts or separate amortizing notes, as the case may be, by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Units, separate purchase contracts and separate amortizing notes, as the case may be, among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Securities and Paying Agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities in registered form only if:

(a) the depositary is unwilling or unable to continue as depositary for such global security and we are unable to find a qualified replacement for the depositary within 90 days;

(b) at any time the depositary ceases to be a clearing agency registered under the Exchange Act and we are unable to find a qualified replacement for the depositary within 90 days; or

(c) an event of default with respect to the amortizing notes, or any failure on the part of Colfax to observe or perform any covenant or agreement in the purchase contracts, has occurred and is continuing and such beneficial owner requests through DTC that its amortizing notes and/or purchase contracts, as the case may be, be issued in physical, certificated form.

The global security will be exchangeable, upon the events described above, in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount. Definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive securities are available and notice will be published as described below under “—Notices.” Beneficial owners of book-entry Units, separate purchase contracts or separate amortizing notes, as the case may be, will then be entitled (1) to receive physical delivery in certificated form of definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, equal in aggregate amount of Units, separate purchase contracts or separate amortizing notes, as the case may be, to their beneficial interest and (2) to have the definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, registered in their names. Thereafter, the holders of the definitive Units, separate purchase contracts or separate amortizing notes, as the case may be, will be recognized as the “holders” of the Units, separate purchase contracts or separate amortizing notes, as the case may be, for purposes of the purchase contract agreement and indenture, respectively.

Each of the purchase contract agreement and indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive separate purchase contracts or separate amortizing notes, as the case may be, so long as the applicant furnishes to us and the purchase contract agent and the trustee, as applicable, such security or indemnity and such evidence of ownership as the purchase contract agent and the trustee, as applicable, and we may require.

In the event definitive separate notes are issued, the holders thereof will be able to receive installment payments at the office of our paying agent. The final installment payment of a definitive separate amortizing note may be made only against surrender of the separate amortizing note to one of our paying agents. We also have the option of making installment payments by mailing checks to the registered holders of the separate certificated amortizing notes. The office of our paying agent, which will be in the continental United States, will initially be located in Dallas, Texas as set forth in the Indenture.

In the event definitive Units, separate purchase contracts or separate amortizing notes are issued, the holders thereof will be able to transfer their securities, in whole or in part, by surrendering such securities for registration of transfer at the office of U.S. Bank, National Association set forth in the purchase contract or indenture as applicable. A form of such instrument of transfer will be obtainable at the relevant office of U.S. Bank, National Association. Upon surrender, we will execute, and the purchase contract agent and the trustee will authenticate and deliver, new Units, separate purchase contracts or separate amortizing notes, as the case may be, to the designated transferee in the amount being transferred, and a new security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of U.S. Bank, National Association, as requested by the owner of such new Units, separate purchase contracts or separate amortizing notes. We will not charge any fee for the registration of transfer or exchange, except that we may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following summary of certain provisions of our existing credit facilities, existing senior unsecured notes and our New Credit Facility is a summary only and does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements.

Existing Term Loan and Revolving Credit Facility; DB Credit Agreement

On June 5, 2015, we entered into a credit agreement (the “DB Credit Agreement”) by and among Colfax, as the borrower, certain of our U.S. subsidiaries, as guarantors, each of the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, swing line lender and global coordinator. The proceeds of the loans under the DB Credit Agreement were used by the Company to repay in full balances under its preexisting credit agreement, as well as for working capital and general corporate purposes. The DB Credit Agreement consists of a term loan facility with an initial aggregate principal amount of $750.0 million (the “Term Loan Facility”) and a revolving credit facility (the “Revolver”) with a current aggregate commitment of $1.3 billion, each of which had an initial maturity term of five years. The Revolver contains a $50.0 million swing line loan sub-facility.

The Term Loan Facility and the Revolver bear interest, at our election, at either a base rate or a Eurocurrency rate, in each case, plus the applicable interest rate margin. The applicable interest rate margin is based upon either, whichever results in the lower applicable interest rate margin, subject to certain exceptions, our total leverage ratio and our corporate family rating as determined by Standard & Poor’s and Moody’s (ranging from 1.25% to 2.00%, in the case of the Eurocurrency margin, and 0.25% to 1.00%, in the case of the base rate margin). Swing line loans bear interest at the applicable rate, as specified under the terms of the DB Credit Agreement, based upon the currency borrowed.

As of September 28, 2018, the weighted-average interest rate of borrowings under the DB Credit Agreement was 3.73%, excluding accretion of original issue discount and deferred financing fees, the outstanding principal amount under the Term Loan Facility was $525.0 million, and there was $1.2 billion available under the Revolver.

We currently intend to repay the existing Term Loan Facility and the Revolver with the proceeds of the New Credit Facility, at which time the Term Loan Facility and Revolver will be terminated.

2025 Notes

On April 19, 2017, we issued senior unsecured notes with an aggregate principal amount of €350 million. The notes are due in April 2025 and have an interest rate of 3.25% (the “2025 Notes”). The proceeds from the notes offering were used to repay borrowings under our DB Credit Agreement and bilateral credit facilities totaling €283.5 million, as well as for general corporate purposes and are guaranteed by certain of our domestic subsidiaries.

New Term Loan Facilities and New Revolving Credit Facility

On December 17, 2018, we entered into a credit agreement (the “New Credit Facility”) by and among the Company, as the borrower, certain U.S. subsidiaries of the Company identified therein, as guarantors, each of the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Credit Suisse Loan Funding LLC, as syndication agent, and the co-documentation agents named therein. The New Credit Facility consists of a revolving credit facility which totals $1.3 billion in commitments (the “New Revolver”) and a Term A-1 loan in an aggregate amount of $1.225 billion (the “Five Year Term Loan”), each of which matures in five years, and a Term A-2 loan in an aggregate amount of $500 million, which matures in two years (the “Two Year Term Loan” and, together with the Five Year Term Loan, the “New Term Loan Facilities”). The New Revolver contains a $50 million swing line loan sub-facility.

The initial credit extensions under the New Credit Facility will only be made available to us, subject to certain conditions precedent, on the date of consummation of the Acquisition. The proceeds of such initial credit extensions shall be used on such date (i) to replace the commitments, and repay in full amounts outstanding, under the DB Credit Agreement, (ii) to pay a portion of the consideration payable by us in connection with the Acquisition, (iii) to redeem certain outstanding debt obligations of DJO and (iv) for fees and expenses related to the foregoing. Following the consummation of the Acquisition, credit extensions under the New Revolver will be used for working capital and general corporate purposes.

If the conditions precedent to the funding of the initial credit extensions under the New Credit Facility (including, without limitation, the consummation of the Acquisition) are not satisfied prior to the earlier of (i) 5:00 p.m., New York City time, on May 24, 2019 and (ii) the date on which the Merger Agreement is terminated prior to closing of the Acquisition in accordance with the terms of the Merger Agreement, the maturity date for the New Revolver shall be deemed to have occurred and the commitments in respect of the New Term Loan Facilities shall automatically terminate. In such event, no proceeds under the New Credit Facility shall be made available to the Company and the New Credit Facility shall be terminated in accordance with its terms.

The New Term Loan Facilities and the New Revolver will bear interest, at our election, at either the base rate (as defined in the New Credit Facility) or the Eurocurrency rate (as defined in the New Credit Facility), in each case, plus the applicable interest rate margin. The New Term Loan Facilities and the New Revolver will initially bear interest either at the Eurocurrency rate plus 1.75% or at the base rate plus 0.75%, and in future quarters will bear interest either at the Eurocurrency rate or the base rate plus the applicable interest rate margin based upon either, whichever results in the lower applicable interest rate margin (subject to certain exceptions), Colfax’s total leverage ratio and our corporate family rating as determined by Standard & Poor’s and Moody’s (ranging from 1.25% to 2.00%, in the case of the Eurocurrency margin, and 0.25% to 1.00%, in the case of the base rate margin). Each swing line loan denominated in dollars will bear interest at the base rate plus the applicable interest rate margin and each swing line loan denominated in any other currency available under the New Credit Facility will bear interest at the Eurocurrency rate plus the applicable interest rate margin.

Certain of our U.S. subsidiaries have agreed to guarantee Colfax’s obligations under the New Credit Facility.

The New Credit Facility contains customary covenants limiting the ability of Colfax and its subsidiaries to, among other things, incur debt or liens, merge or consolidate with others, dispose of assets, make investments or pay dividends. In addition, the New Credit Facility contains financial covenants requiring Colfax to maintain (subject to certain exceptions) (i) a maximum total leverage ratio of, initially, 6.00:1.00, with a step-down to 5.50:1.00 at the end of the second and third fiscal quarters following the consummation of the Acquisition, 4.75:1.00 at the end of the fourth and fifth fiscal quarters, 4.25:1.00 at the end of the sixth fiscal quarter, 4.00:1.00 at the end of the seventh fiscal quarter, and 3.50:1.00 at the end of the eighth fiscal quarter, and (ii) a minimum interest coverage ratio of 3.00:1:00. The New Credit Facility also contains a “springing” collateral provision, which will require the obligations under the New Credit Facility to be secured by substantially all personal property of Colfax and its U.S. subsidiaries, subject to customary exceptions, within an agreed period of time if Colfax’s total leverage ratio under the New Credit Facility is greater than or equal to 3.75:1.00 for two consecutive fiscal quarters following the fourth fiscal quarter ending after consummation of the Acquisition. The New Credit Facility contains various events of default (including failure to comply with the covenants under the New Credit Facility and related agreements) and upon an event of default the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the New Term Loan Facilities and the New Revolver.

New senior debt securities

At or after commencement of this offering, pursuant to a separate offering document, we expect to conduct a private offering of debt securities. We expect approximately $1.0 billion in aggregate principal amount of debt securities will be offered, although there can be no assurance that the offering of the debt securities will be completed. The debt securities could also be issued in a smaller or larger dollar amount or with terms differing materially from those indicated herein.

We expect that the debt securities would be our unsecured unsubordinated obligations and would be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by certain of our subsidiaries. The terms and conditions of the debt securities, including interest rate, interest payment dates, the maturity date and any redemption provisions, will be set forth in an indenture that we will enter into with an indenture trustee. We expect that the debt securities and the subsidiary guarantees would unsecured, senior obligations and accordingly would be:

•	equal in right of payment with all of our and the subsidiary guarantors’ existing and future senior indebtedness, including the 2025 Notes and the amortizing notes component of the units;

•	senior in right of payment to any of our and the subsidiary guarantors’ future subordinated indebtedness;

•	effectively subordinated to all of our and the subsidiary guarantors’ existing and future secured indebtedness, to the extent of the value of the collateral securing such indebtedness; and

•

subordinated to all of the existing and future indebtedness and other liabilities, including trade payables, of our non-guarantor subsidiaries (other than indebtedness and other liabilities owed to us or any guarantors.

We expect the debt securities to have covenants and other terms and conditions, including provisions relating to redemptions, repurchases and events of default, that are substantially consistent with the covenants in the indenture for our 2025 Notes. The amount and terms and conditions of the debt securities, however, will be subject to market conditions and may change materially from the amounts and description set forth above. There can be no assurance that we will be able to issue any such debt securities on terms and conditions acceptable to us. This offering is not contingent on the consummation of the debt offering, and such offering is contingent upon completion of this offering.

The foregoing description and any other information regarding the debt offering is included herein solely for informational purposes. The debt offering will be made by a separate offering document and is not part of the offering to which this prospectus supplement relates. The debt offering has not been and will not be registered under the Securities Act of 1933, as amended (the Securities Act), and the debt securities will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any such debt securities.

Bridge Facility

In connection with the signing of the Merger Agreement, we entered into a commitment letter with various financial institutions, including each of the underwriters in this offering or their affiliates, pursuant to which, and subject to certain conditions, in the event that we are unable to enter into the new or amended credit facilities, in whole or in part, or issue the full amount of the Units or debt securities at or prior to the time the Acquisition is consummated, the financial institutions committed to provide to us the Bridge Facility. Accordingly, to the extent that the aggregate gross proceeds from (i) offering of the Units, (ii) the offering of debt securities described above and (c) borrowings under the New Credit Facility, together with cash on hand, are at least $3.29 billion, then the Bridge Facility commitment will be cancelled and terminated in full. However, there is no guarantee that we will be able to raise gross proceeds in the amounts contemplated or at all.

Other Indebtedness

In addition to the debt agreements discussed above, we are party to various bilateral credit facilities with a borrowing capacity of $273.9 million. As of September 28, 2018, outstanding borrowings under these facilities were $90.0 million and had a weighted average borrowing rate of 3.23%.

We also are party to letter of credit facilities with total capacity of $752.6 million. Total letters of credit of $375.8 million were outstanding as of September 28, 2018.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income consequences of the purchase, ownership and disposition of the Units, the amortizing notes and the purchase contracts that are the components of a Unit and shares of our common stock acquired under a purchase contract. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings, administrative pronouncements and judicial decisions thereunder as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those discussed below. This summary deals only with holders that will acquire Units upon original issuance at the “issue price” (as defined below) and that will hold the Units, the components of the Units and shares of our common stock as capital assets. This summary does not describe all of the income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as banks and financial institutions; insurance companies; real estate investment trusts; tax-exempt entities; dealers or traders subject to a mark-to-market method of tax accounting with respect to Units, components of the Units or shares of our common stock; persons holding Units, components of the Units or shares of our common stock as part of a hedge, “straddle,” integrated transaction or similar transaction; U.S. holders (as defined below) whose functional currency is not the U.S. dollar; U.S. expatriates; persons subject to special tax accounting rules under section 451(b) of the Code; any person that actually or constructively owns 10% or more of the total combined voting power of our stock entitled to vote; partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes; tax exempt entities; controlled foreign corporations; and corporations that accumulate earnings to avoid U.S. federal income tax. This summary addresses only U.S. federal income and does not address consequences arising under foreign, state, local or other tax laws, the alternative minimum tax or the Medicare tax on net investment income.

As used herein, the term “U.S. Person” means,

•	an individual that is a citizen or resident of the United States,

•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source, or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

As used herein, a “U.S. holder” is a beneficial owner of Units, a component of a Unit or a share of our common stock that is, for U.S. federal income tax purposes, a U.S. Person. As used herein, the term “non-U.S. holder” means a beneficial owner, other than an entity treated as a partnership for U.S. federal income tax purposes, of Units, a component of a Unit or a share of our common stock that is for U.S. federal income tax purposes not a U.S. holder.

If any entity treated as a partnership for U.S. tax purposes is a beneficial owner of Units, a component of a Unit or a share of our common stock, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. A partnership considering an investment in the notes and partners in such a partnership should consult its independent tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of the notes.

Prospective investors should consult their own tax advisors in determining the tax consequences to them of holding Units, components of the Units or shares of our common stock, including any U.S. federal tax consequences other than U.S. federal income tax consequences and the tax consequences under the laws of any foreign, state, local or other taxing jurisdictions and the possible effects on investors of changes in U.S. federal or other tax laws.

In General

The Units are complex financial instruments and no statutory, judicial or administrative authority directly addresses all aspects of the treatment of the Units or instruments similar to the Units for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of the purchase, ownership and disposition of the Units are unclear. No ruling has been or will be sought from the IRS with respect to the characterization of Units for U.S. federal income tax purposes or any of the U.S. federal tax consequences discussed below, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those described herein. Accordingly, a prospective investor should consult its tax advisor regarding the consequences to the investor of the possible recharacterization of a Unit or its components.

Characterization of Units

There is no authority directly on point regarding the characterization of the Units for U.S. federal income tax purposes and therefore the characterization of the Units for these purposes is not entirely free from doubt. We intend to take the position for U.S. federal income tax purposes that each Unit will be treated as an investment unit comprised of two separate instruments consisting of (i) a purchase contract to acquire our common stock and (ii) an amortizing note that is our indebtedness. Under this treatment, a holder of Units will be treated as if such holder held each component of the Units for U.S. federal income tax purposes. By acquiring a Unit, each holder will agree to treat (i) a Unit as an investment unit composed of two separate instruments in accordance with its form and (ii) the amortizing notes as indebtedness for U.S. federal income tax purposes.

If, however, the components of a Unit were treated as a single instrument, or the amortizing notes were recharacterized as equity for U.S. federal income tax purposes (even if the components of a Unit are respected as separate instruments for U.S. federal income tax purposes), the U.S. federal income tax consequences could differ from the consequences described below. Specifically, a “U.S. holder” could be required to recognize the entire amount of each installment payment on the amortizing notes, rather than merely the portion of such payment denominated as interest, as income. In addition, payments of principal and interest made to a “non-U.S. holder” on the amortizing notes could be subject to U.S. withholding tax. Even if the components of a Unit are respected as separate instruments for U.S. federal income tax purposes, the purchase contracts could be treated as our common stock on the date of issuance, in which case the tax consequences of the purchase, ownership and disposition thereof would be substantially the same as the tax consequences described herein, except that a holder’s holding period for the common stock received under a purchase contract would include the period during which the U.S. holder held the purchase contract.

Unless stated otherwise, the remainder of this discussion assumes the characterization of the Units as two separate instruments, and the amortizing notes as indebtedness, will be respected for U.S. federal income tax purposes.

Allocation of Issue Price and Purchase Price

The issue price of each Unit will be the first price at which a substantial amount of the Units is sold to persons other than bond houses, brokers, or similar persons acting in the capacity of underwriters, placement agents or wholesalers. The issue price (and purchase price) of each Unit will be allocated between the amortizing note and the purchase contract comprising the Unit in proportion to their respective fair market values at the time of purchase. We have determined that the allocation of the purchase price of each Unit as between the amortizing note and the purchase contract will be $             for the amortizing note and $             for the purchase contract, as set forth in the purchase contract agreement. This allocation is binding on a holder (but not the IRS) and will establish the holder’s initial tax basis in the amortizing note and the purchase contract unless the holder explicitly discloses a contrary position on a statement attached to its timely filed U.S. federal income tax return for the taxable year in which it acquires Units. The remainder of this discussion assumes that this allocation of purchase price to each purchase contract and amortizing note will be respected for U.S. federal income tax purposes.

U.S. Holders

The Units

Separation and Recreation of the Units. A U.S. holder will not recognize gain or loss by (i) separating a Unit into its components or (ii) recreating a Unit as both procedures are described under “Description of the Units—Separating and Recreating Units.”

Sale or Other Taxable Disposition of Units. The sale or other taxable disposition of a Unit will be treated as a sale, exchange or disposition of the purchase contract and amortizing note that constitute the Unit. The proceeds realized upon a disposition of a Unit will be allocated between the purchase contract and amortizing note in proportion to their relative fair market values at the time of the disposition. As a result, a U.S. holder will calculate its gain or loss on the purchase contract separately from the gain or loss on the amortizing note. It is therefore possible that a U.S. holder could recognize a capital gain on one component of a Unit but a capital loss on the other component of the Unit.

Amortizing Notes

Payments of Interest and Principal on Amortizing Notes. Stated interest on an amortizing note will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is actually or constructively received, in accordance with the holder’s method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the amortizing notes will not be issued with more than a de minimis amount of original issue discount (“OID”). In general, however, if the amortizing notes are issued with more than de minimis OID, a U.S. holder will be required to include OID in gross income, as ordinary income, under a “constant-yield method” before the receipt of cash attributable to such income, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Payments on the notes other than stated interest will reduce a U.S. holder’s basis with respect to the amortizing notes.

Sale or Other Taxable Disposition of Amortizing Notes. A U.S. holder generally will recognize capital gain or loss upon the sale, exchange or other disposition of an amortizing note (including as part of a Unit) equal to the difference between the amount realized (less accrued but unpaid interest, which will be taxed as ordinary income for U.S. federal income tax purposes to the extent not previously included in income), and the U.S. holder’s adjusted tax basis in the amortizing note. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the amortizing note exceeds one year. Long-term capital gains of a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Purchase Contracts

Settlement of a Purchase Contract. Except as may occur pursuant to a merger termination redemption (as discussed above under “Description of the Purchase Contracts—Merger Termination Redemption”), the purchase contracts are expected to physically settle.

Physical settlement. If a U.S. holder receives solely our common stock (or our common stock and cash in lieu of a fractional share) upon settlement of a purchase contract, the settlement will not be a taxable event except that the receipt of cash in lieu of a fractional share will result in capital gain or loss, measured by the difference between the cash received in lieu of the fractional share and the U.S. holder’s tax basis in the fractional share.

A U.S. holder’s tax basis in the common stock received upon settlement of a purchase contract (including any basis allocable to a fractional share) will equal the holder’s tax basis in the purchase contract. A U.S. holder’s tax basis in a fractional share will be determined by allocating the U.S. holder’s tax basis in the common stock between the common stock received upon settlement and the fractional share, in accordance with their respective fair market values.

The U.S. holder’s holding period for the common stock received (including any fractional share deemed received) will commence on the day after the date of receipt.

Possible Combination Settlement in the Event of a Merger Termination Redemption. In the event of a merger termination redemption, we may elect to pay cash in lieu of delivering any or all of the shares of common stock due in settlement of the purchase contracts (unless the “merger termination redemption stock price” is equal to or less than the reference price, in which case the outstanding purchase contracts will be redeemed solely for cash, the treatment of which is discussed below under “—Sale of Other Taxable Disposition of Purchase Contracts)”. If a U.S. holder receives cash and common stock in settlement of a purchase contract, the tax treatment of the settlement is not certain. A U.S. holder should consult its own tax advisor regarding the consequences of a combination settlement.

A merger termination redemption that results in a combination settlement could result in (i) the cash received in respect of a purchase contract being treated as proceeds from the sale of a portion of the purchase contract and taxed in the manner described below under “—Sale or Other Taxable Disposition of Purchase Contracts” and (ii) the common stock consideration being treated as received on settlement of the other portion of the purchase contract and therefore generally not be taxable to a U.S. holder.

In that case, the U.S. holder’s adjusted tax basis in the purchase contract would generally be allocated pro rata between the common stock received and the portion of the purchase contract that is treated as sold for cash based on the fair market value of our common stock and the cash. The holding period for our common stock received (including any fractional share deemed received) will commence on the day after the date of receipt.

Alternatively, it is possible that a merger termination redemption resulting in combination settlement could result in a U.S. holder recognizing gain, but not loss, equal to the excess of the fair market value of the common stock and cash received over the U.S. holder’s adjusted tax basis in the purchase contract. In no event would the gain recognized exceed the amount of cash received. Any gain would be long-term capital gain if, at the time of settlement the purchase contract has been held for more than one year. In this case, (i) a U.S. holder’s tax basis in the common stock received generally would equal its tax basis in the purchase contract that was settled, reduced by the amount of any cash received, and increased by the amount of gain, if any, recognized; (ii) the U.S. holder’s holding period for common stock received would include the period during which it held the purchase contract; and (iii) a U.S. holder that is a “significant holder” would be subject to certain recordkeeping and information reporting requirements with respect to the settlement.

Sale or Other Taxable Disposition of Purchase Contracts. Except as provided above under “—Settlement of a Purchase Contract,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption (including a merger termination redemption in which the holder’s purchase contracts are redeemed solely for cash) or other taxable disposition of a purchase contract. A U.S. holder generally will recognize capital gain or loss upon the sale, exchange or other disposition of a purchase contract (including as part of a Unit) equal to the difference between the amount of cash and the fair market value of any property received upon the disposition, and the U.S. holder’s tax basis in the purchase contract. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the purchase contract exceeds one year. Long-term capital gains of a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Constructive Dividends. The fixed settlement rates of the purchase contracts will be adjusted in certain circumstances, as described in “Description of the Purchase Contracts.” Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. holder for U.S. federal income tax purposes. However, adjustments to the fixed settlement rates made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the purchase contracts (such as in the case of a stock split) will generally not be deemed to result in a constructive distribution. Certain of the possible adjustments provided in the purchase contracts may not qualify as being pursuant to a bona fide reasonable adjustment formula. For example, without limitation, a taxable constructive distribution would result if the fixed settlement rates were adjusted as a result of taxable dividends paid to holders of our common stock, and may result if a holder receives a right to additional shares as a result of a fundamental change.

Constructive distributions on a purchase contract that are taxable to a U.S. holder are includible in its income as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles, then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in the purchase contract, and thereafter as capital gain from the sale or exchange of such purchase contract as described above under “—Sale or Other Taxable Disposition of Purchase Contracts,” even though the holder has not received any cash or property as a result of such constructive distributions. Generally, a U.S. holder’s tax basis in the purchase contract will be increased to the extent of any such deemed distribution treated as a dividend.

Common Stock Acquired under the Purchase Contracts

Distributions on Common Stock. If we make a distribution of cash to a U.S. holder in respect of a share of our common stock, the distribution generally will be treated first as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles, then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in the share, and thereafter as capital gain from the sale or exchange of the share as described below under “—Sale or Other Taxable Disposition of Common Stock.” Dividends received by a non-corporate U.S. holder will be eligible to be taxed at reduced rates if the U.S. holder meets certain holding period and other applicable requirements. Dividends received by a corporate U.S. holder will be eligible for the dividends-received deduction if the U.S. holder meets certain holding period and other applicable requirements.

Sale or Other Taxable Disposition of Common Stock. A U.S. holder generally will recognize capital gain or loss upon the sale, exchange or other disposition of a share of our common stock equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the share exceeds one year. Long-term capital gains of a non-corporate U.S. holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Possible Effect of Merger, Consolidation or Transfer of our Assets

In certain situations, we may consolidate with, merge into, or transfer all or substantially all of our assets to another entity as described above in the discussions under “Description of the Purchase Contracts— Recapitalizations, Reclassifications and Changes of our Common Stock” and “Description of Amortizing Notes—Limitations on Mergers, Consolidations and Sales of Assets.” It is possible that a U.S. holder could recognize taxable gain in respect of its built-in gain (if any) in the purchase contracts upon a merger, consolidation, or transfer that changes all or a portion of the property to be delivered upon settlement of the purchase contracts. In addition, depending on the circumstances, a change in the obligor of the amortizing notes as the result of a merger, consolidation, or transfer could result in a deemed taxable exchange of the U.S. holder’s amortizing notes for modified amortizing notes, and the modified amortizing notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain by the U.S. holder. A U.S. holder of a Unit or any component thereof should consult its own tax advisor regarding the consequences to it of a merger, consolidation, or transfer of our assets.

Non-U.S. Holders

Payments on the Amortizing Notes

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” payments of principal and interest on the amortizing notes to a non-U.S. holder generally will not be subject to U.S. federal withholding tax, provided that in the case of interest, (i) the interest is not income that is effectively connected with a United States trade or business conducted by the non-U.S. holder (“ECI”), (ii) the non-U.S. holder does not actually or constructively (pursuant to the rules of Section 871(h)(3)(C) of the Code) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote; (iii) the non-U.S. holder is not a controlled foreign corporation related to us actually or constructively through the stock ownership rules under Section 864(d)(4) of the Code; (iv) the non-U.S. holder is not a bank that is receiving the interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and (v) the non-U.S. holder satisfies the certification requirements set forth in Section 871(h) or 881(c), as applicable, of the Code and the Treasury regulations issued thereunder by giving us or our paying agent an appropriate IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed establishing its status as a non-U.S. Person or by other means prescribed by the Secretary of the Treasury.

If these conditions are not met, interest on the amortizing notes paid to a non-U.S. holder will generally be subject to U.S. federal withholding tax at a 30% rate unless (a) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder claims the benefit of that treaty by providing an appropriate IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed, or (b) the interest is ECI and the non-U.S. holder complies with applicable certification requirements by providing an appropriate IRS Form W-8ECI (or a suitable substitute or successor form or such other form as the IRS may prescribe) that has been properly completed and duly executed.

If the interest on the amortizing notes is ECI, the non-U.S. holder generally will be required to pay U.S. federal income tax on that interest on a net income basis (and the 30% U.S. federal withholding tax described above will not apply, provided the appropriate statement is provided to us or our paying agent) in the same manner as a U.S. holder. If, however, a non-U.S. holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is ECI will be subject to U.S. federal income tax (and withholding tax if applicable) in the manner specified by the treaty, provided that an appropriate IRS Form W-8 (or a suitable substitute or successor form or such other form as the IRS may prescribe) has been properly completed and provided by the non-U.S. holder. In addition, interest received by a corporate non-U.S. holder that is ECI may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or, if applicable, a lower treaty rate, on its effectively connected earnings and profits, subject to adjustments.

Purchase Contracts

Acquisition of Common Stock upon Settlement of a Purchase Contract. Subject to the discussion of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to U.S. federal income tax upon the settlement of a purchase contract, provided that in the case of cash received in lieu of a fractional share, a non-U.S. holder may be subject to U.S. federal income tax on any gain resulting from the receipt of such cash, measured by the difference between the cash received in lieu of the fractional share and the non-U.S. holder’s tax basis in the fractional share, if any condition described in clause (i)-(iii) under “—Sale or Other Taxable Dispositions of the Units, Amortizing Notes, Purchase Contracts or Common Stock” is satisfied.

Adjustments to the Fixed Settlement Rate of the Purchase Contracts. An adjustment to the fixed settlement rates of a purchase contract that is treated as a taxable constructive distribution (as described above under “—U.S. Holders—Purchase Contracts—Constructive Dividends”) generally will be subject to dividend withholding or backup withholding as described below under “—Distributions on Common Stock,” “—Information Reporting and Backup Withholding” and “—FATCA.”

Because a constructive dividend received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we or other withholding agents pay withholding taxes on behalf of a non-U.S. holder with respect to amounts that are includible in the income of the holder but which are not paid in cash, we or other withholding agents may withhold any such withholding tax from cash payments on the amortizing notes, shares of common stock or cash payable upon settlement in lieu of fractional shares, proceeds from a sale subsequently paid or credited to the non-U.S. holder, or other assets of the non-U.S. holder.

Distributions on Common Stock

Any distribution on our common stock generally will be treated as a dividend, return of capital or capital gain (as described above under “—U.S. Holders—Common Stock Acquired under the Purchase Contracts— Distributions on Common Stock”). Except as described in the next paragraph and subject to the discussions below “—Information Reporting and Backup Withholding” and “—FATCA,”, distributions paid (or deemed paid) to a non-U.S. holder of our common stock generally will be subject to withholding tax, currently at a 30% rate or lower rate provided by an applicable income tax treaty. In order to obtain a reduced treaty rate of withholding, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN or Form W-8BEN-E (or appropriate substitute form) to the applicable withholding agent certifying the non-U.S. holder’s entitlement to benefits under the relevant treaty.

If a non-U.S. holder holds shares of our common stock in connection with the conduct of a trade or business in the United States, and dividends paid on the shares of our common stock are effectively connected with such non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States), the non-U.S. holder will be exempt from U.S. federal withholding tax. To claim the exemption, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or suitable successor or substitute form). However, dividends paid on shares of our common stock that are effectively connected with a non-U.S. holder’s United States trade or business (and if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in much the same manner as if such non-U.S. holder were a U.S. holder. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

Sale or Other Taxable Disposition of the Units, Amortizing Notes, Purchase Contracts or Common Stock

The sale, exchange or other taxable disposition of a Unit will be treated as a sale, exchange or disposition of the purchase contract and amortizing note that constitute the Unit. Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a sale, exchange, or other disposition of the purchase contracts, the amortizing notes or common stock (including any such gain described above under “U.S. Holders—Possible Effect of Merger, Consolidation or Transfer of our Assets”), unless (i) the gain is ECI, (ii) in the case of a non-U.S. holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met; or (iii) we are or have been a United States real property holding corporation for U.S. federal income tax purposes at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.

A non-U.S. holder described in clause (i) above will be subject to U.S. federal income tax on the net gain derived from the sale or other taxable disposition at the regular graduated rates generally in the same manner as a

U.S. holder, and such non-U.S. holder will be required to file a United States tax return. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty. To claim the benefit of a treaty, a non-U.S. holder must properly submit an IRS Form W-8BEN or W-8BEN-E (or suitable successor or substitute form) or other applicable form. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above in addition may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, or at a lower rate if so specified by an applicable income tax treaty.

An individual non-U.S. holder described in clause (ii) above will generally be subject to a flat 30% U.S. federal income tax on the gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses (even though such holder is not considered a resident of the United States) provided such non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the amortizing notes and on our common stock made to certain U.S. holders and may be filed in connection with the proceeds from a sale or other disposition (or deemed disposition) of the Units, purchase contracts, amortizing notes or our common stock by such U.S. holders. In addition, certain U.S. holders may be subject to backup withholding in respect of payments on the amortizing notes or our common stock or in connection with the proceeds from a sale or other disposition (or deemed disposition) of the Units, purchase contracts, amortizing notes or our common stock if they do not provide their taxpayer identification numbers to the applicable withholding agent. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are not U.S. holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a U.S. or non-U.S. holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (commonly known as FATCA), a holder of Units, purchase contracts, amortizing notes or our common stock generally will be subject to 30% U.S. withholding tax on certain payments made (or deemed made) on such instruments if the holder (i) is, or holds our notes or common stock through, a foreign financial institution that has not entered into an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons, or that has been designated as a “nonparticipating foreign financial institution” if it is subject to an intergovernmental agreement between the United States and a foreign country, or (ii) fails to provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners, or an exemption is otherwise not available. The adoption of, or implementation of, an intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations, may modify these requirements. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of Units, purchase contracts, amortizing notes or our common stock on or after January 1, 2019, recently proposed U.S. Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Although these recent Treasury regulations are not final, holders generally may rely on them until final U.S. Treasury regulations are issued. If any taxes were to be deducted or withheld from any payments in respect of the notes or our common stock as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid to holders as a result of the deduction or withholding of such tax. Prospective investors should consult their own tax advisors on how these rules may apply to their investment in the Units, the purchase contracts, the amortizing notes or our common stock.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC are acting as representatives, have severally agreed to purchase, and we have agreed to sell to them, severally, the number of Units indicated below:

Underwriter	Number of Units
J.P. Morgan Securities LLC
Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Citizens Capital Markets, Inc.
Goldman Sachs & Co. LLC
HSBC Securities (USA) Inc.

Total

The underwriters and the representatives are collectively referred to as the “underwriters” and the “representatives,” respectively. The underwriters are offering the Units subject to their acceptance of the Units from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Units offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Units offered by this prospectus supplement if any such Units are taken. However, the underwriters are not required to take or pay for the Units covered by the underwriters’ option to purchase additional Units described below.

The underwriters initially propose to offer part of the Units directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers. After the initial offering of the Units, the offering price and other selling terms may from time to time be varied by the representatives. Sales and shares made outside of the United States may be made by affiliated of the underwriters.

We have granted to the underwriters an option, exercisable for 13 days from the date of this prospectus supplement, to purchase up to 600,000 additional Units at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts. Any additional Units purchased pursuant to this option must be delivered and paid for no later than the twelfth day after the date on which the initial Units are delivered and paid for pursuant to this prospectus supplement. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional Units as the number listed next to the underwriter’s name in the preceding table bears to the total number of Units listed next to the names of all underwriters in the preceding table.

One or more entities affiliated with Mitchell Rales, the Chairman of our Board, or Steven Rales, one of our current stockholders, have indicated an interest in purchasing up to 500,000 Units (representing an aggregate stated amount of up to $50 million) in this offering at the public offering price for investment purposes. However, because indications of interest are not binding agreements or commitments to purchase, the underwriters may determine to sell more, fewer or no Units in this offering to any of these Affiliated Entities and any of these Affiliated Entities may determine to purchase more, fewer or no Units in this offering. The underwriters will not receive any underwriting discounts or commissions on any Units sold to the Affiliated Entities. Mitchell Rales, our other directors and executive officers and certain of our significant shareholders have entered into lock-up agreements with the underwriters as described below, although Steven Rales and any Affiliated Entities with respect to Steven Rales are not entering in any lock-up agreements with the underwriters. As a result, to the extent that Steven Rales and/or any Affiliated Entities with respect to Steven Rales purchase Units in this offering for investment purposes, those Units will not be subject to the restrictions under the lock-up agreements described below.

The underwriting fee is equal to the public offering price per Unit less the amount paid by the underwriters to us per Unit. The underwriting fee is $            per Unit. The following table shows the per Unit and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional Units.

	Without option to purchase additional Units exercise	With full option to purchase additional Units exercise
Per Unit	$	$
Total	$	$

The prospectus supplement and the accompanying prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 90 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued upon the exercise of options granted under our existing stock option plans.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with Rule 13d-3 of the Exchange Act and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, (3) publicly announce any intention to engage in any transactions described in clauses (1) or (2) above, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (4) make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for our common stock. As described above, Steven Rales and any Affiliated Entities with respect to Steven Rales will not be subject to any lock-up agreement or the restrictions described above, whether with respect to any Units purchased in this offering or otherwise

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $             . We have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with this offering in an amount up to $             .

The Units are a new issue of securities with no established trading market. We have applied to list the Units on the NYSE under the symbol “CFXA,” subject to satisfaction of its minimum listing standards with respect to the Units. If the Units are approved for listing, we expect trading on the NYSE to begin within 30 calendar days after the Units are first issued.

In order to facilitate the offering of the Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Units. Specifically, the underwriters may sell more Units than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of Units available for purchase by the underwriters under the option to purchase additional Units. The underwriters can close out a covered short sale by exercising the option of purchasing Units in the open market. In determining the source of Units to close out a covered short sale, the underwriters will consider, among other things, the open market price of Units compared to the price available under the option. The underwriters may also sell Units in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, Units in the open market to stabilize the price of the Units. These activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of the Units. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that underwriters may be required to make in respect of those liabilities.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging. financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, J.P. Morgan Securities LLC has acted as our financial adviser in connection with the Acquisition. Affiliates of several of the underwriters have committed to act as arrangers, agents and/or lenders under the new credit facilities and the Bridge Facility, which commitments will be reduced by the amount of this offering in accordance with the terms of the Commitment Letter, as described in “The Transactions—The Financing Transactions”. As such, these affiliates will receive their proportionate shares of repayments of any amount outstanding under our existing revolving credit facility out of the net proceeds of this offering. Some of the underwriters and their respective affiliates are or will be lenders under the new credit facilities and the Bridge Facility, and funding of the Acquisition with the proceeds from this offering and the offering of debt securities will result in the reduction of the lenders’ obligations under the Bridge Facility.

In addition, we have granted certain of the underwriters the right to participate in any public or private offering of securities by us relating to the DJO Acquisition, subject to certain limitations.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Canada

The Units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Units are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Units or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Units or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Units in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Units. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

In addition, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or persons falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other persons to whom it may otherwise lawfully be distributed (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to, and will be engaged in only with, relevant persons.

Switzerland

Each underwriter represents, warrants and agrees that it has not be publicly offered, sold or advertised any Units, directly or indirectly, in, into or from Switzerland and that the Units will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Units constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this prospectus supplement nor any other offering or marketing material relating to the Units may be publicly distributed or otherwise made publicly available in Switzerland.

Australia

This prospectus supplement:

•	does not constitute a disclosure document under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Hong Kong

Each underwriter has represented and agreed that: (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Units other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of that Ordinance; and (2) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Units, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, as amended (the “Financial Instruments and Exchange Law”), and each underwriter will not offer or sell any of the Units, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Units may not be circulated or distributed, nor may the Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Units are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferred within six months after that corporation or that trust has acquired the Units under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or(3) the transfer is by operation of law.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Units are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an “Exempt Offer” in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

United Arab Emirates

The securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Units offered under this prospectus supplement will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York. Certain legal matters relating to the offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of Colfax Corporation appearing in Colfax Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2017 (including schedule appearing therein), and the effectiveness of Colfax Corporation’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of DJO Global, Inc. and its subsidiaries for the years ended December 31, 2015, 2016 and 2017, incorporated by reference in this prospectus supplement, have been audited by Ernst & Young, independent auditors, as set forth in their report thereon incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 (File No. 333-223067) with respect to the securities offered hereby. This prospectus supplement does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

Statements contained in this prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

We also make our annual, quarterly and current reports, proxy statements and other information available free of charge on our investor relations website, http://ir.colfaxcorp.com, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at http://ir.colfaxcorp.com. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, NY 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 16, 2018 (File No. 001-34045);

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2018, June 29, 2018 and September 28, 2018, filed with the SEC on May 3, 2018, August 6, 2018 and October 25, 2018, respectively (File No. 001-34045);

•	our Current Reports on Form 8-K filed with the SEC on May 21, 2018, November 19, 2018, December 18, 2018 and January 7, 2019 (File No. 001-34045);

•

the portions of our Proxy Statement filed with the SEC on April 5, 2018 (File No. 001-34045) incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 16, 2018 (File No. 001-34045);

•

the description of our common stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A, filed with the SEC on May 5, 2008 (File No. 001-34045), registering our common stock pursuant to Section 12(b) of the Exchange Act, including any and all amendments and reports filed under Section 13(a) or 15(d) of the Exchange Act for the purpose of updating such description; and

•	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering;

provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Colfax Corporation

Attn: Corporate Secretary

420 National Business Parkway, 5th Floor

Annapolis Junction, MD 20701

(301) 323-9000

You should rely only on the information incorporated by reference or provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with other information.

PROSPECTUS

COLFAX CORPORATION

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell our senior or subordinated debt securities, common stock or preferred stock, either separately or represented by warrants, depositary shares or purchase contracts, as well as units that include any of these securities or securities of other entities. The senior or subordinated debt securities may consist of debentures, notes or other types of debt. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “CFX.” The senior or subordinated debt securities, preferred stock, warrants and purchase contracts may be convertible or exercisable or exchangeable for common or preferred stock or other securities of ours or debt or equity securities of one or more other entities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our principal executive offices are located at 420 National Business Parkway, 5th Floor, Annapolis Junction, Maryland 20701. Our telephone number is (301) 323-9000.

Investing in our securities involves certain risks. See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 16, 2018

i

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, DC 20549, and you may obtain copies from the SEC at prescribed rates.

Statements contained in this prospectus, any prospectus supplement and any free writing prospectus that we have authorized, or that are incorporated by reference into this prospectus or a prospectus supplement, about the provisions or contents of any agreement or other document are not necessarily complete. If SEC rules and regulations require that any agreement or document be filed as an exhibit to the registration statement and we file the agreement or document, you should refer to that agreement or document for a complete description of these matters.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).

We also make our annual, quarterly and current reports, proxy statements and other information available free of charge on our investor relations website, http://ir.colfaxcorp.com, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at http://ir.colfaxcorp.com.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to the “registrant,” “we,” “us,” and “our” refer to Colfax Corporation and its subsidiaries.

ABOUT THE COMPANY

We a leading diversified industrial technology company that provides air & gas handling and fabrication technology products and services to customers around the world under the Howden and ESAB brands.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 16, 2018 (File No. 001-34045);

•	Our Proxy Statement filed with the SEC on April 4, 2017 (File No. 001-34045);

•

The description of our common stock, par value $0.001 per share, contained in the Registration Statement on Form 8-A registration statement, filed with the SEC on May 5, 2008 (File No. 001-34045), registering

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our common stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any and all amendments and reports filed under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 for the purpose of updating such description; and

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Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized and incorporated by reference in this prospectus, if such person makes a written or oral request directed to:

Colfax Corporation

ATTN: Corporate Secretary

420 National Business Parkway, 5th Floor

Annapolis Junction, Maryland 20701

(301) 323-9000

You should rely only on the information incorporated by reference or provided in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with other information.

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of securities under this prospectus. We will not receive the net proceeds of any sales by selling security holders. Unless otherwise stated in the applicable prospectus supplement, we will use the proceeds of any offering for general corporate purposes, which may include repayment of debt, acquisitions, additions to working capital and capital expenditures.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratios of earnings to fixed charges and dividends on preferred stock for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Years Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges	0.72x	5.85x	4.56x	5.81x	2.87x
Ratio of earnings to fixed charges and dividends on preferred stock	0.72x	5.85x	4.56x	5.64x	2.59x

The ratios were computed on a consolidated basis. Earnings represent pretax income from continuing operations before adjustment for equity investees, plus fixed charges. Fixed charges represent interest charges, amortization of debt costs, and interest portion of rental expense, and for the ratio of earnings to fixed charges and dividends on preferred stock, also includes preferred stock dividends.

DESCRIPTION OF SECURITIES

We will set forth in the applicable prospectus supplement a description of the senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units that may be offered under this prospectus.

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Any senior debt securities offered under this prospectus will be governed by a senior debt indenture, and any subordinated debt securities offered under this prospectus will be governed by a subordinated debt indenture. The forms of both indentures have been filed as exhibits hereto.

PLAN OF DISTRIBUTION

We will set forth in the applicable prospectus supplement a description of the plan of distribution for the securities to be offered under the supplement. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

SELLING SECURITY HOLDERS

We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP will pass upon the validity of any securities issued under this prospectus. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements of Colfax Corporation appearing in Colfax Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2017 including the schedule appearing therein, and the effectiveness of Colfax Corporation’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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4,000,000 Units

    % TANGIBLE EQUITY UNITS

Preliminary Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan

Credit Suisse

Barclays

BNP PARIBAS

Citigroup

Citizens Capital Markets

Goldman Sachs & Co. LLC

HSBC

                , 2019